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Index to Financial Statements

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-196738

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated June 14, 2014.

$300,000,000

Allegiant Travel Company

         % Senior Notes due 2019

          Allegiant Travel Company ("Allegiant," the "Company," "we" or "us") will pay interest on the notes on                          and                           of each year. The first such payment will be made on                          , 2014. The notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Our obligations under the notes will be fully and unconditionally guaranteed by our wholly-owned domestic subsidiaries (the "Guarantors").

          We may redeem all or part of the notes at a redemption price equal to 100% of the principal amount of the notes plus an applicable make-whole premium and accrued and unpaid interest. See "Description of the Notes — Optional Redemption." If we undergo certain change of control transactions, we must offer to repurchase the notes. See "Description of the Notes — Certain Covenants — Change of Control Offer to Purchase."

          The notes will be our senior unsecured obligations and the note guarantees will be the senior unsecured obligation of the Guarantors. The notes and the note guarantees will rank pari passu in right of payment with all of our and the Guarantors' respective existing and future senior indebtedness and senior in right of payment to all of our and the Guarantors' respective future senior subordinated and subordinated indebtedness. The notes and the note guarantees will be effectively subordinated to all of our and the Guarantors' respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The notes will also be structurally subordinated to all existing and future indebtedness of our non-guarantor subsidiaries.

          Prior to this offering, there is no public market for these notes. The notes will not be listed on any securities exchange or quoted on any automated quotation system.

          Investing in the notes involves risks. See "Risk Factors" beginning on page S-19 of this prospectus supplement.

          Neither the Securities and Exchange Commission nor any state or other securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note		Total
Initial public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to Allegiant		%	$

          The initial public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from June     , 2014 and must be paid by the purchasers if the notes are delivered after June     , 2014.

          The underwriter expects to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on June     , 2014.

Goldman, Sachs & Co.

Prospectus Supplement dated June     , 2014.

Allegiant Route Map
As of June 1, 2014

ABOUT THIS PROSPECTUS SUPPLEMENT

          This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus are part of a "shelf" registration statement that we filed with the Securities and Exchange Commission (the "Commission"). The shelf registration statement was declared effective by the Commission upon filing. By using a shelf registration statement, we may sell any combination of the securities described in the base prospectus from time to time in one or more offerings. In this prospectus supplement, we provide you with specific information about the terms of this offering. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the Commission. Neither we nor the underwriter has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other Commission filing, either from the Commission or from the Secretary of Allegiant Travel Company as described under "Where You Can Find More Information" in this prospectus supplement. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement and the accompanying base prospectus is accurate as of any date other than the date printed on their respective covers.

MARKET DATA

          Market, industry and competitive position data presented throughout this prospectus supplement has been obtained from a combination of our own internal company surveys, the good faith estimates of management and various trade associations and publications. While we believe our internal surveys, third-party information, industry data, estimates of management and data from trade associations are reliable, neither we nor the Underwriter has verified this data with any independent sources. This information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. These estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under "Risk Factors" and "Forward-Looking Statements." As a result, you should be aware that such market, industry and competitive position data presented in this prospectus supplement, and estimates and beliefs based on that data, may not be reliable. Accordingly, neither we nor the Underwriter makes any representations as to the accuracy or completeness of that data.

NON-GAAP FINANCIAL MEASURES

          EBITDA and EBITDAR, as presented in this prospectus supplement, and certain other financial information, are supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP"). They are not measurements of our financial performance under GAAP and should not be considered in isolation or as an alternative to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

S-i

          We define "EBITDA" as earnings before interest, taxes, depreciation and amortization and "EBITDAR" as EBITDA plus aircraft lease rentals. We caution investors that amounts presented in accordance with these definitions may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate EBITDA and EBITDAR in the same manner.

          We use EBITDA and EBITDAR to evaluate our operating performance and liquidity and they are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures.

          EBITDA and EBITDAR have important limitations as analytical tools. These limitations include the following:

  •
  EBITDA and EBITDAR do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

  •
  EBITDAR does not reflect amounts paid to lease aircraft;

  •
  EBITDA and EBITDAR do not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

  •
  although depreciation and amortization are non cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA and EBITDAR do not reflect the cash required to fund such replacements; and

  •
  other companies in our industry may calculate EBITDA and EBITDAR differently than we do, limiting their usefulness as comparative measures.

          See "Selected Financial and Operating Information" for a quantitative reconciliation of EBITDA and EBITDAR to the most directly comparable GAAP financial performance measure, which we believe is net income.

          We are also reflecting in this prospectus supplement certain other non-GAAP financial measures including lease adjusted debt, as further adjusted EBITDAR, as further adjusted EBITDA, as further adjusted cash, cash equivalents and investments, as further adjusted total debt and as further adjusted lease adjusted debt. We use lease adjusted debt to illustrate the amount of debt we would have if aircraft lease rental expense were considered to be debt based on a multiple of seven times the amount of aircraft lease rental expense in the applicable period. We use the "as further adjusted" measures to illustrate how each of these measures would have been calculated based on our actual performance during the twelve-month period ended March 31, 2014, and on the assumption we had completed certain transactions described in this prospectus supplement at the beginning of the twelve-month period ended, or as of, March 31, 2014, as applicable.

          See "Selected Financial and Operating Information" for a quantitative reconciliation of each of these measures to what we believe to be the most directly comparable GAAP measure.

FORWARD-LOOKING STATEMENTS

          We have made forward-looking statements in this prospectus supplement and in the documents incorporated by reference herein that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, future service to be provided and the effects of future regulation and competition.

S-ii

Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," "project" or similar expressions.

          Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements may be found in the section entitled "Risk Factors". These risk factors include, without limitation, volatility of fuel costs, labor issues, the effect of economic conditions on leisure travel, debt covenants, terrorist attacks, risks inherent to airlines, our introduction of an additional aircraft type, demand for air services to our leisure destinations from the markets served by us, our dependence on our leisure destination markets, the competitive environment, an accident involving or problems with our aircraft, our reliance on our automated systems, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in markets in which we operate, aging aircraft and other governmental regulation, increases in maintenance costs and cyclical and seasonal fluctuations in our operating results.

          Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

S-iii

Prospectus Supplement

Base Prospectus

S-iv

 PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights certain information contained elsewhere in this prospectus supplement or incorporated by reference herein. Because this is only a summary, it does not contain all the information that you may consider important in making your investment decision to purchase the notes. The following summary should be read together with the more detailed information, including our consolidated financial statements and the related notes, appearing elsewhere in this prospectus supplement or incorporated by reference herein. References to "Allegiant," "we," "us," and "our" refer to Allegiant Travel Company and its subsidiaries on a consolidated basis.

Business Overview

          We are a leisure travel company focused on providing travel services and products to residents of small, underserved cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. We operate a low-cost passenger airline marketed to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. In addition, we provide air transportation under fixed-fee flying arrangements. Our developed route network, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us. For the twelve months ended March 31, 2014, we had total operating revenues of $1.03 billion, EBITDA of $231.3 million, net income of $94.0 million and carried 7.4 million passengers across 227 routes covering 100 cities. For a reconciliation of EBITDA to its most comparable GAAP measure (which we believe is net income), see "Summary Financial and Operating Data."

          Our business model provides for the following diversified revenue streams, which we believe distinguish us from other U.S. airlines and travel companies:

  •
  Scheduled service revenue consists of the base air fare for our nonstop flights between our small city markets and our leisure destinations. We set our base prices at attractive levels to stimulate travel, and we have achieved a scheduled service load factor of approximately 88.8 percent or more in each of the last six years.

  •
  Ancillary revenue consists of optional air-related charges and third-party products. These optional air-related charges include baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, food and beverage purchases on board and other air-related services. We also generate revenue from the sale of third-party products such as hotel rooms, ground transportation (rental cars and hotel shuttle products) and attraction and show tickets. We recognize our ancillary revenue net of amounts paid to service providers, travel agent commissions and credit card processing fees.

  •
  Fixed-fee contract revenue consists of air transportation that we provide through fixed-fee agreements and charter service on a year-round and ad hoc basis.

  •
  Other revenue consists principally of lease payments on aircraft or engines that we own and are being leased to third parties. We may temporarily act as lessor when we have opportunistically acquired an aircraft or engine while it was on lease to a third party. Upon the expiry of the lease, we will seek to operate the asset ourselves.

          Our strategy is to profitably serve the leisure travel market in small, underserved cities by providing nonstop, low fare, scheduled service to leisure destinations at low prices that stimulate demand. We manage our capacity with a goal of being profitable on each route. We have established a route network with a national footprint, providing service on 231 routes between 85 small cities and 13 leisure destinations, and serving 40 states based on our published schedule as of June 1, 2014. We currently provide service to popular leisure destinations including Las Vegas, Orlando, and Phoenix, as well as other Florida, California and Hawaii destinations. Our focus on the leisure customer allows us to eliminate the costly complexity burdening others in our industry in their goal to serve a wide variety of customers, particularly most other airlines who target business customers.

          Our business strategy has evolved as our experienced management team has looked differently at the traditional business model used in the airline and travel industry. We have consciously developed a different approach:

Traditional Airline Approach	Allegiant Approach
• Focus on business and leisure customers	• Focus on leisure traveler
• Provide high frequency service from big cities	• Provide low frequency service from small cities
• Use smaller aircraft to provide connecting service from smaller markets through hubs	• Use larger jet aircraft to provide nonstop service from small cities direct to leisure destinations
• Bundled pricing	• Unbundled pricing of air-related services and products
• Sell through various intermediaries	• Sell only directly to travelers
• Offer flight connections	• No connecting flights offered
• Use code-share arrangements to increase passenger traffic	• Do not use code-share arrangements

General Information

          Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus supplement the information on or accessible through our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

Our Competitive Strengths

          We have developed a unique business model that focuses on leisure travelers in small cities. We believe the following strengths allow us to maintain a competitive advantage in the markets we serve:

          Focus on Transporting Customers From Small Cities to Leisure Destinations.    Based on our published schedule as of June 1, 2014, we provide nonstop low fare scheduled air service (including seasonal service) from 85 small cities to 13 leisure destinations including Las Vegas, Orlando, and Phoenix, as well as other Florida, California and Hawaii destinations. We have a nationwide footprint providing service in 40 states in every region in the country. Generally, when we enter a new market, there is no existing nonstop service to such leisure destination in that market. We believe small cities represent a large underserved market, especially for leisure travel. We believe this nonstop service, along with our low prices and premier leisure company relationships, makes it attractive for leisure travelers to purchase air travel and related services from us. The size of these markets and our focus on the leisure customer allow us to adequately serve our markets with less frequency and to vary our capacity to match seasonal and day of the week demand patterns.

          By focusing on small cities, we believe we avoid the intense competition presently seen in high traffic domestic air corridors. In our typical small city market, travelers faced high airfares and cumbersome connections or long drives to major airports to reach our leisure destinations before we started providing service. Based on our published schedule as of June 1, 2014, we are the only carrier providing nonstop service on over 90 percent of our 231 routes. We believe our market strategy has had the benefit of not appearing hostile to either legacy carriers, whose historical focus has been connecting small cities to business markets, or traditional low cost carriers ("LCCs"), which have tended to focus more on larger markets than the small city markets we serve.

          Low Operating Costs.    We believe low costs are essential to competitive success in the airline industry. Our operating expense per available seat mile ("CASM") was 10.33¢ in 2013 and 10.30¢ for first quarter of 2014. Excluding the cost of fuel, our operating CASM was 5.60¢ for 2013 and 5.72¢ for the first quarter of 2014.

          Our low operating costs are the result of our focus on the following:

  •
  Cost-Driven Schedule.  We design our flight schedule to concentrate our aircraft each night in our crew bases. This concentration allows us to better utilize personnel, airport facilities, aircraft, spare parts inventories and other assets. We can do this because we believe leisure travelers are generally less concerned about departure and arrival times than business travelers. Therefore, we are able to schedule flights at times that enable us to reduce our costs but are desirable for our leisure customer base.

  •
  Low Aircraft Ownership Costs.  We believe we properly balance low aircraft ownership costs and operating costs to minimize our total costs. As of June 1, 2014, our operating fleet consists of 53 MD-80 series aircraft, ten Airbus A320 series aircraft and six Boeing 757-200 aircraft. We plan to use the proceeds from this offering and cash on hand to acquire 21 additional A320 series aircraft which we are expecting to bring into operation through 2018. See "— Contemplated Aircraft Transactions." Our fleet has been substantially less expensive to acquire than newer narrow body aircraft allowing us to maintain low aircraft ownership costs consistent with our business model.

  •
  Highly Productive Workforce.  We believe we have one of the most productive workforces in the U.S. airline industry with approximately 32 full-time equivalent employees per operating aircraft as of June 1, 2014. We believe this compares favorably with the same ratio for other airlines based on recent publicly available industry data. Our high level of employee productivity is created by fleet commonality, fewer unproductive labor work rules, cost-driven scheduling, and the effective use of automation and part-time employees. We outsource heavy maintenance, stations and other functions where desirable in an effort to reduce costs using reliable third-party service providers.

  •
  Simple Product.  We believe offering a simple product is critical to achieving low operating costs. As such, we sell only nonstop flights; we do not code-share or interline with other carriers; we have a single class cabin; we do not provide any free catered items — everything on board is for sale; we do not overbook our flights; we do not provide cargo or mail services; and we do not offer other perks such as airport lounges.

  •
  Low Distribution Costs.  Our nontraditional approach results in very low distribution costs. We do not sell our product through outside sales channels and, as such, avoid the fees charged by travel web sites (such as Expedia, Orbitz or Travelocity) and the traditional global distribution systems ("GDS") (such as Sabre or Worldspan). Our customers can only purchase travel at our airport ticket counters or, for a fee, through our telephone reservation center or website. We actively encourage sales on our website and had 29 million unique visitors in 2013. This is the least expensive form of distribution and accounted for approximately 92 percent of our scheduled service revenue in 2013. We believe our percentage of website sales is among the highest in the U.S. airline industry.

  •
  Small city market airports.  Our business model focuses on residents of small cities in the United States. Typically the airports in these small cities have lower operating costs than airports in larger cities. These lower costs are driven by less expensive passenger facilities, landing and ground service charges. In addition to inexpensive airport costs, many of our small cities provide marketing support which results in lower marketing costs.

          Strong Ancillary Revenues.    We believe most leisure travelers are concerned primarily with purchasing air travel for the least expensive price. As such, since 2005, we have unbundled the air transportation product by charging fees for services many U.S. airlines historically bundled in their product offering. We offer a simple base product at an attractive low fare which enables us to stimulate demand and we generate incremental revenue as customers pay additional amounts for conveniences they value. In addition, our third-party product offerings allow our customers the opportunity to purchase hotels, rental cars, show tickets, and tickets to other attractions. Our ancillary revenues have grown from $114.6 million in 2008, to $324.9 million in 2013, representing 22.7 percent and 32.6 percent of total operating revenues, respectively. We recorded $96.1 million of ancillary revenue in first quarter 2014. We believe ancillary revenue will continue to be a key component in our total average fare as we believe leisure passengers are less sensitive to ancillary fees than average base fare. We have proven during 2009 that we can sustain our ancillary revenue per-passenger levels even in a difficult economic environment.

          The following chart shows the breakdown of our ancillary revenue between air-related revenue and third-party revenue and the percentage of our total fare represented by ancillary revenue each year. We believe our ancillary revenue per passenger and percentage of total fare represented by ancillary charges are one of the highest in our industry and provide a consistent source of revenue.

*
LTM figures are for twelve months ended March 31, 2014.

          Capacity Management.    We actively manage our seat capacity to match leisure demand patterns. We believe our ability to quickly adjust capacity allows us to operate profitably throughout a changing environment. During 2013, our average system block hours per aircraft per day, was 5.5 system block hours for the full year. During our peak demand period in March 2013 we averaged 7.1 system block hours per aircraft per day while in September 2013, our lowest month for demand, we averaged 3.9 system block hours per aircraft per day. We averaged 6.9 system block hours per aircraft per day during March 2014.

          Our management of seat capacity also includes changes in weekly frequency of certain markets based on identified peak and off-peak travel demand throughout the year. Unlike other carriers which provide a fairly consistent number of flights every day of the week, we concentrate our flights on high demand leisure travel days and fly only a very small portion of our schedule on low demand days such as Tuesdays and Wednesdays. For example, on Tuesdays, we fly 1 percent and 3 percent of the weekly total flights to Las Vegas and Orlando, respectively.

          With our ability to generate strong ancillary revenue and the ability to spread out our costs over a larger number of passengers, we price our fares and actively manage our capacity to target a 90 percent load factor which has allowed us to operate profitably throughout periods of high fuel prices and economic recessions. In addition, we believe our low cost aircraft facilitate our ability to adjust service levels quickly and maintain profitability during difficult economic times.

          Strong Financial Position.    We have a strong financial position with significant cash balances. On March 31, 2014, we had $365.8 million of cash, cash equivalents and investment securities (excluding restricted cash) and $229.3 million of total debt. As adjusted for this transaction, the Second Quarter Finance Transactions defined under "Recent Developments" below and the SPC Aircraft Acquisitions defined under "Contemplated Aircraft Transactions" below, we would have had $524.4 million of cash, cash equivalents and investments (excluding restricted cash) and $627.2 million of total debt. We also have a history of growing profitably, having 45 consecutive quarters with positive pre-tax earnings(1) and positive EBITDA. We also prudently manage our capital deployments through conservative fleet growth and modest leverage. We believe our strong financial position and discipline regarding use of capital allows us to have greater financial flexibility to grow the business and weather sudden industry disruptions.

          Proven Management Team.    We have a strong management team comprised of experienced and motivated individuals. Our management team is led by Maurice J. Gallagher, Jr. and Andrew C. Levy, each of whom has an extensive background in the airline industry. Mr. Gallagher was the president of WestAir Holdings, Inc. and built WestAir into one of the largest regional airlines in the U.S. prior to its sale in 1992 to Mesa Air Group. He was also one of the founders of ValuJet, Inc., which is known today as AirTran Holdings, Inc. Mr. Levy was a former manager of ValuJet where he quickly advanced into roles of increasing responsibility and later worked for an airline investment and advisory firm.

Our Business Strategy

          To continue the growth of our business and increase our profitability, our strategy will be to continue to offer air travel service at low fares, while maintaining high quality standards, keeping our operating costs low and pursuing ways to make our operations more efficient. We intend to grow by entering additional small cities, connecting our existing small cities to more of our leisure destinations, providing service to more leisure destinations and expanding our relationships with premier leisure companies.

          The following are the key elements of our strategy:

          Capitalize on Significant Growth Opportunities in Transporting Customers from Small Cities to Leisure Destinations.    We believe small cities represent a large underserved market, especially for leisure travel. We believe small city travelers have limited travel options to leisure destinations as existing carriers are generally focused on connecting the small city "spokes" to

(1)
Excluding non-cash mark to market hedge adjustments prior to 2008.

their business hubs. We aim to become the premier travel brand for leisure travelers in the small cities we serve. Since the beginning of 2004, we have expanded our scheduled air service (including seasonal service) from six to 85 small cities based on our published schedule as of June 1, 2014. In most of these cities, we provide service to more than one of our leisure destinations. We believe our business plan would be sustainable through the addition of new cities in the U.S., Canada, Mexico and the Caribbean.

          Develop New Sources of Revenue.    We have identified three key areas where we have built and believe we can continue to grow our ancillary revenues:

  •
  Unbundling the Traditional Airline Product.  We believe most leisure travelers are concerned primarily with purchasing air travel for the least expensive price. As such, we have created new sources of revenue by charging fees for services many U.S. airlines historically bundled in their product offering (such as baggage fees, including fees for carry ons). We believe by offering a simple base product at an attractive low fare we can drive demand and generate incremental revenue as customers pay additional amounts for conveniences they value. For example, we do not offer complimentary advance seat assignments; however, any customer can purchase advance seat assignments for a small incremental cost. We also sell snacks and beverages on board the aircraft so our customers can pay for only the items they value. We aim to continue to increase ancillary revenue by optimizing existing products and adding new products in the future.

  •
  Expand and Add Partnerships with Premier Leisure Companies.  We currently work with many premier leisure companies in our leisure destinations that provide ancillary products and services we sell to our customers. For example, we have arrangements with approximately 650 hotel and casino resort properties throughout the country, which allow us to provide hotel rooms in packages sold to our customers. In addition, we have an agreement with Enterprise Holdings Inc. for the sale of rental cars packaged with air travel. During 2013, we generated revenue from the sale of 595,697 hotel rooms and we generated revenue from the sale of 143,760 hotel rooms in the first quarter of 2014. By expanding our existing relationships and seeking additional partnerships with premier leisure companies, we believe we can increase the number of products and services offered to our customers and generate more ancillary revenue.

  •
  Leverage Direct Relationships With Our Customers.  Since approximately 92 percent (during 2013) and 94 percent (in the first quarter of 2014) of our bookings are purchased directly through our website, we are able to establish direct relationships with our customers by capturing their email addresses for our database. This information provides us multiple opportunities to market products and services, including at the time they purchase their travel, between the time they purchase and initiate their travel, and after they have completed their travel. In addition, we market products and services to our customers during the flight. We believe the breadth of options we can offer them allows us to provide a "one-stop" shopping solution to enhance their travel experience.

          Continue to Focus on Reducing Our Operating Costs.    We intend to continue to focus on reducing our costs to remain one of the lowest cost airlines in the world, which we believe is instrumental to increasing profitability. We expect to drive operational efficiency and reduce costs in part by growing our network and adding Airbus A320 series aircraft to our fleet which we expect will reduce our unit costs due primarily to higher fuel efficiency. For example, the fuel cost per passenger for our entire fleet for the twelve months ended March 31, 2014, was approximately $52 as compared to the per passenger fuel cost for our Airbus A320 series aircraft of approximately $44. The proceeds from the sale of the notes offered hereby will be used to fund the purchase of additional Airbus A320 series aircraft. See "Use of Proceeds."

          Minimize Fixed Costs to Increase Strategic Flexibility.    We believe our low aircraft ownership costs and the lower costs associated with our small city market strategy provide us with a lower level of fixed costs than other U.S. airlines. We believe our low level of fixed costs provides us with added flexibility in scheduling our services and controlling our profitability. For example, with lower fixed costs we are better able to quickly adjust capacity to suit market, fuel or economic conditions, enter or exit markets and match the size and utilization of our fleet to limit unprofitable flying and increase profitability.

Routes and Schedules

          Our current scheduled air service (including seasonal service) predominantly consists of limited frequency, nonstop flights into Las Vegas, Orlando, Phoenix and other Florida, California and Hawaii destinations from small cities across the continental United States. Our scheduled service route network as of June 1, 2014 is summarized below.

Routes to Orlando	53
Routes to Las Vegas	43
Routes to Phoenix	33
Routes to Tampa Bay/St. Petersburg	32
Routes to Punta Gorda	23
Routes to Los Angeles	16
Other routes	31

Total routes	231

Recent Developments

          During the first two months of second quarter 2014 (the period from April 1, 2014 through May 31, 2014), we generated approximately $178.9 million in total revenue and $28.1 million in operating income compared to $160.8 million of total revenue and $23.0 million of operating income for the same period in 2013. During the first two months of second quarter 2014, the number of our scheduled service passengers carried increased by 11 percent over the same period in 2013. Our scheduled service available seat miles ("ASMs") increased by 5.6 percent over the same period of the prior year on a 10.1 percent increase in scheduled service departures and a 3.9 percent decrease in scheduled service average stage length. As a result, our scheduled service load factor was essentially flat, 88.8 percent in the first two months of second quarter 2014 compared to 88.9 percent in the same period in 2013. We estimate our total revenue per scheduled service ASM during the first two months of second quarter 2014 to be up 5.7 percent over the same period in 2013. We estimate our CASM for the first two months of second quarter 2014 to have increased approximately 3.9 percent over the same period in 2013. All revenue and cost numbers for the quarter to date period are preliminary and are subject to adjustment based on quarter end reconciliations. In addition, the financial results for our two months ended May 31, 2014 may not be indicative of our actual results for the second quarter ending June 30, 2014. Our actual results for the second quarter ending June 30, 2014 may differ materially from these results due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and quarter end.

          The below financing transactions (the "Second Quarter Finance Transactions") would have materially impacted our March 31, 2014 balance sheet had they occurred in the first quarter of 2014.

          In April 2014, we prepaid in full the $121.1 million balance of our secured term loan due in March 2017. At the same time, we borrowed $45.3 million secured by 53 MD-80 aircraft under an amortizing variable rate note due in installments through April 2018, when a balloon payment would be due. In April and May 2014, we also prepaid the $8.5 million balance of a secured note originally due in June 2016.

          In May 2014, we borrowed $40.0 million secured by all of our Boeing 757 aircraft under an amortizing variable rate note due in installments through May 2018 when a balloon payment would be due.

          See "Capitalization" for further detail of the effect of the Second Quarter Finance Transactions.

Contemplated Aircraft Transactions

          We have entered into separate agreements to acquire the ownership interests in special purpose companies owning twelve Airbus A320 series aircraft currently on lease to a European carrier until 2018 (the "SPC Aircraft Acquisitions"). The purchase price for these aircraft is estimated to be approximately $236.1 million of which approximately $142.0 million will be by assumption of debt secured by the aircraft. The closing of each of the acquisitions is not conditioned upon the closing of the other acquisitions and such closings may occur at various dates in the future. A portion of the proceeds from the sale of the notes offered hereby will be used to fund the cash portion of the purchase price of each of these aircraft (estimated to be approximately $94.2 million if we close all twelve purchases in the second quarter of 2014 as currently planned). The total purchase price for the SPC Aircraft Acquisitions and the respective amounts to be paid in cash or through debt assumption will be subject to adjustment based on the timing of each of the transactions. Our intention is to bring these aircraft into our operating fleet upon the expiration of the current leases in 2018. During the term of the leases of these aircraft, we currently anticipate we would recognize other revenue of approximately $30.8 million per year from operating lease payments under the existing leases if we close all twelve purchases.

          We have also entered into purchase agreements or letters of intent to purchase an additional 12 Airbus A320 series aircraft. These include two aircraft already on lease to us, six aircraft we had previously contracted to lease in the future, two aircraft under previously announced purchase agreements and two additional aircraft under contracts entered into in 2014. Other than those two aircraft already in our possession and one aircraft to be purchased in 2016, we expect these aircraft to be purchased by us in 2014 and 2015. The total purchase price and estimated induction costs for the 11 aircraft to be purchased in 2014 and 2015 are estimated to be approximately $213.1million. We intend to use a portion of the net proceeds from the sale of the notes offered hereby together with cash on hand to acquire these aircraft.

          The closings of the transactions contemplated by the letters of intent referred to above are subject to definitive documentation and closing conditions which may not be satisfied. In addition, the closing of the acquisition of the aircraft under purchase agreements are subject to customary closing conditions, which may not be satisfied. The issuance of the notes offered hereby is not contingent on the closing of these transactions.

Corporate Structure

          The chart below illustrates the structure of Allegiant Travel Company as the parent company and sets forth information concerning the subsidiaries that will guarantee the notes offered hereby, along with certain financial information as of March 31, 2014, after giving effect to the Second Quarter Finance Transactions.

Corporate Structure

 THE OFFERING

          The summary below describes the principal terms of the notes and the note guarantees. Certain of the terms and conditions described below are subject to important limitations and exceptions. See "Description of the Notes" section of this prospectus supplement contains a more detailed description of the terms and conditions of the notes and note guarantees.

Issuer	Allegiant Travel Company, a Nevada corporation.
Notes Offered	$300,000,000 aggregate principal amount of % Senior Notes due 2019.
Maturity Date	, 2019.
Issue Price	100.00% plus accrued and unpaid interest, if any from , 2014.
Interest and Payment Dates

Interest on the notes will accrue at a rate of       % per annum on the principal amount from the date of original issuance of the notes, payable semi-annually in arrears on           and           of each year, beginning on                  , 2014.

Guarantors	All of the Company's wholly owned domestic subsidiaries will fully and unconditionally guarantee the notes.
Ranking

The notes and the note guarantees will rank pari passu in right of payment with all of our and the Guarantors' respective existing and future senior indebtedness and senior in right of payment to all of our and the Guarantors' respective future senior subordinated and subordinated indebtedness. The notes and the note guarantees will be effectively subordinated to all of our and the Guarantors' respective existing and future secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The notes will also be structurally subordinated to all existing and future indebtedness of our non-guarantor subsidiaries. The note guarantees will be effectively subordinated to all of our and the Guarantors' secured indebtedness to the extent of the value of the assets pledged to secure those obligations. The note guarantees will also be structurally subordinated to all of the indebtedness of Allegiant's non-guarantor subsidiaries.

As of March 31, 2014, after giving effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions and this offering, we would have had $627.2 million of indebtedness outstanding. For the three months ended March 31, 2014, our non-guarantor subsidiaries generated less than 0.1 percent of our operating revenues and none of our earnings from operations (as those entities recorded losses from operations), and as of March 31, 2014 our non-guarantor subsidiaries held approximately 0.5 percent of our total assets (excluding intercompany receivables) and had less than 0.1 percent of our total liabilities (including trade payables but excluding intercompany liabilities), all of which would be structurally senior to the notes.

Optional Redemption

We may, at our option, redeem the notes, in whole or in part at any time, at a redemption price equal to (1) 100% of the principal amount of the notes being redeemed plus (2) a make-whole amount, plus accrued and unpaid interest, if any, to (but not including) the redemption date. See "Description of the Notes — Optional Redemption."

Change of Control Offer

In the event of a specified Change of Control, each holder of notes may require us to repurchase its notes in whole or in part at a repurchase price of 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to (but not including) the repurchase date. See "Description of the Notes — Certain Covenants — Change of Control Offer to Purchase" and "Risk Factors — Risks Related to the Notes — We may be unable to repurchase the notes upon a change of control as required by the indenture governing the notes."

Certain Covenants	The notes will be issued under an indenture containing covenants that, among other things, will restrict the ability of Allegiant and the ability of its restricted subsidiaries to:
• pay dividends, redeem or repurchase stock or make other distributions or restricted payments;
• repay subordinated indebtedness;
• make certain loans and investments;
• incur indebtedness or issue preferred stock;
• incur or permit to exist certain liens;
• merge, consolidate or sell assets; and
• designate subsidiaries as unrestricted.

These covenants will be subject to a number of important exceptions and qualifications. For more details regarding these exceptions and qualifications, see "Description of the Notes — Certain Covenants."

The notes lack a "cross-default" event of default, or "judgment default" event of default and some covenants typically found in other comparably rated debt securities. See "Risk Factors — Risks Related to the Notes."

Use of Proceeds

We estimate that we will receive net proceeds of approximately $              million from this offering, after underwriting discounts and commissions and estimated offering expenses. We intend to use these net proceeds to pay for the purchase of the ownership interests in the special purpose companies owning the twelve Airbus A320 series aircraft on lease to a European carrier currently under contract (estimated to be approximately $94.2 million cash purchase price and $142.0 million in assumed debt for all twelve aircraft). We intend to use the remaining proceeds and cash on hand for the purchase of 11 Airbus A320 series aircraft under contract or letter of intent for purchase during 2014 and 2015 (approximately $213.1 million, including estimated induction costs). See "Prospectus Supplement Summary — Contemplated Aircraft Transactions." If we fail to close any of those transactions, any proceeds not used for those purposes are expected to be used to fund other aircraft acquisitions and for general corporate purposes.

Book-Entry Form

The notes will be issued in book-entry form and will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company, which we refer to as DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC, and any such interest may not be exchanged for certificated securities, except in limited circumstances described herein. See "Description of the Notes — Form and Settlement; Book-Entry System."

Absence of a Public Market for the Notes

The notes are new securities, and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriter has advised us that it currently intends to make a market in the notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the notes without notice.

We do not intend to apply for a listing of the notes on any securities exchange or to have the notes quoted on any automated quotation system.

U.S. Federal Income Tax Considerations

Holders are urged to consult their own tax advisors with respect to the federal, state, local and foreign tax consequences of purchasing, owning and disposing of the notes. See "Certain United States Federal Income Tax Considerations."

Trustee	The trustee for the notes is Wells Fargo Bank, National Association.
Governing Law	The indenture and the notes will be governed by the laws of the State of New York.

          You should refer to the section entitled "Risk Factors" and other information included or incorporated by reference in this prospectus supplement for an explanation of certain risks of investing in the notes.

 SUMMARY FINANCIAL AND OPERATING DATA

          The following tables set forth our summary consolidated financial and other information for the periods ended and as of the dates indicated. The summary consolidated statement of income data for each of the three years ended December 31, 2013 and the summary consolidated balance sheet data as of December 31, 2013 and 2012 were derived from our audited consolidated financial statements included in this prospectus supplement. The summary consolidated balance sheet data as of December 31, 2011 was derived from our audited consolidated financial statements not included in this prospectus supplement. The summary consolidated statement of income data for the three months ended March 31, 2014 and 2013 and summary consolidated balance sheet data as of March 31, 2014, was derived from our unaudited consolidated financial statements included in this prospectus supplement. Such interim data includes, in the opinion of management, all adjustments, which are of a normal recurring nature (other than non-recurring adjustments which have been separately disclosed), necessary for a fair presentation of the results for the interim periods presented. The summary consolidated financial and other information for the twelve months ended March 31, 2014 was derived from the financial statements for the nine months ended December 31, 2013 not included in this prospectus supplement and the three months ended March 31, 2014 included in this prospectus supplement. Historical results are not necessarily indicative of future results. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. You should read the data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included and incorporated by reference in this prospectus supplement.

	Three Months ended March 31,		Year ended December 31,			Twelve Months ended March 31,
	2013	2014	2011	2012	2013	2014
	(unaudited)					(unaudited)
	(in thousands)
STATEMENT OF INCOME DATA
OPERATING REVENUE
Scheduled service revenue	$179,933	$203,521	$514,984	$586,036	$651,318	$674,906
Fixed-fee contract revenue	5,187	2,646	43,690	42,905	17,462	14,921
Ancillary revenue:
Air-related charges	76,813	85,454	180,078	235,436	287,857	296,498
Third-party products	10,717	10,629	29,915	36,124	37,030	36,942

Total ancillary revenue	87,530	96,083	209,994	271,560	324,887	333,440
Other revenue	309	274	10,449	8,218	2,483	2,448

Total operating revenue	$272,959	$302,524	$779,117	$908,719	$996,150	$1,025,715
OPERATING EXPENSES
Aircraft fuel	108,491	108,949	330,657	378,195	385,558	386,016
Salary and benefits	41,162	46,439	119,856	133,295	158,627	163,904
Station operations	19,345	22,233	66,709	78,357	78,231	81,119
Maintenance and repairs	18,128	20,600	81,228	73,897	72,818	75,290
Sales and marketing	5,808	7,818	19,905	19,222	21,678	23,688
Aircraft lease rentals	303	9,429	1,101	—	9,227	18,353
Depreciation and amortization	16,892	18,431	41,975	57,503	69,264	70,803
Other	10,463	11,354	32,242	35,946	46,010	46,901

Total operating expenses	220,592	245,253	693,673	776,415	841,413	866,074
OPERATING INCOME	$52,367	$57,271	$85,444	$132,304	$154,737	$159,641
As a percent of total operating revenue	19.2%	18.9%	11.0%	14.6%	15.5%	15.6%
OTHER (INCOME) EXPENSE:
Loss (earnings) from unconsolidated affiliates, net	(38)	3	(9)	(99)	(393)	(352)
Other expense	—	—	—	—	—	—
Interest income	(262)	(205)	(1,236)	(983)	(1,043)	(986)
Interest expense	2,188	3,128	7,175	8,739	9,493	10,433

Total other expense	1,888	2,926	5,930	7,657	8,057	9,095
INCOME BEFORE INCOME TAXES	50,479	54,345	79,514	124,647	146,680	150,546
PROVISION FOR INCOME TAXES
Tax Provision	18,648	20,270	30,116	46,233	54,901	56,523
NET INCOME	$31,831	$34,075	$49,398	$78,414	$91,779	$94,023
Net loss attributable to non-controlling interest	(101)	(147)	—	(183)	(494)	(540)

NET INCOME ATTRIBUTABLE TO ALLEGIANT	31,932	34,222	49,398	78,597	92,273	94,563
STATEMENT OF CASH FLOW DATA
Net cash provided by (used in):
Operating activities	107,824	107,365	129,911	176,772	196,888	196,429
Investing activities	(55,463)	1,946	(208,223)	(208,827)	(192,832)	(135,423)
Financing activities	(25,311)	(116,904)	115,759	(29,128)	4,098	(87,495)
Capital Expenditures (aircraft acquisitions)	5,278	4,576	53,762	74,485	132,125	131,423
Capital Expenditures (total)	13,097	11,070	86,582	105,084	177,516	175,489
BALANCE SHEET DATA (AT END OF PERIOD)
Cash, cash equivalents and investments(1)	431,792	365,811	319,526	352,726	387,127	365,811
Property, plant and equipment, net	346,030	442,818	307,842	351,204	451,584	442,818
Total assets	859,253	904,242	706,743	798,194	930,191	904,242
Total long-term debt	148,001	229,339	146,069	150,852	234,300	229,339
Stockholder's equity	412,206	342,869	351,504	401,724	377,317	342,869
OTHER FINANCIAL DATA
EBITDAR(2)	69,701	85,275	128,529	190,089	234,115	249,687
EBITDA(2)	69,398	75,846	127,428	190,089	224,888	231,334
Total Lease Adjusted Debt(3)			153,775	150,852	298,888	357,808
As Further Adjusted EBITDAR(4)						279,627
As Further Adjusted EBITDA(4)						261,274
As Further Adjusted Interest Expense(4)						27,295
As Further Adjusted Cash, Cash Equivalents and Investments(1)(4)						524,421
As Further Adjusted Total Debt(4)						627,211
As Further Adjusted Lease Adjusted Debt(3)(4)						755,680
Ratio of As Further Adjusted Total Debt / As Further Adjusted EBITDA(4)						2.40x
Ratio of As Further Adjusted Net Debt / As Further Adjusted EBITDA(4)(5)						0.39x
Ratio of As Further Adjusted EBITDA / As Further Adjusted Interest Expense(4)						9.57x

	Three Months ended March 31,		Year ended December 31
	2013	2014	2011	2012	2013
	(unaudited)
OPERATING STATISTICS(6)
Passengers	1,844,658	2,045,028	5,776,462	6,591,707	7,103,375
Revenue passenger miles (RPMs) (thousands)	1,879,027	2,059,188	5,314,976	6,220,320	7,015,108
Available seat miles (ASMs) (thousands)	2,091,451	2,327,935	5,797,753	6,954,408	7,892,896
Load factor — scheduled service	89.8%	88.5%	91.7%	89.4%	88.9%
Average fare — scheduled service	$97.54	$99.52	$89.15	$88.90	$91.69
Average fare — ancillary air-related charges	$41.64	$41.79	$31.18	$35.72	$40.52
Average fare — ancillary third-party products	$5.81	$5.20	$5.18	$5.48	$5.21
Average fare — total	$144.99	$146.51	$125.51	$130.10	$137.43
Operating revenue per ASM (RASM) (cents)	12.62	12.71	12.24	12.14	12.23
Operating expense per ASM (CASM) (cents)	10.20	10.30	10.90	10.37	10.33
Operating CASM, excluding fuel (cents)	5.18	5.72	5.70	5.32	5.60
Total aircraft in service end of period	64	69	57	63	63
Number of airports served — scheduled service	89	100	79	88	99
Fuel gallons consumed (thousands)	31,025	33,207	96,999	109,257	116,370
Average fuel cost per gallon — systemwide	$3.41	$3.23	$3.30	$3.37	$3.25
Percent of sales through website during period	94.1%	94.3%	88.8%	90.1%	92.0%

(1)
Excludes restricted cash, but includes investment securities classified as long-term on our balance sheet.

(2)
"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. "EBITDAR" represents EBITDA plus aircraft lease rentals. EBITDA and EBITDAR are not calculations based on generally accepted accounting principles and should not be considered as alternatives to net income (loss) or operating income (loss) as indicators of our financial performance or to cash flow as measures of liquidity. In addition, our calculation may not be comparable to other similarly titled measures of other companies. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. We use EBITDA and EBITDAR to evaluate our operating performance and liquidity and they are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures.

EBITDA and EBITDAR have important limitations as analytical tools. These limitations include the following:

•
EBITDA and EBITDAR do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

•
EBITDAR does not reflect amounts paid to lease aircraft;

•
EBITDA and EBITDAR do not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

•
although depreciation and amortization are non cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA and EBITDAR do not reflect the cash required to fund such replacements; and

•
other companies in our industry may calculate EBITDA and EBITDAR differently than we do, limiting their usefulness as comparative measures.

  The following represents the reconciliation of net income to EBITDA and EBITDAR for the periods indicated below.

	Three Months ended March 31,		Year ended December 31,			Twelve Months ended March 31,
	2013	2014	2011	2012	2013	2014
	(unaudited)					(unaudited)
	(in thousands)
EBITDA & EBITDAR
Reconciliations:
Net income attributable to Allegiant	$31,932	$34,222	$49,398	$78,597	$92,273	$94,563
Plus (minus):
Interest expense, net	1,926	2,923	5,939	7,756	8,450	9,447
Income tax expense	18,648	20,270	30,116	46,233	54,901	56,523
Depreciation and amortization	16,892	18,431	41,975	57,503	69,264	70,803
EBITDA	$69,398	$75,846	$127,428	$190,089	$224,888	$231,334
Plus:
Aircraft lease rentals	303	9,429	1,101	—	9,227	18,353
EBITDAR	$69,701	$85,275	$128,529	$190,089	$234,115	$249,687
EBITDA						231,334
Pro forma Net Revenue from SPC Aircraft Acquisitions						29,940
As Further Adjusted EBITDA						261,274
Aircraft Lease Rentals						18,353
As Further Adjusted EBITDAR						279,627
(3)
Lease adjusted debt equals the amount of total debt as of the end of the period plus seven times the amount of lease rental expense during the period. We use lease adjusted debt to illustrate the amount of debt we would have had if aircraft lease rental expense were considered to be debt based on a multiple of seven times the amount of aircraft lease rental expense in the applicable period. The following is a reconciliation of lease adjusted debt to the most directly comparable GAAP measure, which we believe is total debt.

	As of December 31,			As of March 31, 2014
(in thousands)	2011	2012	2013
				(unaudited)
Total long-term debt	146,069	150,852	234,300	229,339
Aircraft lease rental expense x7	7,706	—	64,588	128,469

Lease Adjusted Debt	153,775	150,852	298,888	357,808
Increase in Debt from Second Quarter Finance Transactions, SPC Aircraft Acquisitions and notes offered hereby				397,872
As further adjusted lease adjusted debt				755,680
(4)
The as further adjusted data gives effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the issuance of the notes offered hereby (after underwriting discounts and other estimated fees and expenses associated with this offering) and the use of net proceeds therefrom. The net proceeds from the sale of the notes are estimates only. In determining as further adjusted EBITDAR, EBITDA and interest expense, we have given pro forma effect to the other revenue and related administrative expenses we would have recognized in the twelve-month period ended March 31, 2014 had the SPC Aircraft Acquisitions been closed as of the beginning of such period or, if later, the date as of which each aircraft was acquired by the respective entity and the amount of interest expense we estimate we would have recognized during such period under the debt from the Second Quarter Finance Transactions, under the debt assumed as part of the SPC Aircraft Acquisitions and under the notes offered hereby, as if all of such debt had been in effect since the beginning of such twelve-month period or, if later, the date as of which debt was incurred on aircraft acquired by the respective entity. In determining as further adjusted cash, cash equivalents and investments, total debt, net debt and lease adjusted debt as of March 31, 2014, we have given pro forma effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the offering of the notes hereby and the use of net proceeds therefrom as if closed on March 31, 2014. The as further adjusted financial data included in this prospectus supplement is for illustrative purposes only and does not purport to represent or be indicative of what our financial results or financial condition would have been had the Second Quarter Finance Transactions and SPC Aircraft Acquisitions been closed and the notes been issued on the dates indicated.

We use "as further adjusted EBITDAR," "as further adjusted EBITDA," "as further adjusted cash, cash equivalents and investments," "as further adjusted interest expense," "as further adjusted total debt" and "as further adjusted lease adjusted debt" to illustrate how each of these measures would have been calculated based on our actual performance during the twelve months ended March 31, 2014 and giving pro forma effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the notes offered hereby and the use of net proceeds therefrom as indicated above. A reconciliation of net income to "as further adjusted EBITDA" and "as further adjusted EBITDAR" for the twelve months ended March 31, 2014 is included in footnote 2 above. The reconciliation of "as further adjusted cash, cash equivalents and investments" and "as further adjusted debt" are reflected in the capitalization table. See "Capitalization." The reconciliation of "as further adjusted lease adjusted debt" is included in footnote 3 above.

  The following represents the reconciliation of "as further adjusted interest expense" to the most comparable GAAP measure for the twelve months ended March 31, 2014:

Twelve months ended March 31, 2014
Reconciliation
Interest expense, net (actual)	$9,446
Plus: Pro forma additional interest expense from Second Quarter Finance Transactions, SPC Aircraft Acquisitions and the notes offered hereby	17,849

As further adjusted interest expense	$27,295

  A one-eighth of one percent change in the interest rate associated with the notes offered hereby would result in an additional annual interest expense (if the interest rate increases) or a reduction to annual interest expense (if the interest rate decreases) of approximately $0.4 million.

(5)
Net debt is equal to our total debt, including current maturities, less cash, cash equivalents and investments (excluding restricted cash) as of March 31, 2014.

(6)
The following terms used in this section and elsewhere in this prospectus supplement have the meanings indicated below:

"Available seat miles" or "ASMs" represents the number of seats available for passengers multiplied by the number of miles the seats are flown.

"Average fuel cost per gallon" represents total aircraft fuel expense divided by the total number of fuel gallons consumed.

"Load factor" represents the percentage of aircraft seating capacity that is actually utilized (revenue passenger miles divided by available seat miles).

"Operating expense per ASM" or "CASM" represents operating expenses divided by available seat miles.

"Operating CASM, excluding fuel" represents operating expenses, less aircraft fuel, divided by available seat miles. Although operating CASM, excluding fuel, is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to Operating Expenses as an indicator of our financial performance, this statistic provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.

"Operating revenue per ASM" or "RASM" represents operating revenue divided by available seat miles.

"Revenue passengers" represents the total number of passengers flown on all flight segments.

"Revenue passenger miles" or "RPMs" represents the number of miles flown by revenue passengers.

RISK FACTORS

          Investing in the notes involves a high degree of risk. In addition, our business faces significant risks. The risks described below may not be the only risks we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. You should carefully consider the following risk factors and all other information contained and incorporated by reference in this prospectus supplement before making an investment decision. If any of the events or circumstances described in the following risks actually occur, our business, financial condition or results of operations could suffer, our ability to pay interest on the notes when due or to repay the notes at maturity could be materially adversely affected, and the trading price of the notes could decline substantially.

 Risks Related to Allegiant

Increases in fuel prices or unavailability of fuel would harm our business and profitability.

          Fuel costs constitute a significant portion of our total operating expenses, representing approximately 45.8 percent, 48.7 percent and 47.7 percent during 2013, 2012 and 2011, respectively. Significant increases in fuel costs have negatively affected our operating results in the past and future fuel cost volatility could materially affect our financial condition and results of operations.

          Both the cost and availability of aircraft fuel are subject to many economic and political factors and events occurring throughout the world over which we have no control. Meteorological events may also result in short-term disruptions in the fuel supply. Aircraft fuel availability is also subject to periods of market surplus and shortage and is affected by demand for heating oil, gasoline and other petroleum products. Because of the effect of these events on the price and availability of aircraft fuel, our ability to control this cost is limited and the price and future availability of fuel cannot be predicted with any degree of certainty. Due to the high percentage of our operating costs represented by fuel, a relatively small increase in the price of fuel could have a significant negative impact on our operating costs. A fuel supply shortage or higher fuel prices could possibly result in curtailment of our service during the period affected.

          We have made a business decision not to purchase financial derivatives to hedge against increases in the cost of fuel. This decision may make our operating results more vulnerable to the impact of fuel price increases.

Increased labor costs could result in the long-term from unionization and labor-related disruptions.

          Labor costs constitute a significant percentage of our total operating costs. In general, unionization has increased costs in the airline industry. We have three employee groups (pilots, flight attendants and flight dispatchers) who have elected union representation. We are currently in negotiations for initial collective bargaining agreements with the unions representing each of these employee groups.

          The International Brotherhood of Teamsters ("IBT") was elected, and certified by the National Mediation Board ("NMB"), to represent Allegiant Air's pilots in August 2012. Collective bargaining negotiations commenced in December 2012. In November 2013, IBT commenced an action in federal court on behalf of the pilots claiming that we unilaterally changed existing work rules in violation of the Railway Labor Act ("RLA"). The suit focuses in large part on our implementation of a new flight crew scheduling system to comply with revised Federal Aviation Administration ("FAA") pilot flight, duty and rest regulations that became effective in January 2014. The proceeding seeks injunctive and make-whole relief requiring us to return to the "status quo" as it existed before the implementation of the FAA compliant work rules pending negotiations on this issue and other collateral issues. See "Business — Legal Proceedings." A hearing on IBT's motion for a preliminary injunction was held in early June 2014. After this hearing, the court preliminarily indicated in a request for supplemental briefing that it is inclined to issue an injunction requiring us to make certain changes to our policies to be consistent with prior practices with the pilots, including as-of-yet unspecified changes to our FAA compliant crew scheduling system. Although this indication by the court is not yet included in any final order, we do not believe we would be materially adversely affected by an injunction in the form suggested by the court. However, there are inherent risks in any litigation, and there could be material consequences if an injunction is issued which imposes greater obligations on us or if other relief is granted.

          Regardless of the outcome of the IBT proceeding, if we are unable to reach agreement on the terms of collective bargaining agreements in the future, or we experience wide-spread employee dissatisfaction, we could be subject to work slowdowns or stoppages. Any of these events could have an adverse effect on our operations and future results.

Unfavorable economic conditions may adversely affect travel from our small city markets to our leisure destinations.

          The airline industry is particularly sensitive to changes in economic conditions. Unfavorable U.S. economic conditions have historically driven changes in travel patterns and have resulted in reduced discretionary spending for leisure travel. Unfavorable economic conditions could impact demand for airline travel in our small city markets or to our leisure destinations. During difficult economic times, we may be unable to raise prices in response to fuel cost increases, labor or other operating costs, which could adversely affect our results of operations and financial condition.

Our reputation and financial results could be harmed in the event of an accident or new regulations affecting aircraft in our fleet.

          As of June 1, 2014, our operating fleet consists of 53 MD-80 series aircraft, ten Airbus A320 series aircraft and six Boeing 757-200 aircraft. All of our aircraft were acquired used and range from 9 to 29 years from their manufacture date at June 1, 2014.

          An accident involving one of our aircraft, even if fully insured, could cause a public perception that we are less safe or reliable than other airlines, which would harm our business. There is no assurance, however, that the amount of insurance we carry would be sufficient to protect us from material loss. Because we are smaller than most airlines, an accident would likely adversely affect us to a greater degree than a larger, more established airline.

          The FAA could suspend or restrict the use of our aircraft in the event of actual or perceived mechanical problems, whether involving our aircraft or another U.S. or foreign airline's aircraft, while it conducts its own investigation. Our business could also be significantly harmed if the public avoids flying our aircraft due to an adverse perception of the aircraft we utilize or associated engine types because of safety concerns or other problems, whether real or perceived, or in the event of an accident involving these aircraft or associated engine types.

The addition of a new aircraft type could increase our costs and increase the complexity of our operations.

          During 2013 and the first quarter of 2014, we added ten used Airbus A320 series aircraft into our operating fleet. The addition of the Airbus A320 series aircraft type to our operating fleet could increase our costs and increase the complexity of our operations, flight schedules, parts provisioning and maintenance and repair program. We expect to be active in the secondary market for the purchase or lease of additional used Airbus A320 series aircraft. There is no assurance we will be able to acquire additional used Airbus aircraft on acceptable terms.

We rely heavily on automated systems to operate our business and any failure of these systems could harm our business.

          We depend on automated systems to operate our business, including our air reservation system, our telecommunication systems, our website and other automated systems. Our continuing work on enhancing the capabilities of our automation systems could increase the risk of automation failures. Any failure by us to handle our automation needs could negatively affect our internet sales (on which we rely heavily) and customer service and result in lost revenues and increased costs.

          Our website and reservation system must be able to accommodate a high volume of traffic and deliver necessary functionality to support our operations. Our automated systems cannot be completely protected against events that are beyond our control, such as natural disasters, telecommunications failures or computer viruses. Although we have implemented security measures and have in place disaster recovery plans, we cannot assure investors these measures are adequate to prevent disruptions. Substantial or repeated website, reservations system or telecommunication systems failures could reduce the attractiveness of our services. Any disruption in these systems could result in the loss of important data, loss of revenue, increase in expenses and generally harm our business.

          We receive, retain, and transmit certain personal information about our customers. Our online operations also rely on the secure transmission of this customer data. We use third-party systems, software, and tools in order to protect the customer data we obtain through the course of our business. Although we use these security measures to protect this customer data, a compromise of our physical and network security systems through a cyber security attack, could create a risk that our customers' personal information might be obtained by unauthorized persons. A compromise in our security systems could adversely affect our reputation and disrupt operations and could also result in litigation or the imposition of penalties. In addition, it could be costly to remediate. In addition, the way businesses handle customer data is increasingly subject to legislation and regulation typically intended to protect the privacy of customer data received, retained and transmitted. We could be adversely affected if we fail to comply with existing rules or practices or if legislation or regulations are expanded to require changes in our business practices. These privacy developments are difficult to anticipate and could adversely affect our business, financial condition and results of operations.

Our maintenance costs may increase as our fleet ages.

          In general, the cost to maintain aircraft increases as they age and exceeds the cost to maintain newer aircraft. FAA regulations require additional and enhanced maintenance inspections for older aircraft. These regulations include Aging Aircraft Airworthiness Directives, which typically increase as an aircraft ages and vary by aircraft or engine type depending on the unique characteristics of each aircraft and/or engine.

          In addition, we may be required to comply with any future law changes, regulations or airworthiness directives. We cannot assure investors that our maintenance costs will not exceed our expectations.

          We believe our aircraft are and will continue to be mechanically reliable. We cannot assure investors that our aircraft will continue to be sufficiently reliable over longer periods of time. Furthermore, given the age of our fleet, any public perception that our aircraft are less than completely reliable could have an adverse effect on our bookings and profitability.

Our business is heavily dependent on the attractiveness of our leisure destinations and a reduction in demand for air travel to these markets could harm our business.

          A substantial proportion of our scheduled flights have Orlando, Las Vegas, Phoenix and other cities in Florida, California and Hawaii as either their destination or origin. Our business could be harmed by any circumstances causing a reduction in demand for air transportation to one or more of these markets, such as adverse changes in local economic conditions, negative public perception of the particular city, significant price increases, or the impact of future terrorist attacks or natural disasters.

          Extreme weather can cause flight disruptions, and, during periods of storms or adverse weather, fog, low temperatures or similar weather conditions, our flights may be canceled or significantly delayed. Hurricanes Katrina and Rita and Superstorm Sandy, in particular, caused severe disruption to air travel in the affected areas and adversely affected airlines operating in those areas. A significant interruption or disruption in service at one of our leisure destinations, due to adverse weather or otherwise, could result in the cancellation or delay of a significant number of our flights and, as a result, could have a material adverse impact on our operations and financial performance.

We rely on third parties to provide us with facilities and services that are integral to our business.

          We have entered into agreements with third-party contractors to provide certain facilities and services required for our operations, such as aircraft maintenance, ground handling, baggage services and ticket counter space. Our reliance on others to provide essential services on our behalf also gives us less control over costs and the efficiency, timeliness and quality of contract services.

          We also rely on the owners of the aircraft under contract to be able to deliver aircraft in accordance with the terms of executed agreements and on a timely basis. Our planned initiation of service with these aircraft could be adversely affected if the third parties fail to perform as contracted.

Our business could be harmed if we lose the services of our key personnel.

          Our business depends upon the efforts of our chief executive officer, Maurice J. Gallagher, Jr., our president and chief operating officer, Andrew C. Levy, and a small number of management and operating personnel. We do not currently maintain key-man life insurance on Mr. Gallagher or Mr. Levy. We may have difficulty replacing management or other key personnel who leave and, therefore, the loss of the services of any of these individuals could harm our business.

Risks Associated with the Airline and Travel Industry

The airline industry is highly competitive and future competition in our small city markets could harm our business.

          The airline industry is highly competitive. The small cities we serve on a scheduled basis have traditionally attracted considerably less attention from our potential competitors than larger markets, and in most of our markets, we are the only provider of nonstop service to our leisure destinations. It is possible other airlines will begin to provide nonstop services to and from these markets or otherwise target these markets. An increase in the amount of direct or indirect competition could harm our profitability.

A future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could adversely affect our industry.

          Even if not directed at the airline industry, a future act of terrorism, the threat of such acts or escalation of U.S. military involvement overseas could have an adverse effect on the airline industry. In the event of a terrorist attack, the industry would likely experience significantly reduced demand for travel services. These actions, or consequences resulting from these actions, would likely harm our business and the airline and travel industry.

Changes in government laws and regulations imposing additional requirements and restrictions on our operations could increase our operating costs.

          Airlines are subject to extensive regulatory and legal compliance requirements, both domestically and internationally, that involve significant costs. In the last several years, the FAA has issued a number of directives and other regulations relating to the maintenance and operation of aircraft that have required us to make significant expenditures. FAA requirements cover, among other things, retirement of older aircraft, fleet integration of newer aircraft, security measures, collision avoidance systems, airborne windshear avoidance systems, noise abatement, weight and payload limits, assumed average passenger weight, and increased inspection and maintenance procedures to be conducted on aging aircraft. The future cost of complying with these and other laws, rules and regulations, including new federal legislative and DOT regulatory requirements in the consumer-protection area, cannot be predicted and could significantly increase our costs of doing business.

          In January 2011, the FAA adopted aging-aircraft regulations applicable to all large commercial aircraft. These rules obligate aircraft design approval holders (typically the aircraft manufacturer or its successor) to establish a limit of validity ("LOV") of the engineering data that supports the aircraft's structural maintenance program, demonstrate that widespread fatigue damage will not occur in aircraft of that type prior to reaching LOV, and establish or revise airworthiness limitations applicable to that aircraft type to include LOV. Once an LOV has been established for a given aircraft type, LOV-related maintenance actions must be incorporated into the operator's maintenance program, and commercial operation of the aircraft beyond the LOV is prohibited unless an extended LOV is obtained for the aircraft. In August 2012, the FAA approved an LOV, established by Boeing, for the MD-80 aircraft of 110,000 cycles (a cycle consists of one takeoff and one landing) or 150,000 flight hours, whichever is reached first. Under these parameters, we do not believe the LOV rules will limit our use of MD-80 aircraft before we decide to retire them from our fleet in years to come as the average number of cycles on our MD-80-series fleet was approximately 36,000 per aircraft as of June 1, 2014, and the highest number of cycles on any aircraft as of that date was approximately 50,675. In addition, we historically operate approximately 1,000 cycles per aircraft per year. In the case of our Airbus and Boeing 757 aircraft, establishment of LOV values generally similar to the above is anticipated, with a deadline of January 2016 to incorporate the resulting maintenance program revisions. It is not yet possible to predict the future cost of complying with aging aircraft requirements.

          In December 2011, in response to federal legislation requiring that the FAA adopt updated regulations regarding flight crewmember duty and rest requirements, the FAA published new regulations on that topic. Based on internal assessments of these new rules (Part 117 of the FAA regulations), we do not anticipate significant further operational or financial impact of the regulations which took effect on January 4, 2014.

          In April 2011, the DOT adopted revisions and expansions to a variety of its consumer-protection regulations. Among other changes, the new rules (all of which became effective in early 2012) substantially reduce flexibility concerning airline advertising and sales practices, including on websites. These regulations have curtailed our ability to advertise, price and sell our services in the particular manner we have developed and found most advantageous, forcing a more homogenized industry approach to advertising and sales. We could be subject to fines or other enforcement actions if the DOT believes we are not in compliance with these rules. Even if our practices are found to be in compliance with the DOT rules, we could incur substantial costs defending our practices. In addition, the DOT recently proposed additional new consumer protection regulations which could impact our costs and revenues if and when the new regulations become effective. Specifically, the proposed regulations, if adopted, would impose new reporting requirements on us and require us to make additional disclosures on our website.

          In November 2013, the FAA proposed revisions to the method by which air carriers calculate and control aircraft weight-and-balance. The proposal is based on a continuing increase in the average weight of persons in the United States. If the revisions are adopted as proposed by the FAA, the ability of carriers to rely on average weights for this purpose will be complicated significantly and additional costs may result.

          Legislation to address climate change issues has been introduced in the U.S. Congress, including a proposal to require transportation fuel producers and importers to acquire market-based allowances to offset the emissions resulting from combustion of their fuels. We cannot predict if this or any similar legislation will pass the Congress or, if enacted into law, how it would apply to the airline industry. In addition, the Environmental Protection Agency ("EPA") has concluded that current and projected concentrations of greenhouse gases in the atmosphere threaten public health and welfare. Although legal challenges and additional legislative proposals are expected, the finding could ultimately result in strict regulation of commercial aircraft emissions, as has taken effect for operations within the European Union under EU legislation. Binding international restrictions adopted under the auspices of the International Civil Aviation Organization (a specialized agency of the United Nations) may become effective within several years. These developments and any additional legislation or regulations addressing climate change are likely to increase our costs of doing business in the future and the increases could be material.

          In respect of aging aircraft, crewmember duty and rest, aircraft weight-and-balance, consumer protection, climate change, taxation and other matters affecting the airline industry, whether the source of new requirements is legislative or regulatory, increased costs will adversely affect our profitability if we are unable to pass the costs on to our customers or adjust our operations.

Airlines are often affected by factors beyond their control, including air traffic congestion, weather conditions, increased security measures and the outbreak of disease, any of which could harm our operating results and financial condition.

          Like other airlines, we are subject to delays caused by factors beyond our control, including air traffic congestion at airports and en route, adverse weather conditions, increased security measures and the outbreak of disease. Delays frustrate passengers and increase costs, which in turn could affect profitability. During periods of fog, snow, rain, storms or other adverse weather conditions, flights may be cancelled or significantly delayed. Cancellations or delays due to weather conditions, traffic control problems and breaches in security could harm our operating results and financial condition. An outbreak of a disease that affects travel behavior, such as severe acute respiratory syndrome (SARS) or H1N1 virus (swine flu), could have a material adverse impact on the airline industry. Any general reduction in airline passenger traffic as a result of an outbreak of disease or other travel advisories could dampen demand for our services even if not applicable to our markets. Resulting decreases in passenger volume would harm our load factors, could increase our cost per passenger and adversely affect our profitability.

The supply of pilots to the airline industry may be limited.

          On July 8, 2013, as was directed by the U.S. Congress, the FAA issued more robust, new pilot qualification standards, granting recognition of historical FAA and airline industry crew member flight training standards. With the application of the new rules, the supply of qualified pilot candidates eligible for hiring by the airline industry has been dramatically reduced. If, we are unable to secure the services of sufficient eligible pilots to staff our routes, our operations and financial results could be materially affected.

          New student pilot certificates have decreased dramatically, especially in the past three years, and subsequently the pool of eligible pilots qualified to be new hires into the airline industry has been diminishing significantly. In addition, the major network air carriers have done only minimal pilot hiring in the past several years because of the industry capacity reduction following the events of September 11, 2001, the most recent economic recession that began in the fall of 2008, and the increase in statutory mandatory retirement age for pilots from age 60 to age 65. Due to revised pilot duty time rules that became effective in January 2014, there has been an acceleration of pilot staffing in recent months. Also effective January 2014, mandatory pilot retirement rules will again begin to force major network carriers to hire replacement pilots.

          The current pilot shortage may increase training costs and we may not have enough pilots to conduct our operations. The lack of qualified pilots to conduct our operations would negatively impact our operations and financial condition.

Risks Related to the Notes

Our substantial indebtedness could materially adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

          After the completion of this offering, we will have a significant amount of indebtedness. As of March 31, 2014, after giving effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions and this offering, we would have had $627.2 million of indebtedness outstanding.

          Our substantial amount of indebtedness could have important consequences for you. For example, it could:

  •
  make it more difficult for us to satisfy our obligations with respect to the notes;

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other purposes;

  •
  increase our vulnerability to adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, future business opportunities or other purposes, such as funding our working capital and capital expenditures;

  •
  limit our flexibility in planning for, or reacting to, changes in the business and industry in which we operate;

  •
  limit our ability to service our indebtedness; and

  •
  prevent us from raising the funds necessary to repurchase all notes tendered to us upon the occurrence of certain changes of control, which would constitute a default under the indenture governing the notes.

          The occurrence of any one of these events could have a material adverse effect on our business, financial condition, results of operations, prospects or ability to satisfy our obligations under the notes.

          Subject to restrictions in the indenture governing the notes, we may incur additional indebtedness, including additional secured debt, which could increase the risks associated with our already substantial indebtedness. If we incur any additional indebtedness secured by liens, the holders of that debt will be entitled to priority with respect to the proceeds of the collateral pledged. For instance, we expect that in connection with future aircraft acquisitions, including the acquisitions described under "Prospectus Supplement Summary — Contemplated Aircraft Transactions," we will incur additional indebtedness secured by such aircraft.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our debt.

          Allegiant Travel Company is a holding company with no material assets, other than the ownership interests of its subsidiaries. All of our revenue and cash flow is generated through our subsidiaries and all of our operations are conducted through our subsidiaries. As a result, our ability to make payments on our indebtedness, including the notes offered hereby, and to fund our other obligations is dependent not only on the ability of our subsidiaries to generate cash, but also on the ability of our subsidiaries to distribute cash to us in the form of dividends, fees, interest, loans or otherwise, as well as our ability to obtain funds from other sources of financing, which may not be available if and when required. The ability of our subsidiaries to pay dividends and make other payments to us will depend on their cash flows and earnings, which, in turn, will be affected by all of the factors discussed above in "— Risks Related to Allegiant."

          Our ability to make payments on and refinance our indebtedness, including the notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been affected by, and our future financial results are expected to be impacted by, general economic conditions, fuel prices and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the notes, before maturity, seek additional equity capital, reduce or delay growth and capital expenditures or sell material assets or operations. We cannot assure you that we will be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

The indenture governing the notes will contain various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

          The indenture governing the notes will impose significant operating and financial restrictions on us. These restrictions will limit or restrict, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  incur additional indebtedness;

  •
  incur liens;

  •
  make restricted payments (including paying dividends on, redeeming, repurchasing or retiring our capital stock);

  •
  make investments; and

  •
  consolidate, merge or sell all or substantially all of our assets.

          These covenants are subject to important exceptions and qualifications and are described under the heading "Description of the Notes — Certain Covenants" in this prospectus supplement. At maturity or in the event of an acceleration of payment obligations, we may be unable to pay our outstanding indebtedness with our cash and cash equivalents then on hand. In such event, we would be required to seek alternative sources of funding, which may not be available on commercially reasonable terms, terms as favorable as our current agreements or at all, or face bankruptcy. If we are unable to refinance our indebtedness or find alternative means of financing our operations, we may be required to curtail our operations or take other actions that are inconsistent with our current business practices or strategy.

Holders of our existing and any future secured debt would be paid first and would receive payments from assets used as security before you receive payments if we were to become insolvent.

          The notes will not be secured by any of our assets or the assets of our subsidiaries. The indenture governing the notes will permit, and the loan documents governing our other outstanding notes do permit, us to incur unlimited amounts of secured debt for purchase money financing and also if we meet the required secured debt ratio. See "Description of the Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock." If we were to become insolvent, holders of any existing and future secured debt would be paid first and would receive payments from the assets used as security before you receive any payments. You may therefore not be fully repaid if we become insolvent. As of March 31, 2014, we had $327.2 million of secured indebtedness on an as adjusted basis giving effect to the Second Quarter Finance Transactions and the SPC Aircraft Acquisitions.

The notes will be structurally subordinated to the liabilities of our subsidiaries except the Guarantors.

          All liabilities of any of our subsidiaries or future subsidiaries that do not guarantee the notes will be effectively senior to the notes to the extent of the value of such non-guarantor subsidiaries. Accordingly, claims of holders of the notes will be structurally subordinate to the claims of creditors of such non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes.

Federal and state fraudulent transfer laws may permit a court to void obligations under the notes or the note guarantees, and, if that occurs, you may not receive any payments on the notes.

          Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a subsidiary's guarantee of debt of its parent company, such as the note guarantee, can be voided, or claims under such a subsidiary guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee, (i) intended to hinder, delay or defraud any present or future creditor or (ii) received less than reasonably equivalent value or fair consideration for the issuance of the guarantee and, in the case of (ii) only, the subsidiary guarantor:

  •
  was insolvent or rendered insolvent by reason of issuing the guarantee;

  •
  was engaged in a business or transaction for which the subsidiary guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due.

          In addition, any payment by that subsidiary guarantor under such a subsidiary guarantee could be required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor under such circumstances.

          A legal challenge to the obligations under any guarantee on fraudulent conveyance grounds could focus on any benefits received in exchange for the incurrence of those obligations. We believe that each of our subsidiaries making a guarantee received reasonably equivalent value for incurring the guarantee, but a court may disagree with our conclusion or elect to apply a different standard in making its determination. A court could thus void the obligations under a guarantee, subordinate it to a guarantor's other debt or take other action detrimental to the holders of the notes.

          The measures of insolvency for these purposes will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

  •
  it could not pay its debts as they became due.

An active trading market for the notes may not develop.

          The notes are a new issue of securities for which there is currently no public market, and an active trading market might never develop. If traded after their initial issuance, the notes may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent that an active trading market does not develop, the liquidity and trading prices for the notes may be harmed.

          We do not plan to list the notes on a securities exchange. We have been advised by the underwriter that it presently intends to make a market in the notes. However, the underwriter is not obligated to do so. Any market-making activity, if initiated, may be discontinued at any time and without notice. If the underwriter ceases to act as the market maker for the notes, we cannot assure you another firm or person will make a market in the notes.

          The liquidity of any market for the notes will depend upon, among other facts, the number of holders of the notes, our results of operations and financial condition, the credit ratings of the notes, the market for similar securities and the interest of securities dealers in making a market in the notes.

We may be unable to repurchase the notes upon a change of control as required by the indenture governing the notes.

          Upon the occurrence of certain specific kinds of change of control events specified in "Description of the Notes," we must offer to repurchase all outstanding notes. In such circumstances, we cannot assure you that we would have sufficient finds available to repay all of our senior indebtedness and any other indebtedness that would become payable upon a change of control and to repurchase all of the notes. Our failure to purchase the notes would be a default under the indenture governing the notes.

The notes lack a "cross-default" event of default, a "judgment default" event of default and some covenants typically found in other comparably rated debt securities, including some of our debt securities, and the covenants that are included in the notes are subject to significant exceptions and "baskets."

          The notes lack the protection of a "cross-default" event of default, a "judgment default" event of default and several other restrictive covenants typically associated with comparably rated debt securities, including covenants restricting the following:

  •
  sale of assets and the use of proceeds therefrom;

  •
  sale-leaseback transactions;

  •
  issuing subordinated debt not subordinated to the notes and the note guarantees;

  •
  transactions with affiliates; and

  •
  dividend and other payment restrictions affecting subsidiaries,

          In addition, the covenants that are included in the notes are subject to significant exceptions and "baskets." As a result, we may engage in a number of transactions which could increase the risks associated with our substantial indebtedness. In particular, we plan to continue to pursue our stock repurchase plan and to consider the payment of dividends from time to time.

USE OF PROCEEDS

          We estimate that we will receive net proceeds of approximately $              million from this offering, after underwriting discounts and commissions and estimated offering expenses. We intend to use these net proceeds to pay for the purchase of the ownership interests in the special purpose companies owning twelve Airbus A320 series aircraft on lease to a European carrier currently under contract (estimated to be approximately $94.2 million in cash purchase price and $142.0 million in assumed debt for all twelve aircraft). We intend to use the remainder of the proceeds along with cash on hand to fund the purchase of, and induction costs for, 11 Airbus A320 series aircraft under contract or subject to letters of intent for purchase during 2014 and 2015 (estimated to be approximately $213.1 million, including estimated induction costs). If we fail to close any of those transactions, any proceeds not used for those purposes are expected to be used to fund other aircraft acquisitions and for general corporate purposes.

 CAPITALIZATION

          The following table sets forth our consolidated cash, cash equivalents and investments and capitalization as of March 31, 2014:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the Second Quarter Finance Transactions; and

  •
  on an as further adjusted basis to also give effect to the SPC Aircraft Acquisitions and the issuance and sale of the notes offered hereby and the use of net proceeds therefrom.

          You should read the data set forth in the table below in conjunction with "Use of Proceeds," "Selected Financial and Operating Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this prospectus supplement, as well as our audited consolidated financial statements and unaudited consolidated financial statements, each with the accompanying notes, included and incorporated by reference in this prospectus supplement.

	As of March 31, 2014,
	Actual		As Adjusted		As Further Adjusted
	(unaudited)
	(in thousands)
Cash, cash equivalents and investments	$365,811	(1)	$321,725	(1)	$524,421	(1)(2)
Capitalization:
Term loan	$120,944		—		—
Debt secured by aircraft, including current maturities	98,511		$175,369		$175,369
Debt secured by real estate, including current maturities	9,884		9,884		9,884
Debt from SPC aircraft acquisition	—		—		141,958
Notes offered hereby(2)	—		—		300,000

Total debt	$229,339		$185,253		$627,211

Shareholders' equity	$342,869		$342,869		$342,869

Total capitalization	$572,208		$528,122		$970,080

(1)
Excludes $10.8 million of restricted cash but includes investment securities classified as long-term on our balance sheet.

(2)
Assumes the notes are issued at par.

SELECTED FINANCIAL AND OPERATING INFORMATION

          The following tables set forth our selected consolidated financial and other information for the periods ended and as of the dates indicated. The selected consolidated statement of income data for each of the five years ended December 31, 2013 and the selected consolidated balance sheet data as of December 31, 2013 and 2012 were derived from our audited consolidated financial statements included or incorporated by reference in this prospectus supplement. The selected consolidated balance sheet data as of December 31, 2011, 2010 and 2009 was derived from our audited consolidated financial statements not included in this prospectus supplement. The selected consolidated statement of income data for the three months ended March 31, 2014 and 2013 and selected consolidated balance sheet data as of March 31, 2014, was derived from our unaudited consolidated financial statements included in this prospectus supplement. Such interim data includes, in the opinion of management, all adjustments, which are of a normal recurring nature (other than non-recurring adjustments which have been separately disclosed), necessary for a fair presentation of the results for the interim periods presented. Historical results are not necessarily indicative of future results. Operating results for the three months ended March 31, 2014 are not necessarily indicative of the results that may be expected for the year ending December 31, 2014. You should read the data presented below in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes included and incorporated by reference in this prospectus supplement.

	Three Months ended March 31,		Year ended December 31,
	2013	2014	2009	2010	2011	2012	2013
	(unaudited)
			(in thousands)
STATEMENT OF INCOME DATA
OPERATING REVENUE
Scheduled service revenue	$179,933	$203,521	$346,223	$427,825	$514,984	$586,036	$651,318
Fixed-fee contract revenue	5,187	2,646	43,162	40,576	43,690	42,905	17,462
Ancillary revenue:
Air-related charges	76,813	85,454	143,001	169,640	180,078	235,436	287,857
Third-party products	10,717	10,629	19,715	24,366	29,915	36,124	37,030

Total ancillary revenue	87,530	96,083	162,716	194,006	209,994	271,560	324,887
Other revenue	309	274	5,840	1,234	10,449	8,218	2,483

Total operating revenue	$272,959	$302,524	$557,940	$663,641	$779,117	$908,719	$996,150
OPERATING EXPENSES
Aircraft fuel	108,491	108,949	165,000	243,671	330,657	378,195	385,558
Salary and benefits	41,162	46,439	90,006	108,000	119,856	133,295	158,627
Station operations	19,345	22,233	53,993	62,620	66,709	78,357	78,231
Maintenance and repairs	18,128	20,600	52,938	60,579	81,228	73,897	72,818
Sales and marketing	5,808	7,818	16,458	17,062	19,905	19,222	21,678
Aircraft lease rentals	303	9,429	1,926	1,721	1,101	—	9,227
Depreciation and amortization	16,892	18,431	29,638	34,965	41,975	57,503	69,264
Other	10,463	11,354	25,728	30,367	32,242	35,946	46,010

Total operating expenses	$220,592	$245,253	$435,687	$558,985	$693,673	$776,415	$841,413
OPERATING INCOME	$52,367	$57,271	$122,253	$104,656	$85,444	$132,304	$154,737
As a percent of total operating revenue	19%	19%	22%	16%	11%	15%	16%
OTHER (INCOME) EXPENSE:
Loss (earnings) from unconsolidated affiliates, net	(38)	3	84	(14)	(9)	(99)	(393)
Other expense	—	—	—	—	—	—	—
Interest income	(262)	(205)	(2,474)	(1,184)	(1,236)	(983)	(1,043)
Interest expense	2,188	3,128	4,079	2,522	7,175	8,739	9,493

Total other expense	$1,888	$2,926	$1,689	$1,324	$5,930	$7,657	$8,057
INCOME BEFORE INCOME TAXES	$50,479	$54,345	$120,564	$103,332	$79,514	$124,647	$146,680
PROVISION FOR INCOME TAXES
Tax provision	$18,648	$20,270	$44,233	$37,630	$30,116	$46,233	$54,901

NET INCOME	$31,831	$34,075	$76,331	$65,702	$49,398	$78,414	$91,779
Net loss attributable to noncontrolling interest	(101)	(147)	—	—	—	(183)	(494)

NET INCOME ATTRIBUTABLE TO ALLEGIANT	$31,932	$34,222	$76,331	$65,702	$49,398	$78,597	$92,273

	Three Months ended March 31,		Year ended December 31,			Twelve Months ended March 31,
	2013	2014	2011	2012	2013	2014
	(unaudited)					(unaudited)
	(in thousands)
STATEMENT OF CASH FLOW DATA
Net cash provided by (used in):
Operating activities	107,824	107,365	129,911	176,772	196,888	196,429
Investing activities	(55,463)	1,946	(208,223)	(208,827)	(192,832)	(135,423)
Financing activities	(25,311)	(116,904)	115,759	(29,128)	4,098	(87,495)
Capital Expenditures (aircraft acquisitions)	5,278	4,576	53,762	74,485	132,125	131,423
Capital Expenditures (total)	13,097	11,070	86,582	105,084	177,516	175,489
BALANCE SHEET DATA (AT END OF PERIOD)
Cash, cash equivalents and investments(1)	431,792	365,811	319,526	352,726	387,127	365,811
Property, plant and equipment, net	346,030	442,818	307,842	351,204	451,584	442,818
Total assets	859,253	904,242	706,743	798,194	930,191	904,242
Total long-term debt	148,001	229,339	146,069	150,852	234,300	229,339
Stockholder's equity	412,206	342,869	351,504	401,724	377,317	342,869
OTHER FINANCIAL DATA
EBITDAR(2)	69,701	85,275	128,529	190,089	234,115	249,687
EBITDA(2)	69,398	75,846	127,428	190,089	224,888	231,334
Total Lease Adjusted Debt(3)			153,775	150,852	298,888	357,808
As Further Adjusted EBITDAR(4)						279,627
As Further Adjusted EBITDA(4)						261,274
As Further Adjusted Interest Expense(4)						27,295
As Further Adjusted Cash, Cash Equivalents and Investments(1)(4)						524,421
As Further Adjusted Total Debt(4)						627,211
As Further Adjusted Lease Adjusted Debt(3)(4)						755,680
Ratio of As Further Adjusted Total Debt/As Further Adjusted EBITDA(4)						2.40x
Ratio of As Further Adjusted Net Debt/As Further Adjusted EBITDA(4)(5)						0.39x
Ratio of As Further Adjusted EBITDA/As Further Adjusted Interest Expense(4)						9.57x

	Three Months ended March 31,		Year ended December 31,
	2013	2014	2009	2010	2011	2012	2013
OPERATING STATISTICS(6) (unaudited)
Total system statistics
Passengers	1,880,341	2,072,720	5,328,436	5,903,184	6,175,808	6,987,324	7,241,063
Revenue passenger miles (RPMs) (thousands)	1,908,075	2,081,501	4,762,410	5,466,237	5,640,577	6,514,056	7,129,416
Available seat miles (ASMs) (thousands)	2,163,145	2,381,139	5,449,363	6,246,544	6,364,243	7,487,276	8,146,135
Load factor	88.2%	87.4%	87.4%	87.5%	88.6%	87.0%	87.5%
Operating revenue per ASM (RASM) (cents)	12.62	12.71	10.24	10.62	12.24	12.14	12.23
Operating expense per ASM (CASM) (cents)	10.20	10.30	8.00	8.95	10.90	10.37	10.33
Fuel expense per ASM (cents)	5.02	4.58	3.03	3.90	5.20	5.05	4.73
Operating CASM, excluding fuel (cents)	5.18	5.72	4.97	5.05	5.70	5.32	5.60
Operating expense per passenger	$117.31	$118.32	$81.77	$94.69	$112.32	$111.12	$116.20
Fuel expense per passenger	$57.70	$52.56	$30.97	$41.28	$53.54	$54.13	$53.25
Operating expense per passenger, excluding fuel	$59.62	$65.76	$50.80	$53.41	$58.78	$56.99	$62.95
ASMs per gallon of fuel	67.3	70.0	58.3	58.9	59.1	63.0	67.6
Departures	13,254	14,501	43,795	47,986	49,360	53,615	51,083
Block hours	33,784	36,348	98,760	111,739	113,691	124,610	125,449
Average stage length (miles)	956	960	836	874	858	872	933
Average number of operating aircraft during period	63.3	67.9	42.7	49.0	52.2	60.2	62.9
Average block hours per aircraft per day	5.9	5.8	6.3	6.2	6.0	5.7	5.5
Full-time equivalent employees at end of period	1,884	2,130	1,569	1,614	1,595	1,821	2,065
Fuel gallons consumed (thousands)	32,160	34,002	93,521	106,093	107,616	118,839	120,476
Average fuel cost per gallon	$3.37	$3.20	$1.76	$2.30	$3.07	$3.18	$3.20
Scheduled service statistics
Passengers	1,844,658	2,045,028	4,919,826	5,609,852	5,776,462	6,591,707	7,103,375
Revenue passenger miles (RPMs) (thousands)	1,879,027	2,059,188	4,477,119	5,211,663	5,314,976	6,220,320	7,015,108
Available seat miles (ASMs) (thousands)	2,091,451	2,327,935	4,950,954	5,742,014	5,797,753	6,954,408	7,892,896
Load factor	89.8%	88.5%	90.4%	90.8%	91.7%	89.4%	88.9%
Departures	12,498	13,935	37,115	41,995	42,586	46,995	48,389
Average passengers per departure	148	147	133	134	136	140	147
Scheduled service seats per departure	168	169	150	150	151	160	168
Block hours	32,399	35,385	87,939	101,242	101,980	113,671	120,620
Yield (cents)	9.58	9.88	7.73	8.21	9.69	9.42	9.28
Scheduled service revenue per ASM (PRASM)(cents)	8.60	8.74	6.99	7.45	8.88	8.43	8.25
Ancillary revenue per ASM (cents)	4.19	4.13	3.29	3.38	3.62	3.90	4.12

	Three Months ended March 31,		Year ended December 31,
	2013	2014	2009	2010	2011	2012	2013
Total scheduled service revenue per ASM (TRASM)(cents)	$12.79	$12.87	$10.28	$10.83	$12.50	$12.33	$12.37
Average fare — scheduled service	$97.54	$99.52	$70.38	$76.26	$89.15	$88.90	$91.69
Average fare — ancillary air-related charges	$41.64	$41.79	$29.06	$30.25	$31.18	$35.72	$40.52
Average fare — ancillary third-party products	$5.81	$5.20	$4.01	$4.34	$5.18	$5.48	$5.21
Average fare — total	144.99	146.51	103.45	110.85	125.51	130.10	137.43
Average stage length (miles)	978	977	891	912	901	918	952
Fuel gallons consumed (thousands)	31,025	33,207	83,047	96,153	96,999	109,257	116,370
Average fuel cost per gallon	3.41	3.23	1.90	2.43	3.30	3.37	3.25
Percent of sales through website during period	94.1%	94.3%	86.3%	88.8%	88.8%	90.1%	92.0%

(1)
Excludes restricted cash, but includes investment securities classified as long-term on our balance sheet.

(2)
"EBITDA" represents earnings before interest expense, income taxes, depreciation and amortization. "EBITDAR" represents EBITDA plus aircraft lease rentals. EBITDA and EBITDAR are not calculations based on generally accepted accounting principles and should not be considered as alternatives to net income (loss) or operating income (loss) as indicators of our financial performance or to cash flow as measures of liquidity. In addition, our calculation may not be comparable to other similarly titled measures of other companies. EBITDA and EBITDAR are included as supplemental disclosures because we believe they are useful indicators of our operating performance. We use EBITDA and EBITDAR to evaluate our operating performance and liquidity and they are among the primary measures used by management for planning and forecasting of future periods. We believe the presentation of these measures is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with other companies that have different financing and capital structures.

EBITDA and EBITDAR have important limitations as analytical tools. These limitations include the following:

  •
  EBITDA and EBITDAR do not reflect our capital expenditures, future requirements for capital expenditures or contractual commitments to purchase capital equipment;

  •
  EBITDAR does not reflect amounts paid to lease aircraft;

  •
  EBITDA and EBITDAR do not reflect interest expense or the cash requirements necessary to service principal or interest payments on our debt;

  •
  although depreciation and amortization are non cash charges, the assets that we currently depreciate and amortize will likely have to be replaced in the future, and EBITDA and EBITDAR do not reflect the cash required to fund such replacements; and

  •
  other companies in our industry may calculate EBITDA and EBITDAR differently than we do, limiting their usefulness as comparative measures.

  The following represents the reconciliation of net income to EBITDA and EBITDAR for the periods indicated below.

	Three Months ended March 31,		Year ended December 31,			Twelve months ended March 31,
	2013	2014	2011	2012	2013	2014
	(unaudited)					(unaudited)
	(in thousands)
EBITDA & EBITDAR Reconciliations:
Net income attributable to Allegiant	$31,932	$34,222	$49,398	$78,597	$92,273	$94,563
Plus (minus):
Interest expense, net	1,926	2,923	5,939	7,756	8,450	9,447
Income tax expense	18,648	20,270	30,116	46,233	54,901	56,523
Depreciation and amortization	16,892	18,431	41,975	57,503	69,264	70,803
EBITDA	$69,398	$75,846	$127,428	$190,089	$224,888	$231,334
Plus:
Aircraft lease rentals	303	9,429	1,101	—	9,227	18,353
EBITDAR	$69,701	$85,275	$128,529	$190,089	$234,115	$249,687
EBITDA						231,334
Pro forma Net Revenue from SPC Aircraft Acquisitions						29,940
As Further Adjusted EBITDA						261,274
Aircraft Lease Rentals						18,353
As Further Adjusted EBITDAR						279,627
(3)
Lease adjusted debt equals the amount of total debt at the end of the period plus seven times the amount of lease rental expense during the period. We use lease adjusted debt to illustrate the amount of debt we would have had if aircraft lease rental expense were considered to be debt based on a multiple of seven times the amount of aircraft lease rental expense in the applicable period. The following is a reconciliation of lease adjusted debt to the most directly comparable GAAP measure, which we believe is total debt.

	As of December 31,			As of March 31, 2014
(in thousands)	2011	2012	2013
				(unaudited)
Total long-term debt	146,069	150,852	234,300	229,339
Aircraft lease rental expense x7	7,706	—	64,588	128,469

Lease Adjusted Debt	153,775	150,852	298,888	357,808
Increase in Debt from Second Quarter Finance Transactions, SPC Aircraft Acquisitions and notes offered hereby				397,872
As further adjusted lease adjusted debt				755,680
(4)
The as further adjusted data gives effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the issuance of the notes offered hereby (after underwriting discounts and other estimated fees and expenses associated with this offering) and the use of net proceeds therefrom. The net proceeds from the sale of the notes are estimates only. In determining as further adjusted EBITDAR, EBITDA and interest expense, we have given pro forma effect to the other revenue and related administrative expenses we would have recognized in the twelve-month period ended March 31, 2014 had the SPC Aircraft Acquisitions been closed as of the beginning of such period or, if later, the date as of which each aircraft was acquired by the respective entity and the amount of interest expense we estimate we would have recognized during such period under the debt from the Second Quarter Finance Transactions, under the debt assumed as part of the SPC Aircraft Acquisitions and under the notes offered hereby, as if all of such debt had been in effect since the beginning of such twelve-month period or, if later, the date as of which debt was incurred on aircraft acquired by the respective entity. In determining as further adjusted cash, cash equivalents and investments, total debt, net debt and lease adjusted debt as of March 31, 2014, we have given pro forma effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the offering of the notes hereby and the use of net proceeds therefrom as if closed on March 31, 2014. The as further adjusted financial data included in this prospectus supplement is for illustrative purposes only and does not purport to represent or be indicative of what our financial results or financial condition would have been had the Second Quarter Finance Transactions and SPC Aircraft Acquisitions been closed and the notes been issued on the dates indicated.

  We use "as further adjusted EBITDAR," "as further adjusted EBITDA," "as further adjusted cash, cash equivalents and investments," "as further adjusted interest expense," "as further adjusted total debt" and "as further adjusted lease adjusted debt" to illustrate how each of these measures would have been calculated based on our actual performance during the twelve months ended March 31, 2014 and giving pro forma effect to the Second Quarter Finance Transactions, the SPC Aircraft Acquisitions, the notes offered hereby and the use of proceeds therefrom as indicated above. A reconciliation of net income to "as further adjusted EBITDA" and "as further adjusted EBITDAR" for the twelve months ended March 31, 2014 is included in footnote 2 above. The reconciliation of "as further adjusted cash, cash equivalents and investments" and "as further adjusted debt" are reflected in the capitalization table. See "Capitalization." The reconciliation of "as further adjusted lease adjusted debt" is included in footnote 3 above.

  The following represents the reconciliation of "as further adjusted interest expense" to the most comparable GAAP measure for the twelve months ended March 31, 2014:

Twelve months ended March 31, 2014
Reconciliation
Interest expense, net (actual)	$9,446
Plus: Pro forma additional interest expense from Second Quarter Finance Transactions, SPC Aircraft Acquisitions and the notes offered hereby	17,849

As further adjusted interest expense	$27,295

  A one-eighth of one percent change in the interest rate associated with the notes offered hereby would result in an additional annual interest expense (if the interest rate increases) or a reduction to annual interest expense (if the interest rate decreases) of approximately $0.4 million.

(5)
Net debt is equal to our total debt, including current maturities, less cash, cash equivalents and investments as of March 31, 2014.

(6)
The following terms used in this section and elsewhere in this prospectus supplement have the meanings indicated below:

"Available seat miles" or "ASMs" represents the number of seats available for passengers multiplied by the number of miles the seats are flown.

"Average fuel cost per gallon" represents total aircraft fuel expense divided by the total number of fuel gallons consumed.

"Average stage length" represents the average number of miles flown per flight.

"Load factor" represents the percentage of aircraft seating capacity that is actually utilized (revenue passenger miles divided by available seat miles).

"Operating expense per ASM" or "CASM" represents operating expenses divided by available seat miles.

"Operating CASM, excluding fuel" represents operating expenses, less aircraft fuel, divided by available seat miles. Although operating CASM, excluding fuel, is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to Operating Expenses as an indicator of our financial performance, this statistic provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.

"Operating revenue per ASM" or "RASM" represents operating revenue divided by available seat miles.

"Revenue passengers" represents the total number of passengers flown on all flight segments.

"Revenue passenger miles" or "RPMs" represents the number of miles flown by revenue passengers.

"Scheduled service revenue per ASM" or "PRASM" represents scheduled service revenue divided by available seat miles.

"Total scheduled service revenue per ASM" or "TRASM" represents scheduled service revenue and total ancillary revenue divided by available seat miles.

"Yield" represents scheduled service revenue divided by scheduled service revenue passenger miles.

RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2014 and for each of the five years in the period ended December 31, 2013.

	Three Months ended March 31, 2014
		Year ended December 31,
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	13.67	11.77	12.01	8.89	19.76	18.71

          The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes, plus fixed charges less interest capitalized, earnings from joint venture, pretax earnings attributable to noncontrolling interest, and plus amortization of capitalized interest. Fixed charges include interest expense, including interest capitalized, and the interest factor of operating lease expense. The interest factor of operating lease expense is based on an estimate which we consider to be a reasonable approximation.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

          The following discussion and analysis presents factors that had a material effect on our results of operations during the years ended December 31, 2013, 2012 and 2011 and the quarters ended March 31, 2014 and 2013. Also discussed is our financial position as of December 31, 2013 and 2012 and March 31, 2014. You should read this discussion in conjunction with our consolidated financial statements, including the notes thereto, included and incorporated by reference in this prospectus supplement. This discussion and analysis contains forward-looking statements. Please refer to the section entitled "Forward-Looking Statements" for a discussion of the uncertainties, risks and assumptions associated with these statements.

2013 results

          During 2013, we completed our 11th straight profitable year, with net income of $92.3 million or $4.82 earnings per share (diluted) on operating revenue of $996.2 million. Net income was 17.0 percent higher compared to 2012 results of $78.6 million. Earnings per share of $4.82 were 18.7 percent higher in 2013 when compared to 2012 results of $4.06. Operating revenue in 2013 grew by 9.6 percent compared to operating revenue of $908.7 million in 2012. We achieved an operating margin of 15.5 percent in 2013 primarily driven by our highest ever annual ancillary revenue per passenger of $45.73, an 11.0 percent increase compared to 2012.

          Our total operating revenue in 2013 increased $87.4 million or 9.6 percent over 2012 due to a 7.8 percent increase in scheduled service passengers and a 5.6 percent increase in total average fare to $137.43 in 2013 from $130.10 in 2012. Total average fare rose as ancillary revenue per passenger increased by 11.0 percent and scheduled service average base fare increased by 3.1 percent. An increase in charges for bags resulting from the implementation of a new carry-on bag fee in April 2012 which was in effect for the full year during 2013, the ability to sell additional assigned seats as all of our in-service MD-80 aircraft were reconfigured to 166 seats, and new boarding procedures were the main drivers of the increase in ancillary revenue per passenger. Our load factor remained relatively unchanged at 88.9 percent in 2013 compared to 89.4 percent in 2012. Our total scheduled service revenue per available seat mile or "TRASM" improved to 12.23¢ in 2013 from 12.14¢ in 2012 despite capacity growth driven by an increase in our average number of aircraft, larger gauge aircraft and a longer stage length.

          Our average number of aircraft in revenue service increased by 4.5 percent from 60.2 aircraft during 2012 to 62.9 aircraft during 2013. We added additional capacity with the introduction of used A320 series Airbus aircraft into our operating fleet, additional seats from our MD-80 seat reconfiguration program and having six Boeing 757-200 aircraft in revenue service for the majority of 2013. We had two Boeing 757-200 aircraft in revenue service for the majority of 2012 compared to six in 2013. Year-over-year, the additional capacity coupled with a 3.7 percent increase in our scheduled service average stage length drove a 13.5 percent increase in scheduled service available seat miles or "ASMs." This ASM growth was despite a year-over-year 3.5 percent decline in our overall fleet average block hours per aircraft per day. Our fuel cost per ASM declined 6.3 percent from 5.05¢ in 2012 to 4.73¢ in 2013 as a result of larger gauge aircraft, which are more efficient on a per seat fuel basis, and the introduction of the Airbus A320 series aircraft in our fleet which led to a 7.3 percent increase in ASMs per gallon of fuel.

          Operating cost per ASM or "CASM," excluding fuel, rose by 5.3 percent due to a decline in our aircraft utilization rate, and the U.S. government shutdown starting October 1, 2013 until October 16, 2013. The FAA shutdown delayed us from placing our Airbus A320 series aircraft into service as anticipated and also delayed the progress needed to train the necessary number of crews to operate our full flying schedule. The delayed placing of Airbus A320 series aircraft in our fleet resulted in higher aircraft lease rental expense as we contracted with other carriers for sub-service to fly scheduled flights, reduced crew productivity for in transit crews, and increased expenses to temporarily assign flight crews to bases to support unplanned MD-80 flying in place of planned Airbus A320 series flying.

          We had $177.5 million in capital expenditures during 2013, as we purchased and took delivery of eight Airbus A320 series aircraft under existing purchase agreements. This use of cash was partially offset by proceeds received from total borrowings in 2013 of $106.0 million secured by eight Airbus A320 series aircraft and our new headquarters property. We also used $22.7 million of these proceeds to prepay certain existing debt obligations on Boeing 757-200 aircraft.

          During 2013 our board of directors declared a special cash dividend of $2.25 per share to shareholders of record on December 13, 2013, paid in January 2014. Total capital distribution for the declared dividend was $41.8 million. In addition, under our approved stock repurchase program, we repurchased 913,806 shares at an average cost of $91.33 per share during 2013 for a total expenditure of $83.5 million.

          During September 2013, a compliance concern was identified with respect to evacuation slides in as many as 32 of our MD-80 aircraft. These MD-80 aircraft were temporarily removed from service until all slides could be reinspected. Reinspections were completed in September 2013 and all MD-80 aircraft that were inspected were found to be compliant. All of the temporarily removed MD-80 aircraft were returned to service by the end of September 2013.

          During 2013, fixed-fee contract revenue declined to $17.5 million. The decrease was mainly due to the expiration of our largest fixed-fee flying contract in December 2012. Effective January 1, 2014, we entered into a three-year contract extension with Peppermill Casinos, Inc. for flying for its casino properties in Wendover, Nevada.

First quarter 2014 results and update

          In April 2014, we prepaid in full the $121.1 million balance of our Term Loan originally due March 2017. At the same time, we borrowed $45.3 million under a loan agreement secured by 53 MD-80 aircraft. The note payable issued under the loan agreement bears interest at LIBOR plus 2.95 percent and is payable in monthly installments through April 2018. In April and May 2014, we also prepaid the $8.5 million balance of a secured note originally due in June 2016. In May 2014, we borrowed $40.0 million secured by all of our Boeing 757 aircraft under an amortizing variable rate note due in installments through May 2018 when a balloon payment will be due. As of June 1, 2014 our cash balances and investment securities (including short-term and long-term investments but excluding restricted cash) are $337.6 million and our total debt, including current maturities, is $181.3 million.

          During the first quarter of 2014, we achieved an 18.9 percent operating margin resulting in net income of $34.2 million on operating revenue of $302.5 million. Diluted earnings per share were $1.86 or 12.7 percent higher compared to diluted earnings per share of $1.65 for the same period in the prior year. Results for the first quarter of 2014 were driven by a 1.6 percent increase in scheduled passenger revenue available seat mile (or "PRASM") on a 10.9 percent increase in scheduled passengers. These positive revenue trends were complimented by relatively flat fuel expense year-over-year despite a 5.7 percent increase in gallons consumed. Our fuel efficiency metrics continue to improve as we operated ten Airbus A320 series aircraft and a full contingent of 53 166 seat MD-80 aircraft during the quarter.

          Our total operating revenues in the first quarter of 2014 increased $29.6 million or 10.8 percent compared to the same period in the prior year. The first quarter of 2014 was our 16th consecutive quarter of year-over-year increases in total average fare, which increased 1.0 percent to $146.51 for the three months ended March 31, 2014.

          Our operating expense per ASM or CASM increased 1.0 percent from 10.20¢ for the three months ended March 31, 2013 to 10.30¢ for the same period of 2014. Fuel expense per ASM continued to decline into the first quarter with an 8.8 percent decrease year-over-year. Fuel efficiency, as defined as ASMs per gallon, increased 4.0 percent to 70.0 ASMs per gallon for the three months ended March 31, 2014 compared to the same period in 2013. These results were driven by operating ten Airbus A320 series aircraft during the quarter, which are approximately 25 percent more fuel efficient on a per block hour basis than the MD-80 aircraft. CASM, excluding fuel, increased 10.4 percent due to $12.0 million in nonrecurring expenses resulting from delays in training and crew availability, which impacted our ability to fly our published schedule. The additional costs we incurred were related to aircraft sub service, labor inefficiencies, crew training, and displacement costs.

          Our liquidity position continues to provide us with opportunities to return excess capital to shareholders and invest in strategic corporate initiatives, fleet growth, and our IT infrastructure. Our capital expenditures totaled $11.1 million during the first quarter 2014 and we continued to repurchase shares under our share repurchase program. During the quarter, we repurchased 730,162 shares at an average price of $98.82 per share for a total expenditure of $72.2 million.

Aircraft

Operating Fleet

          As of June 1, 2014, our total aircraft in service consisted of 53 MD-80 aircraft, six Boeing 757-200 aircraft, and ten Airbus A320 series aircraft. During the first quarter of 2014, we placed two owned Airbus A320 series aircraft and returned two MD-80 aircraft out of temporary storage into revenue service. The two MD-80 aircraft were reconfigured to 166 seats prior to being replaced into revenue service. The following table sets forth the number and type of aircraft in service and operated by us as of the dates indicated:

	March 31, 2013			March 31, 2014			December 31, 2011			December 31, 2012			December 31, 2013
	Own(b)	Lease	Total	Own	Lease	Total	Own(b)	Lease	Total	Own(b)	Lease	Total	Own(b)	Lease	Total
MD82/83/88s(a)	56	—	56	53	—	53	52	2	54	56	—	56	52	—	52
MD87s(c)	1	—	1	—	—	—	2	—	2	2	—	2	—	—	—
B757-200	6	—	6	6	—	6	1	—	1	5	—	5	6	—	6
A319	—	1	1	1	2	3	—	—	—	—	—	—	1	2	3
A320	—	—	—	7	—	7	—	—	—	—	—	—	5	—	5

Total	63	1	64	67	2	69	55	2	57	63	—	63	64	2	66

(a)
Includes the following number of MD-80 aircraft (MD-82/83/88s) modified to a 166-seat configuration: March 31, 2014 — 53; December 31, 2013 — 51; March 31, 2013 — 51; December 31, 2012 — 45; December 31, 2011 — seven.

(b)
Does not include aircraft owned, but not added to our operating fleet or temporarily stored as of the date indicated.

(c)
Used almost exclusively for fixed-fee flying.

MD-80 aircraft

          As of June 1, 2014, 53 MD-80 aircraft had been modified to 166 seats as part of our seat reconfiguration program. We expect our MD-80 aircraft fleet to remain at 53 aircraft during 2014.

Airbus aircraft

          In August 2012, we entered into operating lease agreements for nine used Airbus A320 series aircraft with expected deliveries through the third quarter of 2015. As of December 31, 2013, we have inducted two of these leased Airbus A320 series aircraft into revenue service. We expect to take possession of the remaining aircraft under these lease agreements in 2014 and 2015. In June 2014, we entered into a letter of intent to purchase the two aircraft already on lease to us and six additional aircraft to be delivered to us in the future. When we enter into a definitive agreement to document these transactions, the lease for the ninth aircraft will be cancelled.

          In December 2012 and August 2013, we entered into purchase agreements for nine used Airbus A320 series aircraft. Of the nine Airbus A320 series aircraft under contract, two were acquired in the second quarter of 2013 and five were acquired in the third quarter of 2013. Five of the Airbus A320 series aircraft were placed into our operating fleet in the fourth quarter of 2013 and two additional Airbus A320 series aircraft were placed in revenue service as of February 1, 2014. The final two Airbus A320 series aircraft under contract are expected to be acquired in the fourth quarter of 2014 and placed in revenue service in 2015.

          In June 2014, we entered into contracts to purchase two additional Airbus A320 series aircraft in 2015 and 2016.

Fleet plan

          The following table provides the expected number of operating aircraft in service at the end of the respective quarters or year based on scheduled contracted deliveries of Airbus aircraft:

	June 30, 2014	September 30, 2014	December 31, 2014	December 31, 2015
MD-80 (166 seats)	53	53	53	53
B757-200	6	6	6	6
A319	3	3	4	9
A320	7	7	7	10

Total	69	69	70	78

The table does not include aircraft owned by us but leased out or otherwise not yet placed into revenue service.

          We continually consider other aircraft acquisitions on an opportunistic basis.

Network

          Based on our published schedule as of June 1, 2014, we operated 231 routes (including seasonal service) into our leisure destinations, including service from 85 small cities, compared to 198 routes from 75 small cities as of March 31, 2013. During 2013, we added one leisure destination to our route network, and we began service to Palm Beach, Florida as an additional leisure destination in May 2014.

          The growth in network in 2013 was primarily on the East Coast with seven new routes to each of St. Petersburg and Orlando Sanford and ten new routes to Punta Gorda, Florida. The majority of our new markets and routes were announced in late third quarter of 2013.

          The following shows the number of leisure destinations and small cities served as of the dates indicated (includes cities served seasonally):

	Based on our published schedule as of June 1, 2014	As of March 31, 2014	As of March 31, 2013	As of December 31, 2013	As of December 31, 2012	As of December 31, 2011
Leisure destinations	14	14	13	14	13	11
Small cities served	86	86	75	86	74	65

Total cities served	100	100	88	100	87	76

Total routes	231	227	198	226	195	171

Trends and Uncertainties

          Fuel cost volatility has significantly impacted our operating results in prior years but crude oil prices stabilized during 2013 and remained largely unchanged in the first quarter of 2014. Our system average fuel cost per gallon decreased from $3.37 for the first quarter of 2013 to $3.20 for the same period of 2014. Our fuel cost per ASM declined 8.8 percent from 5.02¢ in first quarter 2013 to 4.58¢ in 2014 due to a 4.0 percent increase in ASMs per gallon. We added additional capacity over which we spread our fuel cost with the introduction of larger (177 seats) used A320 Airbus aircraft into our operating fleet and additional seats from the completion of our MD-80 seat reconfiguration program. Fuel costs in the long-term remain uncertain and fuel cost volatility could materially affect our future operating costs.

          During the first quarter 2014, we placed two Airbus A320 series aircraft and returned two remaining MD-80 aircraft out of temporary storage into revenue service. In addition, we completed the reconfiguration of our Boeing 757 fleet from 223 seats to 215 seats and installed six Giant Seats per aircraft which will provide additional ancillary revenue opportunities. We expect our MD-80 aircraft fleet to remain at 53 aircraft during 2014. We believe our six Boeing 757-200 aircraft, our MD-80 aircraft fleet, and the purchase and acquisition of used Airbus A320 series aircraft under contract will meet our aircraft needs to support our planned growth through 2015.

          Our network grew from 198 routes as of March 31, 2013, to 227 routes at March 31, 2014 and 231 routes based on our published schedule as of June 1, 2014. We expect to continue to aggressively manage capacity in our markets in an attempt to maximize profitability. TRASM improved to 12.87¢ in the first quarter of 2014 compared to 12.79¢ for the same period in 2013, primarily due to continued strength in our base fare. CASM, excluding fuel, rose by 10.4 percent due to $12.0 million in nonrecurring expenses related to aircraft sub service, labor inefficiencies, elevated crew training and crew displacement costs. Currently, we do not anticipate these additional costs to extend past June 2014. We continue to focus on operating a higher percentage of our flights during peak windows and a lower percentage of flights during off-peak windows. We believe this approach with our planned departure and ASM growth, primarily in our Florida markets, will contribute to the achievement of our profitability goals in the current operating environment.

          We have three employee groups who have voted for union representation: pilots, flight attendants, and flight dispatchers. These three employee groups make up approximately 50 percent of our total employee base. We are currently in various stages of negotiations for collective bargaining agreements with the labor organizations representing these employee groups. Any labor actions following an inability to reach collective bargaining agreements could materially impact our operations during the continuance of any such activity.

Our Operating Revenue

          Our operating revenue is comprised of both air travel on a stand-alone basis and bundled with hotels, rental cars and other travel-related services. We believe our diversified revenue streams distinguish us from other U.S. airlines and other travel companies.

  •
  Scheduled service revenue.  Scheduled service revenue consists of base air fare.

  •
  Ancillary revenue.  Our ancillary revenue is generated from air-related charges and third-party products. Air-related revenue is generated through charges for baggage, carrier usage charges, advance seat assignments, travel protection product, change fees, use of our call center for purchases, priority boarding and other services provided in conjunction with our scheduled air service. We also generate revenue from third-party products through the sale of hotel rooms, ground transportation (rental cars and hotel shuttle products), attraction and show tickets and fees we receive from other merchants selling products through our website. We recognize our ancillary revenues net of amounts paid to wholesale providers, travel agent commissions and payment processing fees.

  •
  Fixed-fee contract revenue.  Our fixed-fee contract revenue is generated from fixed-fee agreements and charter service on a year-round and ad-hoc basis.

  •
  Other revenue.  Other revenue is primarily generated from aircraft and flight equipment leased to third parties.

          Seasonality.    Our results of operations for interim periods are not necessarily indicative of those for the entire year because our business is subject to seasonal fluctuations. We can be adversely impacted during periods with reduced leisure travel spending. Traffic demand for our business historically has been weaker in the third quarter and stronger in the first quarter.

Our Operating Expenses

          A brief description of the items included in our operating expense line items follows.

          Aircraft fuel expense.    Aircraft fuel expense includes the cost of aircraft fuel, fuel taxes, into plane fees and airport fuel flowage, storage or through-put fees. Under the majority of our fixed-fee contracts, our customer reimburses us for fuel costs. These amounts are netted against our fuel expense.

          Salary and benefits expense.    Salary and benefits expense includes wages, salaries, and employee bonuses, sales commissions for in-flight personnel, as well as expenses associated with employee benefit plans, stock compensation expense related to equity grants, and employer payroll taxes.

          Station operations expense.    Station operations expense includes the fees charged by airports for the use or lease of airport facilities and fees charged by third-party vendors for ground handling services, commissary expenses and other related services such as deicing of aircraft.

          Maintenance and repairs expense.    Maintenance and repairs expense includes all parts, materials and spares required to maintain our aircraft. Also included are fees for repairs performed by third-party vendors.

          Sales and marketing expense.    Sales and marketing expense includes all advertising, promotional expenses, travel agent commissions and debit and credit card processing fees associated with the sale of scheduled service and air-related charges.

          Aircraft lease rentals expense.    Aircraft lease rentals expense consists of the cost of leasing aircraft under operating leases with third parties and costs for subservice contracted out.

          Depreciation and amortization expense.    Depreciation and amortization expense includes the depreciation of all fixed assets, including aircraft that we own.

          Other expense.    Other expense includes the cost of passenger liability insurance, aircraft hull insurance and all other insurance policies excluding employee welfare insurance. Additionally, this expense includes loss on disposals of aircraft and other equipment disposals, travel and training expenses for crews and ground personnel, facility lease expenses, professional fees, personal property taxes and all other administrative and operational overhead expenses not included in other line items above.

RESULTS OF OPERATIONS

Comparison of three months ended March 31, 2014 to three months ended March 31, 2013

          The table below presents our operating expenses as a percentage of operating revenue for the periods indicated:

	Three Months Ended March 31,
	2014	2013
Total operating revenues	100.0%	100.0%
Operating expenses:
Aircraft fuel	36.0	39.7
Salaries and benefits	15.4	15.1
Station operations	7.3	7.1
Maintenance and repairs	6.8	6.6
Sales and marketing	2.6	2.1
Aircraft lease rentals	3.1	0.1
Depreciation and amortization	6.1	6.2
Other	3.8	3.9

Total operating expenses	81.1%	80.8%

Operating margin	18.9%	19.2%

Operating Revenue

          Our operating revenue increased 10.8 percent to $302.5 million for the three months ended March 31, 2014, up from $273.0 million for the same period of 2013 primarily due to a 13.1 percent increase in scheduled service revenue and a 9.8 percent increase in ancillary revenue. Scheduled service revenue and ancillary revenue increases were primarily driven by a 10.9 percent increase in scheduled service passengers and a 1.0 percent increase in our total average fare per passenger from $144.99 to $146.51.

          Scheduled service revenue.    Scheduled service revenue increased 13.1 percent to $203.5 million for the three months ended March 31, 2014, up from $179.9 million in the same period of 2013. The increase was driven by a 10.9 percent increase in the number of scheduled service passengers and a 2.0 percent increase in the scheduled service average fare. Passenger growth was attributable to an 11.5 percent increase in the number of scheduled service departures while the average number of passengers per departure and scheduled service seats per departure remained relatively unchanged for the three months ended March 31, 2014 compared to the three months ended March 31, 2013.

          Ancillary revenue.    Ancillary revenue increased 9.8 percent to $96.1 million for the three months ended March 31, 2014, up from $87.5 million in the same period of 2013, primarily driven by 10.9 percent increase in scheduled service passengers. Our air-related ancillary revenue per scheduled service passenger increased $0.15 primarily attributable to an increase in charges for bags and charges for trip-flex fees resulting from the implementation of a new carry-on bag fee and new change fee polices. In addition, the completion of our MD-80 seat reconfiguration program allowed us to sell additional assigned seats on these aircraft which resulted in increases assigned seats sales. The following table details ancillary revenue per scheduled service passenger from air-related charges and third-party products:

	Three Months Ended March 31,
			Percentage Change
	2014	2013
Air-related charges	$41.79	$41.64	0.4%
Third-party products	5.20	5.81	(10.5)%

Total ancillary revenue per scheduled service passenger	$46.99	$47.45	(1.0)%

          The following table details the calculation of ancillary revenue from third-party products. Third-party products consist of revenue from the sale of hotel rooms, ground transportation (rental cars and hotel shuttle products), attraction and show tickets, and fees we receive from other merchants selling products through our website:

	Three Months Ended March 31,
(in thousands except room nights and rental car days)			Percentage Change
	2014	2013
Gross ancillary revenue — third-party products	$35,739	$34,327	4.1%
Cost of goods sold	(24,651)	(22,962)	7.4%
Transaction costs(a)	(458)	(648)	(29.3)%

Ancillary revenue — third-party products	$10,630	$10,717	(0.8)%

As percent of gross ancillary revenue — third-party	29.7%	31.2%	(1.5)pp
Hotel room nights	143,760	156,466	(8.1)%
Rental car days	281,311	250,099	12.5%

(a)
Includes payment expenses and travel agency commissions.

          During the three months ended March 31, 2014, we generated gross revenue of $35.7 million from the sale of third-party products, which resulted in net revenue of $10.6 million. Net third-party products revenue decreased 0.8 percent primarily due to the reduction of hotel room nights partially offset by an increase in the sale of rental car days. The 12.5 percent increase in rental car days sold was driven by an increase in scheduled service passengers to those markets where a higher percentage of rental car days are typically sold, such as Florida and Phoenix. The reduction in hotel rooms was primarily from the impact of certain promotions in the prior year which have been phased out, such as offering an air discount tied to hotel sales. Additionally, our previous pre-purchase agreement for discounted rooms in Las Vegas concluded in the third quarter of 2013 and was renewed with rates which are not as attractive as the prior deal due to the improved Las Vegas hotel market.

          Fixed-fee contract revenue.    Fixed-fee contract revenue decreased 49.0 percent to $2.6 million for the three months ended March 31, 2014, from $5.2 million in the same period of 2013. The decrease was driven by a 39.1 percent reduction in fixed-fee block hours flown, primarily due to lack of crew availability for NCAA March Madness flying.

          Other revenue.    Other revenue of $0.3 million for the three months ended March 31, 2014 remained flat compared to the same period of 2013 and was generated primarily from in-flight media advertising.

Operating Expenses

          Our operating expenses increased 11.2 percent to $245.3 million for the three months ended March 31, 2014 compared to $220.6 million in the same period of 2013. We primarily evaluate our expense management by comparing our costs per passenger and per ASMs across different periods, which enables us to assess trends in each expense category.

          The following table presents operating expense per passenger for the indicated periods. The table also presents operating expense per passenger, excluding fuel, which represents operating expenses, less aircraft fuel expense, divided by the number of passengers carried. This statistic provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors beyond our control.

	Three Months Ended March 31,
			Percentage Change
	2014	2013
Aircraft fuel	$52.56	$57.70	(8.9)%
Salary and benefits	22.40	21.89	2.3
Station operations	10.73	10.29	4.3
Maintenance and repairs	9.94	9.64	3.1
Sales and marketing	3.77	3.09	22.0
Aircraft lease rentals	4.55	0.16	NM *
Depreciation and amortization	8.89	8.98	(1.0)
Other	5.48	5.56	(1.4)

Operating expense per passenger	$118.32	$117.31	0.9%
Operating expense per passenger, excluding fuel	$65.76	$59.62	10.3%

*
NM — not meaningful

          The following table presents unit costs, defined as Operating CASM, for the indicated periods. The table also presents Operating CASM, excluding fuel, which represents operating expenses, less aircraft fuel expense, divided by ASMs. As on a per-passenger basis, excluding fuel on a per ASM basis provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility.

	Three Months Ended March 31,
					Percentage Change
	2014		2013
Aircraft fuel	4.58	¢	5.02	¢	(8.8)%
Salary and benefits	1.95		1.90		2.6
Station operations	0.93		0.89		4.5
Maintenance and repairs	0.87		0.84		3.6
Sales and marketing	0.33		0.27		22.2
Aircraft lease rentals	0.40		0.01		NM *
Depreciation and amortization	0.77		0.78		(1.3)
Other	0.47		0.49		(4.1)

Operating expense per ASM (CASM)	10.30	¢	10.20	¢	1.0%
CASM, excluding fuel	5.72	¢	5.18	¢	10.4%

*
NM — not meaningful

          Our overall cost per passenger and cost per ASM were relatively flat for the three months ended March 31, 2014 compared to the same period in the prior year as decreases in the fuel expense per passenger and per ASM were offset by increases in the per-passenger and per ASM costs in other line items.

          Aircraft fuel expense.    Aircraft fuel expense was relatively flat at $108.9 million for the three months ended March 31, 2014 compared to $108.5 million in the same period of 2013. A 5.7 percent increase in total system gallons consumed was offset by a 5.0 percent decrease in our average fuel cost per gallon from $3.37 to $3.20. The increase in gallons consumed is attributable to a 9.4 percent increase in total system departures offset by improved fuel efficiency. Fuel efficiency increased predominantly from the introduction of used A320 series Airbus aircraft into our operating fleet.

          Salary and benefits expense.    Salary and benefits expense increased 12.8 percent to $46.4 million for the three months ended March 31, 2014 up from $41.2 million in the same period of 2013. The increase is primarily attributable to a 13.1 percent increase in the number of full-time equivalent employees. Headcount growth was mostly attributable to flight crews to support a 7.3 percent increase in average number of aircraft in revenue service year over year and flight operations and maintenance staff to support increasing Airbus A320 series aircraft operations.

          Station operations expense.    Station operations expense increased 14.9 percent to $22.2 million for the three months ended March 31, 2014 compared to $19.3 million in the same period of 2013. The increase was primarily attributable to increased fees at several airports where we operate in addition to our 9.4 percent increase in total system departures. We continue to experience cost pressures in the major destinations we service, primarily in Las Vegas, where we have limited ability to reduce costs.

          Maintenance and repairs expense.    Maintenance and repairs expense increased 13.6 percent to $20.6 million for the three months ended March 31, 2014 compared to $18.1 million in the same period of 2013. The increase was primarily attributable to a 7.3 percent increase in average operating fleet size and a larger number of heavy maintenance events during the quarter. During the three months ended March 31, 2014, we had 17 heavy maintenance events compared to 12 for the same period in 2013. During the three months ended March 31, 2014, our maintenance expense per aircraft per month was approximately $101 thousand compared to $95 thousand in the same period last year.

          Sales and marketing expense.    Sales and marketing expense increased 34.6 percent to $7.8 million for the three months ended March 31, 2014, compared to $5.8 million in the same period of 2013, due to a combination of increased credit card interchange fees and advertising expenses to launch 12 new routes to begin operation in the second quarter of 2014.

          Aircraft lease rentals expense.    We had $9.4 million in aircraft lease rentals expense for the three months ended March 31, 2014 and $0.3 million in the same period of 2013. During the three months ended March 31, 2014, we operated two Airbus A320 series aircraft under operating leases and incurred $7.6 million in contracting for sub-service flying needed due to crew shortages.

          Depreciation and amortization expense.    Depreciation and amortization expense increased 9.1 percent to $18.4 million for the three months ended March 31, 2014, compared to $16.9 million in the same period of 2013. The increase was driven by eight incremental owned Airbus aircraft in our revenue service fleet year-over-year and the amortization of capitalized IT infrastructure costs. Our average number of owned aircraft in service was 67.9 for the three months ended March 31, 2014 compared to 63.3 for same period in 2013.

          Other expense.    Other expense increased 8.5 percent to $11.4 million for the three months ended March 31, 2014 from $10.5 million for the same period of 2013. The increase was primarily attributable to flight operations training costs driven by a 7.3 percent increase in average operating fleet size, non-capitalized IT development costs, and other administrative costs associated with our growth.

Other (Income) Expense

          Other (income) expense increased 55.0 percent to $2.9 million for the three months ended March 31, 2014 to $1.9 million for the same period in 2013. The increase is due to additional interest expense from increased borrowings.

Income Tax Expense

          Our effective income tax rate was 37.3 percent for the three months ended March 31, 2014 compared to 36.9 percent for the same period of 2013. While we expect our tax rate to be fairly consistent in the near term, it will vary depending on recurring items such as the amount of income we earn in each state and the state tax rate applicable to such income. Discrete items during interim periods may also affect our tax rates.

Comparative Consolidated Operating Statistics

          The following tables set forth our operating statistics for the three months ended March 31, 2014 and 2013:

	Three Months Ended March 31,
			Percent Change*
	2014	2013
Operating statistics (unaudited):
Total system statistics:
Passengers	2,072,720	1,880,341	10.2
Revenue passenger miles (RPMs) (thousands)	2,081,501	1,908,075	9.1
Available seat miles (ASMs) (thousands)	2,381,139	2,163,145	10.1
Load factor	87.4%	88.2%	(0.8)
Operating revenue per ASM (RASM)** (cents)	12.71	12.62	0.7
Operating expense per ASM (CASM) (cents)	10.30	10.20	1.0
Fuel expense per ASM (cents)	4.58	5.02	(8.8)
Operating CASM, excluding fuel (cents)	5.72	5.18	10.4
Operating expense per passenger	$118.32	$117.31	0.9
Fuel expense per passenger	$52.56	$57.70	(8.9)
Operating expense per passenger, excluding fuel	$65.76	$59.62	10.3
ASMs per gallon of fuel	70.0	67.3	4.0
Departures	14,501	13,254	9.4
Block hours	36,348	33,784	7.6
Average stage length (miles)	960	956	0.4
Average number of operating aircraft during period	67.9	63.3	7.3
Average block hours per aircraft per day	5.8	5.9	(1.7)
Full-time equivalent employees at end of period	2,130	1,884	13.1
Fuel gallons consumed (thousands)	34,002	32,160	5.7
Average fuel cost per gallon	$3.20	$3.37	(5.0)
Scheduled service statistics:
Passengers	2,045,028	1,844,658	10.9
Revenue passenger miles (RPMs) (thousands)	2,059,188	1,879,027	9.6
Available seat miles (ASMs) (thousands)	2,327,935	2,091,451	11.3
Load factor	88.5%	89.8%	(1.3)
Departures	13,935	12,498	11.5
Average passengers per departure	147	148	(0.7)
Scheduled service seats per departure	168.5	167.7	0.5
Block hours	35,385	32,399	9.2
Yield (cents)	9.88	9.58	3.1
Scheduled service revenue per ASM (PRASM) (cents)	8.74	8.60	1.6
Total ancillary revenue per ASM** (cents)	4.13	4.19	(1.4)
Total scheduled service revenue per ASM (TRASM)** (cents)	12.87	12.79	0.6
Average fare — scheduled service	$99.52	$97.54	2.0
Average fare — ancillary air-related charges	$41.79	$41.64	0.4
Average fare — ancillary third-party products	$5.20	$5.81	(10.5)
Average fare — total	$146.51	$144.99	1.0
Average stage length (miles)	977	978	(0.1)
Fuel gallons consumed (thousands)	33,207	31,025	7.0
Average fuel cost per gallon	$3.23	$3.41	(5.3)
Percent of sales through website during period	94.3%	94.1%	0.2

*
Except load factor and percent of sales through website during period, which are presented as a percentage point change.

**
Various components of these measures do not have a direct correlation to ASMs. These figures are provided on a per ASM basis so as to facilitate comparison with airlines reporting revenues on a per ASM basis.

          See "Selected Financial and Operating Information" for the definitions of various terms used in tables above.

Fiscal 2013 Compared to Fiscal 2012 and Fiscal 2011

          The table below presents our operating expenses as a percentage of operating revenue for the last three fiscal years.

	Year ended December 31,
	2011	2012	2013
Operating revenue	100%	100%	100%
Operating expenses:
Aircraft fuel	42.4	41.6	38.7
Salary and benefits	15.4	14.7	15.9
Station operations	8.6	8.6	7.9
Maintenance and repairs	10.4	8.1	7.3
Sales and marketing	2.6	2.1	2.2
Aircraft lease rentals	0.1	—	0.9
Depreciation and amortization	5.4	6.3	7.0
Other	4.1	4.0	4.6

Total operating expenses	89.0%	85.4%	84.5%

2013 Compared to 2012

          The table below presents our operating expenses as a percentage of operating revenue for the periods indicated:

	Year Ended December 31,
	2013	2012
Total operating revenues	100.0%	100.0%
Operating expenses:
Aircraft fuel	38.7	41.6
Salaries and benefits	15.9	14.7
Station operations	7.9	8.6
Maintenance and repairs	7.3	8.1
Sales and marketing	2.2	2.1
Aircraft lease rentals	0.9	—
Depreciation and amortization	7.0	6.3
Other	4.6	4.0

Total operating expenses	84.5%	85.4%

Operating margin	15.5%	14.6%

Operating Revenue

          Our operating revenue increased 9.6 percent to $996.2 million in 2013, up from $908.7 million in 2012, primarily due to a 19.6 percent increase in ancillary revenue and an 11.1 percent increase in scheduled service revenue. Scheduled service revenue and ancillary revenue increases were driven by a 7.8 percent increase in scheduled service passengers and a 5.6 percent increase in our total average fare to $137.43 in 2013 compared to $130.10 in 2012.

          Scheduled service revenue.    Scheduled service revenue increased 11.1 percent to $651.3 million for 2013, up from $586.0 million in 2012. The increase was driven by a 7.8 percent increase in the number of scheduled service passengers and a 3.1 percent increase in our scheduled service average base fare. Passenger growth was attributable to a 5.0 percent increase in the average number of passengers per departure, associated with a 5.4 percent growth in scheduled service seats per departure, and a 3.0 percent increase in the number of scheduled service departures. We added 44 new routes in 2013 which increased the number of passengers as our load factor remained relatively unchanged at 88.9 percent in 2013 compared to 89.4 percent in 2012.

          Ancillary revenue.    Ancillary revenue increased 19.6 percent to $324.9 million for 2013, up from $271.6 million in 2012, driven by an 11.0 percent increase in ancillary revenue per scheduled passenger from $41.20 to $45.73 and a 7.8 percent increase in the number of scheduled service passengers. The increase in our ancillary revenue per scheduled service passenger of $4.53 was mainly attributable to an increase in charges for bags resulting from the implementation of a new carry-on bag fee, introduced in April 2012 and in effect for the full year during 2013, and sales of assigned seats as the completion of our MD-80 modification program allowed us to sell additional assigned seats on these aircraft. The following table details ancillary revenue per scheduled service passenger from air-related charges and third-party products:

	Year Ended December 31,
			Percentage Change
	2013	2012
Air-related charges	$40.52	$35.72	13.4%
Third-party products	5.21	5.48	(4.9)%

Total ancillary revenue per scheduled service passenger	$45.73	$41.20	11.0%

          The following table details the calculation of ancillary revenue from third-party products. Third-party products consist of revenue from the sale of hotel rooms, ground transportation (rental cars and hotel shuttle products), attraction and show tickets, and fees we receive from other merchants selling products through our website:

	Year Ended December 31,
(in thousands except room nights and rental car days)			Percentage Change
	2013	2012
Gross ancillary revenue — third-party products	$120,730	$119,027	1.4%
Cost of goods sold	(81,904)	(78,979)	3.7%
Transaction costs(a)	(1,797)	(3,924)	(54.2)%

Ancillary revenue — third-party products	$37,029	$36,124	2.5%

As percent of gross ancillary revenue — third-party	30.7%	30.3%	0.4 pp
Hotel room nights	595,697	690,116	(13.7)%
Rental car days	844,858	763,353	10.7%

(a)
Includes payment expenses and travel agency commissions

          During 2013, we generated gross revenue of $120.7 million from the sale of third-party products, which resulted in net revenue of $37.0 million. Net third-party products revenue increased 2.5 percent primarily due to the impact on our margin from lower transaction costs. The 10.7 percent increase in rental car days sold was driven by an increase in scheduled service passengers to those markets where a higher percentage of rental car days are typically sold, such as Florida and Phoenix. Hotel room nights sold in 2013 decreased by 13.7 percent compared to 2012. In the fourth quarter of 2012, we phased out offering an air discount tied to hotel sales in order to generate higher levels of overall company profitability. Hotel net revenue in 2013 excluding the effect of an air discount increased 25 percent compared to 2012.

          Fixed-fee contract revenue.    Fixed-fee contract revenue decreased 59.3 percent to $17.5 million in 2013, from $42.9 million in 2012. The decrease was driven by a 66.7 percent reduction in fixed-fee block hours flown, slightly offset by a 22.3 percent higher per-block hour rate. The significant reduction in our fixed-fee block hours flown was mainly due to the expiration of a fixed-fee flying contract in December 2012.

          Other revenue.    We generated other revenue of $2.5 million for 2013, compared to $8.2 million in 2012, primarily from lease revenue for aircraft and flight equipment. Aircraft previously leased in 2012 were added to our fleet and placed into revenue service in 2013 which led to the decrease in other revenue for the current year. We leased out three Boeing 757-200 aircraft to third parties on a short-term basis for the majority of 2012 while we leased out one A320 Airbus aircraft in 2013 with a lease term from June through September. We took possession of the A320 Airbus aircraft from lease expiration and placed it into our operating fleet during the fourth quarter of 2013.

Operating Expenses

          Our operating expenses increased 8.4 percent to $841.4 million in 2013 compared to $776.4 million in 2012 in line with an 8.8 percent increase in system capacity. We primarily evaluate our expense management by comparing our costs per passenger and per ASMs across different periods, which enables us to assess trends in each expense category. The following table presents operating expense per passenger for the indicated periods:

	Year Ended December 31,
			Percentage Change
	2013	2012
Aircraft fuel	$53.25	$54.13	(1.6)%
Salary and benefits	21.91	19.08	14.8
Station operations	10.80	11.21	(3.7)
Maintenance and repairs	10.06	10.58	(4.9)
Sales and marketing	2.99	2.75	8.7
Aircraft lease rentals	1.27	—	NM
Depreciation and amortization	9.57	8.23	16.3
Other	6.35	5.14	23.5

Operating expense per passenger	$116.20	$111.12	4.6%
Operating expense per passenger, excluding fuel	$62.95	$56.99	10.5%

          The following table presents unit costs, defined as Operating CASM, for the indicated periods:

	Year Ended December 31,
					Percentage Change
	2013		2012
Aircraft fuel	4.73	¢	5.05	¢	(6.3)%
Salary and benefits	1.95		1.78		9.6
Station operations	0.96		1.05		(8.6)
Maintenance and repairs	0.89		0.99		(10.1)
Sales and marketing	0.27		0.26		3.8
Aircraft lease rentals	0.11		—		NM
Depreciation and amortization	0.85		0.77		10.4
Other	0.56		0.47		19.1

Operating expense per ASM (CASM)	10.32	¢	10.37	¢	(0.5)%
CASM, excluding fuel	5.59	¢	5.32	¢	5.1%

          Aircraft fuel expense.    Aircraft fuel expense increased only 1.9 percent to $385.6 million for 2013, up from $378.2 million in 2012 on a 1.4 percent increase in gallons consumed, from 118.8 million in 2012 to 120.5 million in 2013. Fuel cost per gallon remained relatively flat year-over-year. Despite an 8.8 percent increase in total system ASMs in 2013, our fuel cost per ASM declined 6.3 percent from 5.05¢ in 2012 to 4.73¢ in 2013 due to a 7.3 percent increase in ASMs per gallon. Fuel efficiency increased from the introduction of used A320 series Airbus aircraft into our operating fleet, having six high capacity Boeing 757-200 in revenue service, and 16 additional seats per aircraft from our MD-80 seat reconfiguration program. The higher gauge aircraft in our fleet provided us additional capacity over which to spread our fuel costs.

          Salary and benefits expense.    Salary and benefits expense increased 19.0 percent to $158.6 million for 2013, up from $133.3 million in 2012. The increase is primarily attributable to a 13.4 percent increase in the number of full-time equivalent employees, adjustments to our pilot pay scales as a result of our increased profitability, stock-based compensation and increased bonus expense resulting from our higher profitability in 2013 compared to 2012. The increase in the number of average full-time equivalent employees was driven by additional headcount for flight attendants as we increased the gauge of our aircraft and the hiring of information technology staff to support our ongoing commitment to enhance our technology infrastructure. As a result of pilot compensation being tied to our overall margin performance, pilot pay scales were higher in 2013 compared to 2012, as the most recent adjustment to pay scales was in effect during the entire year in 2013 but only for two months during 2012.

          Station operations expense.    Station operations expense remained relatively flat at $78.2 million for 2013 compared to $78.4 million in the same period of 2012. Our cost per departures increased 4.8 percent offsetting a 4.7 percent decrease in system departures. We continue to experience cost pressures in certain of the major destinations we service, primarily in Las Vegas, where we have limited ability to reduce costs.

          Maintenance and repairs expense.    Maintenance and repairs expense decreased 1.5 percent to $72.8 million for 2013, compared to $73.9 million in 2012 despite a 4.5 percent increase in average number of aircraft. The decrease in maintenance expense is due to lower number of scheduled overhaul engine events in the 2013 compared to 2012. In 2013 we had ten overhaul engine events compared to 13 events in 2012.

          Sales and marketing expense.    Sales and marketing expense increased by 12.8 percent to $21.7 million for 2013, compared to $19.2 million in 2012. Since the introduction of our debit card discount option in 2012, we have experienced an increase in debit card usage as a form of payment. This increase in debit card take rate has resulted in a reduction of our transaction costs as a percentage of scheduled service and ancillary revenue. This trend continued into 2013 as our scheduled service and ancillary revenues increased 13.8 percent which outpaced our 12.8 percent increase in sales and marketing expense. During 2013 we ran our first national commercial campaign which led to increased advertising spending.

          Aircraft lease rentals expense.    We had $9.2 million in aircraft lease rentals expense for 2013 and no expense in 2012. During 2013, we took delivery of two leased Airbus A320 series aircraft, with one aircraft placed into service in the first half of 2013. We expect to accept delivery of the remaining seven Airbus A320 series aircraft under existing lease contracts during 2014 and 2015. Additional factors were our contracting for sub-service as a result of the operational disruption in September related to the MD-80 slide reinspections and the delay in placing Airbus A320 series aircraft into service in December as a result of the FAA shutdown.

          Depreciation and amortization expense.    Depreciation and amortization expense increased 20.5 percent to $69.3 million for 2013, compared to $57.5 million in 2012. The increase was driven by a higher cost of our larger gauge aircraft fleet compared to the prior year and additional depreciation resulting from a change in the estimate of residual values and remaining useful lives for our MD-80 engine pool in 2013. We also incurred additional expenses due to amortization of capitalized IT infrastructure costs.

          Other expense.    Other expense increased 28.0 percent to $46.0 million for 2013 from $35.9 million for 2012. The increase was primarily attributable to a $5.3 million write-down of engine values in our consignment program compared to 2012, non capitalizable information technology development costs, costs to support a seasonal operating base in Los Angeles and crew training for our Airbus fleet.

Other (Income) Expense

          Other (income) expense increased 5.2 percent to $8.1 million in 2013 compared to $7.7 million in 2012. The increase is due to higher interest expense from increased borrowings.

Income Tax Expense

          Our effective income tax rate was relatively flat at 37.4 percent for 2013 compared to 37.1 percent for 2012. While we expect our tax rate to be fairly consistent in the near term, it will vary depending on recurring items such as the amount of income we earn in each state and the state tax rate applicable to such income. Discrete items during interim periods may also affect our tax rates.

2012 Compared to 2011

          The table below presents our operating expenses as a percentage of operating revenue for the periods presented:

	Year Ended December 31,
	2012	2011
Total operating revenues	100.0%	100.0%
Operating expenses:
Aircraft fuel	41.6%	42.4%
Salaries and benefits	14.7%	15.4%
Station operations	8.6%	8.6%
Maintenance and repairs	8.1%	10.4%
Sales and marketing	2.1%	2.6%
Aircraft lease rentals	—%	0.1%
Depreciation and amortization	6.3%	5.4%
Other	4.0%	4.1%

Total operating expenses	85.4%	89.0%

Operating margin	14.6%	11.0%

Operating Revenue

          Our operating revenue increased 16.6 percent to $908.7 million in 2012, up from $779.1 million in 2011, primarily due to a 29.3 percent increase in ancillary revenue and a 13.8 percent increase in scheduled service revenue. Scheduled service and ancillary revenue increases were driven by a 14.1 percent increase in scheduled service passengers and a 3.7 percent increase in total average fare from $125.51 to $130.10.

          Scheduled service revenue.    Scheduled service revenue increased 13.8 percent to $586.0 million for 2012, up from $515.0 million in 2011. The increase was primarily driven by a 14.1 percent increase in scheduled service passengers as the scheduled service average base fare was relatively flat year over year. Passenger growth was driven by a 10.4 percent increase in the number of scheduled service departures, as we increased the average number of aircraft in service by 15.3 percent and we also added more 166 seat MD-80 aircraft and Boeing 757 aircraft to our operating fleet. Scheduled service load factor declined by 2.3 points from 2011 to 2012 as our 20.0 percent increase in scheduled service ASMs outpaced our 14.1 percent increase in scheduled service passengers. The addition of routes to our Florida markets in 2012 was a significant driver of this year-over-year departure increase, as a result of profitability from these markets and identified opportunities for service from certain markets previously served by Airtran which were discontinued after its acquisition by Southwest. The relatively flat year-over-year scheduled service average base fare was impacted by revenue softness we experienced in markets outside of Florida, such as new markets where we began service in 2012.

          Ancillary revenue.    Ancillary revenue increased 29.3 percent to $271.6 million in 2012, up from $210.0 million in 2011, driven by a 14.1 percent increase in scheduled service passengers and a 13.3 percent increase in ancillary revenue per scheduled passenger from $36.36 to $41.20. The increase in our ancillary revenue per scheduled service passenger of $4.84 was primarily attributable to the implementation of a new carry-on bag fee in April 2012 and our new boarding process rolled out during 2012. The following table details ancillary revenue per scheduled service passenger from air-related charges and third-party products:

	Year Ended December 31,
			Percentage Change
	2012	2011
Air-related charges	$35.72	$31.18	14.6%
Third-party products	5.48	5.18	5.8%

Total ancillary revenue per scheduled service passenger	$41.20	$36.36	13.3%

          The following table details the calculation of ancillary revenue from third-party products. Third-party products consist of revenue from the sale of hotel rooms, ground transportation (rental cars and hotel shuttle products), attraction and show tickets and fees we receive from other merchants selling products through our website:

	Year Ended December 31,
(in thousands except room nights and rental car days)			Percentage Change
	2012	2011
Gross ancillary revenue — third-party products	$119,027	$106,362	11.9%
Cost of goods sold	(78,979)	(71,984)	9.7%
Transaction costs(a)	(3,924)	(4,462)	(12.1)%

Ancillary revenue — third-party products	$36,124	$29,916	20.8%

As percent of gross ancillary revenue — third-party	30.3%	28.1%	2.2 pp
Hotel room nights	690,116	647,716	6.5%
Rental car days	763,353	577,749	32.1%

(a)
Includes payment expenses and travel agency commissions

          During 2012, we generated gross revenue of $119.0 million from the sale of third-party products, which resulted in net revenue of $36.1 million. A major contributor to our 20.8 percent increase in third-party products net revenue was the sale of rental car days, which grew 32.1 percent year-over-year and outpaced our scheduled service passenger growth of 14.1 percent. The increase in sale of rental car days was driven by an increase in scheduled service passengers to those markets where more rental car days are typically sold, such as Florida and Phoenix, and increased promotions with our national rental car operator.

          Fixed-fee contract revenue.    Fixed-fee contract revenue decreased 1.8 percent to $42.9 million in 2012, down from $43.7 million in 2011. The decrease was the result of a reduction in total fixed-fee block hours flown of 10.4 percent, offset by a 9.6 percent increase in our per-block hour rate. The reduction in block hours flown was driven by our decision to reduce the availability of aircraft for ad-hoc flying compared to the prior year.

          Other revenue.    We generated other revenue of $8.2 million for 2012, compared to $10.5 million in the same period of 2011, primarily from lease revenue for aircraft and flight equipment. In the first quarter of 2011, we leased three Boeing 757-200 aircraft to third parties on a short term basis. During 2012, these aircraft were returned to us, one in the second quarter and two in the fourth quarter.

Operating Expenses

          Our operating expenses increased only 11.9 percent to $776.4 million in 2012 compared to $693.7 million in 2011 despite a 17.6 percent increase in system capacity. We primarily evaluate our expense management by comparing our costs per passenger and per ASMs across different periods which enable us to assess trends in each expense category.

          The following table presents operating expense per passenger for the indicated periods. The table also presents Operating expense per passenger, excluding fuel, which represents operating expenses, less aircraft fuel expense, divided by the number of passengers carried. This statistic provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors beyond our control.

	Year Ended December 31,
			Percentage Change
	2012	2011
Aircraft fuel	$54.13	$53.54	1.1%
Salary and benefits	19.08	19.41	(1.7)%
Station operations	11.21	10.80	3.8%
Maintenance and repairs	10.58	13.15	(19.5)%
Sales and marketing	2.75	3.22	(14.6)%
Aircraft lease rentals	—	0.18	(100.0)%
Depreciation and amortization	8.23	6.80	21.0%
Other	5.14	5.22	(1.5)%

Operating expense per passenger	$111.12	$112.32	(1.1)%
Operating expense per passenger, excluding fuel	$56.99	$58.78	(3.0)%

          The following table presents unit costs, defined as CASM, for the indicated periods. The table also presents Operating CASM, excluding fuel, which represents operating expenses, less aircraft fuel expense, divided by available seat miles. As on a per-passenger basis, excluding fuel on a per ASM basis provides management and investors the ability to measure and monitor our cost performance absent fuel price volatility.

	Year Ended December 31,
					Percentage Change
	2012		2011
Aircraft fuel	5.05	¢	5.20	¢	(2.9)%
Salary and benefits	1.78		1.88		(5.3)%
Station operations	1.05		1.05		—%
Maintenance and repairs	0.99		1.28		(22.7)%
Sales and marketing	0.26		0.31		(16.1)%
Aircraft lease rentals	—		0.02		(100.0)%
Depreciation and amortization	0.77		0.66		16.7%
Other	0.47		0.50		(6.0)%

Operating expense per ASM (CASM)	10.37	¢	10.90	¢	(4.9)%
CASM, excluding fuel	5.32	¢	5.70	¢	(6.7)%

          Aircraft fuel expense.    Aircraft fuel expense increased $47.5 million, or 14.4 percent, to $378.2 million for 2012, up from $330.7 million 2011. This change was due to a 10.4 percent increase in system gallons consumed from 107.6 million to 118.8 million and a 3.6 percent increase in our average total system fuel cost per gallon from $3.07 to $3.18. The increase in gallons consumed is attributable to an 8.6 percent increase in our total system departures, our larger gauge aircraft and a 1.6 percent increase in total system average stage length.

          Salary and benefits expense.    Salary and benefits expense increased 11.2 percent to $133.3 million for 2012, up from $119.9 million in 2011. Excluding accrued employee bonus expense and stock compensation expense, salary and benefits expense increased only 9.7 percent attributable to a 14.2 percent increase in the number of full-time equivalent employees. The number of full-time equivalent employees increased from 1,595 at December 31, 2011, to 1,821 at December 31, 2012, to support the growth of our aircraft fleet, our ongoing significant information technology enhancements and other company growth activities. These increases were offset by improved crew efficiency in 2012 and the impact of our variable pilot base pay scale. In addition, our accrued employee bonus expense increased 54.9 percent in 2012 as a result of the year-over-year increase in operating income.

          Station operations expense.    Station operations expense increased 17.5 percent to $78.4 million for 2012, compared to $66.7 million in the same period of 2011, as a result of an 8.6 percent increase in system departures and an 8.1 percent increase in station operations expense per departure. The increase in station operations expense per departure was attributable to increased fees at several airports where we operate, primarily Las Vegas, and the outsourcing of our station operations in Las Vegas beginning in May 2011.

          Maintenance and repairs expense.    Maintenance and repairs expense decreased 9.0 percent to $73.9 million for 2012, compared to $81.2 million in 2011 despite a 15.3 percent increase in average number of aircraft in service and a 17.6 percent increase in system ASMs. We incurred $11.1 million more in engine overhaul expenses during 2011 as a result of our engine overhaul program, in which we made a substantial investment to increase the reliability and reduce the overall age of our engine portfolio. The decrease in engine overhaul expenses in 2012 was offset by an increase in heavy airframe checks, repair of rotable parts and usage of expendable parts associated with our aircraft fleet growth.

          Sales and marketing expense.    Sales and marketing expense decreased 3.4 percent to $19.2 million in 2012 compared to $19.9 million for the same period of 2011 despite a 13.8 percent increase in scheduled service revenue. Sales and marketing expense per passenger declined 14.6 percent from $3.22 to $2.75 primarily due to lower advertising expenses and a reduction in payment processing costs per passenger attributable to increased debit card usage.

          Aircraft lease rentals expense.    We had no aircraft lease rentals expense in 2012, compared to $1.1 million in 2011. In December 2011, we exercised purchase options on two of our MD-80 aircraft under operating leases and took ownership of the aircraft in January 2012. Upon taking ownership of these two aircraft in January 2012, we did not have any aircraft under operating leases during 2012.

          Depreciation and amortization expense.    Depreciation and amortization expense increased 37.0 percent to $57.5 million in 2012 from $42.0 million in 2011. The increase was driven by a 15.3 percent increase in the average number of operating aircraft, the MD-80 seat reconfiguration costs, and the acceleration of depreciation from a change in estimated remaining useful lives for a limited number of MD-80 aircraft we retired in 2013. As of December 31, 2012, we owned 63 aircraft in service (including five Boeing 757-200 aircraft and 45 MD-80 aircraft reconfigured to 166 seats) compared to 57 aircraft in service (including one Boeing 757-200 aircraft and seven MD-80 aircraft reconfigured to 166 seats) at December 31, 2011.

          Other expense.    Other expense increased 11.5 percent to $35.9 million in 2012 compared to $32.2 million in 2011. The increase was primarily driven by an increase in pre-operating expenses related to certification of our Airbus aircraft and other administrative costs associated with our growth.

Other (Income) Expense

          Other (income) expense increased from a net other expense of $5.9 million for 2011, to a net other expense of $7.7 million for 2012. The increase is due to a $1.6 million increase in interest expense in 2012 primarily associated with our $125.0 million Term Loan borrowing in March 2011.

Income Tax Expense

          Our effective income tax rate was 37.1 percent for 2012 compared to 37.9 percent for 2011. The higher effective tax rate for 2011 was largely due to the impact of apportionment factor adjustments to filed state income tax returns which contributed to an increase in our state income tax expense. While we expect our tax rate to be fairly consistent in the near term, it will tend to vary depending on recurring items such as the amount of income we earn in each state and the state tax rate applicable to such income. Discrete items particular to a given year may also affect our effective tax rates.

LIQUIDITY AND CAPITAL RESOURCES

          During 2013, our primary source of funds was cash generated by our operations. Our operating cash flows, along with the proceeds of financing, have allowed us to invest in the growth of our fleet and information technology infrastructure and development, while meeting our short-term obligations, returning cash to our stockholders and growing our cash position. Our future capital needs are primarily for the acquisition of additional aircraft to meet our growth and operational needs. As of each of December 31, 2013 and March 31, 2014, we had $23.4 million of obligations under existing aircraft purchase agreements and as of December 31, 2013 and March 31, 2014, we had $123.7 million and $122.8 million, respectively, of obligations under existing aircraft operating lease agreements. We believe we have more than adequate liquidity resources through our operating cash flows, cash balances and the proceeds of the notes to meet our future contractual obligations. As we have done in the past, we opportunistically consider raising funds through debt financing on acceptable terms from time to time.

Current liquidity

          Cash, restricted cash and investment securities (including short-term and long-term investments but excluding restricted cash) decreased from $387.1 million at December 31, 2013 to $365.8 million at March 31, 2014 and totaled $352.7 million at December 31, 2012. Restricted cash represents escrowed funds under fixed-fee contracts, cash collateral against notes payable and cash collateral against letters of credit required by hotel properties for guaranteed room availability, airports and certain other parties. Investment securities represent highly liquid marketable securities which are available-for-sale. Under our fixed-fee flying contracts, we require our customers to prepay for flights to be provided by us. The prepayments are escrowed until the flight is completed. Prepayments are recorded as restricted cash and a corresponding amount is recorded as air traffic liability. Our restricted cash balance remained relatively unchanged at $10.8 million as of March 31, 2014 compared to $10.5 million at December 31, 2013 and $10.0 million as of December 31, 2012.

          In April 2014, we prepaid in full the $120.9 million balance and accrued interest of $0.2 million of our term loan originally due March 2017. At the same time, we borrowed $45.3 million under a loan agreement secured by 53 MD-80 aircraft. The note payable issued under the loan agreement bears interest at LIBOR plus 2.95 percent and is payable in monthly installments through April 2018. Additionally, in April and May 2014, we prepaid a note payable in the amount of $8.5 million originally due June 2016. In May 2014, we borrowed $40.0 million under a loan agreement secured by all six of our Boeing 757 aircraft. The notes payable issued under the loan agreement bear interest at LIBOR plus 2.95 percent and are payable in monthly installments through May 2018. As of June 1, 2014, our cash balances and investment securities (including short-term and long-term investments but excluding restricted cash) are $337.6 million and our total debt, including current maturities, is $181.3 million.

          During the first three months of 2014, our primary source of funds was $107.4 million generated by our operations. Our operating cash flows have allowed us to return value to shareholders and invest in the growth of our fleet, information technology infrastructure and development, and substantially maintain our cash position, while meeting our short-term obligations. During the first quarter of 2014, we paid $41.8 million in the form of a cash dividend to our shareholders and repurchased $73.4 million in stock. Our future capital needs are primarily for the acquisition of additional aircraft, including our existing Airbus A320 series aircraft purchase agreements, along with our future aircraft operating lease obligations. We believe we have more than adequate liquidity resources through our operating cash flows and cash balances and the proceeds of the notes to meet our future contractual obligations. As we have done in the past, we consider raising funds through debt financing on an opportunistic basis from time to time.

          We plan to continue to repurchase our stock in the open market and consider cash dividends from time to time subject to availability of cash resources and compliance with our note covenants. See "Description of the Notes — Certain Covenants — Restricted Payments" and "Risk Factors — Risks Related to the Notes — The notes lack a 'cross-default' event of default, a 'judgment default' event of default and some covenants typically found in other comparably rated debt securities, including some of our debt securities, and the covenants that are included in the notes are subject to significant exceptions and 'baskets'."

Sources and Uses of Cash

          Operating Activities.    During the three months ended March 31, 2014, our operating activities provided $107.4 million of cash compared to $107.8 million during the same period of 2013. Operating cash inflows are primarily derived from providing air transportation to customers. The vast majority of tickets are purchased prior to the day on which travel is provided. Operating cash outflows are related to the recurring expenses of airline operations. The operating cash flows for the three months ended March 31, 2014 and 2013 were impacted primarily by our results of operations, adjusted for non-cash depreciation and amortization expense, as well as changes in air traffic liability, accounts receivable and accounts payable and with the increases in certain line items being offset by decreases in others. The increased amount of net income, as adjusted for non-cash depreciation and amortization expense, in the first three months of 2014 and a higher increase in air traffic liability for the period were offset by changes in other working capital line items.

          During 2013, our operating activities provided $196.9 million of cash compared to $176.8 million during 2012. The operating cash flows for 2013 and 2012 were impacted primarily by our results of operations, adjusted for non-cash depreciation and amortization expense, as well as changes in air traffic liability and accounts payable and accrued liabilities. Net cash provided during 2013 increased compared to 2012 primarily as a result of a $13.4 million increase in net income and a $11.8 million increase in non-cash items such as depreciation and amortization expense.

          During 2012, our operating activities provided $176.8 million of cash compared to $129.9 million during 2011. The higher cash provided by operating activities in 2012 compared to

2011, were primarily the result of net income and the increase in air traffic liability which results from passenger bookings for future travel.

          Investing Activities:    Cash provided from investing activities was $1.9 million for the three months ended March 31, 2014 compared to cash used of $55.5 million for the same period in 2013. During the three months ended March 31, 2014, our primary use of cash was for the purchase of property and equipment of $11.1 million while proceeds from the maturities of investment securities, net of purchases, of $13.7 million more than offset the cash outflows. For the three months ended March 31, 2013, our use of cash from investing activities resulted from our purchases of investment securities, net of maturities, of $52.0 million and purchases of property and equipment of $13.1 million offset by returns of deposits and changes in other assets.

          Cash used in investing activities for 2013 was $192.8 million compared to $208.8 million in 2012. During 2013, our primary use of cash was for the purchase of property and equipment of $177.5 million and the purchase of investment securities, net of maturities, of $26.2 million. Purchase of property and equipment during 2013 consisted primarily of the purchase of eight Airbus aircraft, the purchase of office space for our new corporate headquarters, MD-80 engine purchases, and aircraft induction costs. These investing activities were offset by cash provided by returned aircraft deposits of $10.2 million.

          During 2012, our primary use of cash was for the purchase of investment securities, net of maturities, of $94.4 million and purchase of property and equipment of $105.1 million. Purchase of property and equipment during 2012 were associated with our 166 seat configuration project, engine purchases and costs related to our ongoing automation enhancement projects.

          Financing Activities:    Cash used in financing activities for the three months ended March 31, 2014 was $116.9 million, compared to $25.3 million of cash used in financing activities for the same period in 2013. During the three months ended March 31, 2014, the primary use of cash was for stock repurchases of $73.4 million and the cash dividend paid to shareholders of $41.8 million compared to $23.2 million of stock repurchases in the same period of 2013.

          Cash provided by financing activities in 2013 was $4.1 million as we received $106.0 million in proceeds from the issuance of notes payable associated with two loans secured by eight Airbus aircraft, each for $48.0 million, and one loan secured by our new building for $10.0 million. Cash provided by financing activities was offset by stock repurchases of $83.6 million and debt repayments of $22.7 million.

          In 2012, cash used in financing activities was $29.1 million, the majority of which was related to payment of cash dividends to shareholders of $38.6 million and principal debt payments of $9.3 million.

Debt

          Our long-term debt obligations increased from $150.9 million as of December 31, 2012 to $234.3 million as of December 31, 2013 and were $229.3 million at March 31, 2014. After giving effect to the Second Quarter Finance Transactions, our total debt as of March 31, 2014 would have been $185.3 million and would have been $627.2 million on a pro forma basis after giving further effect to the contemplated SPC Aircraft Acquisitions, the notes offered hereby and the use of net proceeds therefrom. As of June 1, 2014, all of our owned aircraft were pledged to secure our debt obligations.

COMMITMENTS AND CONTRACTUAL OBLIGATIONS

          The following table discloses aggregate information about our contractual cash obligations as of March 31, 2014 and the periods in which payments are due (in thousands) as adjusted to give effect to the Second Quarter Finance Transactions:

	Total	April 1, 2014 - December 31, 2014	2015 - 2016	2017 - 2018	2019 - thereafter
Debt secured by aircraft(1)	$189,704	$27,023	$78,525	$70,119	$14,037
Other secured debt(1)	11,114	420	1,121	9,573	—
Operating lease obligations(2)	133,680	6,967	34,833	31,584	60,296
Aircraft purchase obligations(3)	23,360	23,360	—	—	—
Airport fees under use and lease agreements(4)	28,268	7,882	20,386	—	—

Total future payments on contractual obligations	386,126	65,652	134,865	111,276	74,333

(1)
Long-term debt obligations include scheduled interest payments at current interest rates. Includes effect of Second Quarter Finance Transactions but does not include adjustments for the SPC Aircraft Acquisitions or the notes offered hereby.

(2)
Operating lease obligations include aircraft operating leases, obligations for the lease and use of gate space and areas surrounding gates and operating support areas in airport terminals under use and lease agreements, and leases of office, warehouse and other space.

(3)
Aircraft purchase obligations under existing aircraft purchase agreements, but not including aircraft purchases contemplated under letters of intent.

(4)
Obligations for common and joint use space in the airport terminal facilities under use and lease agreements.

OFF-BALANCE SHEET ARRANGEMENTS

          As of March 31, 2014 and at June 1, 2014, we had $229.3 million and $181.3 million, respectively, of obligations under operating leases, primarily for aircraft, which were not reflected on our balance sheet. In August 2012, we entered into operating lease agreements for nine used Airbus A320 series aircraft with lease term expiration dates ranging from 2021 to 2023. As of December 31, 2013, we had accepted delivery of, and placed in service, the first two of these Airbus A320 series aircraft. The remaining Airbus A320 series aircraft are scheduled to be delivered in 2014 and 2015. Under a letter of intent entered into in June 2014, we intend to purchase the two aircraft currently on lease to us and six additional aircraft to be delivered in the future. When we enter into a definitive agreement to document these transactions, the lease for the ninth aircraft will be terminated and off-balance sheet arrangements will be reduced accordingly.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

          The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Note 2 to our Consolidated Financial Statements provides a detailed discussion of our significant accounting policies.

          Critical accounting policies are defined as those policies that reflect significant judgments about matters that are inherently uncertain. These estimates and judgments affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Our actual results may differ from these estimates under different assumptions or conditions. We believe our critical accounting policies are limited to those described below.

          Revenue Recognition.    Scheduled service revenue consists of passenger revenue generated from limited frequency nonstop flights in our route network recognized when the travel-related service or transportation is provided or when the itinerary expires unused. Nonrefundable scheduled itineraries expire on the date of the intended flight, unless the date is extended by notification from the customer in advance. Itineraries sold for transportation, but not yet used, as well as unexpired credits, are included in air traffic liability.

          Various taxes and fees assessed on the sale of tickets to customers are collected by us as an agent and remitted to taxing authorities. These taxes and fees have been presented on a net basis in our consolidated statements of income and recorded as a liability until remitted to the appropriate taxing authority.

          Fixed-fee contract revenue consists of agreements to provide charter service on a year-round and ad hoc basis. Fixed-fee contract revenue is recognized when the transportation is provided.

          Ancillary revenue consists of passenger revenue from air-related charges and sale of third-party products. Air-related charges include optional services provided to passengers such as baggage fees, the use of our website to purchase scheduled service transportation, advance seat assignments and other services. Revenues from air-related charges are recognized when the transportation is provided if the product is not deemed independent of the original ticket sale. Fees imposed on passengers making changes and cancellations to nonrefundable itineraries are air-related charges deemed independent of the original ticket sale. Therefore, revenues from change fees or cancellation fees are recognized as they occur.

          Ancillary revenue is also generated from the sale of third-party products such as hotel rooms, rental cars, ticket attractions and other items. Revenues from the sale of third-party products are recognized at the time the product is utilized, such as the time a purchased hotel room is occupied. The amount of revenues attributed to each element of a bundled sale involving air-related charges and third-party products in addition to airfare is determined in accordance with accounting standards for revenue arrangements with multiple deliverables. The sale of third-party products is recorded net of amounts paid to wholesale providers, travel agent commissions and transaction costs in accordance with revenue reporting accounting standards.

          Other revenue is generated from leased out aircraft and flight equipment and other miscellaneous sources. Lease revenue is recognized on a straight-line basis over the lease term.

          Accounting for Long-Lived Assets.    We record impairment losses on long-lived assets used in operations, consisting principally of property and equipment, when events or changes in circumstances indicate, in management's judgment, that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In making these determinations, we utilize certain assumptions, including, but not limited to: (i) estimated fair market value of the assets; and (ii) estimated future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, length of service the asset will be used in operations, and estimated salvage values.

          In estimating the useful lives and residual values of our aircraft, we have primarily relied upon actual experience with the same or similar aircraft types, current and projected future market information, and recommendations from aircraft manufacturers. Subsequent revisions to these estimates could be caused by changing market prices of our aircraft, changes in utilization of the aircraft and other fleet events. We evaluate these estimates used for each reporting period and, when deemed necessary, adjust these estimates. To the extent a change in estimate for useful lives or salvage values of our property and equipment occurs, there could result an acceleration of depreciation expense associated with the change in estimate.

          Aircraft maintenance and repair costs.    We account for aircraft maintenance activities under the direct expense method. Under this method, maintenance and repair costs for owned and leased aircraft, including major aircraft maintenance activities, are charged to operating expenses as incurred. As a lessee, we may be required under provisions of our lease agreements to make payments to the lessor in advance of the performance of major maintenance activities. These payments of maintenance deposits are calculated based on a performance measure, such as flight hours or cycles, and are available for reimbursement to us upon the completion of the maintenance of the leased aircraft. Accounting guidance for maintenance deposits requires these payments to be accounted for as an asset until reimbursed for incurred maintenance costs or until it is determined that any portion of the estimated total of the deposit is less than probable of being returned. We had no maintenance deposits as of March 31, 2014, December 31, 2013 or December 31, 2012.

          Investment Securities.    We maintain a liquid portfolio of investment securities available for current operations and to satisfy on-going obligations. We have classified these investments as "available for sale" and accordingly, unrealized gains or losses are reported as a component of comprehensive income in stockholders' equity.

          Stock-based compensation.    We issue stock-based awards, including restricted stock, stock options and stock appreciation rights ("SARs") to certain officers, directors, employees and consultants.

          We recognize stock-based compensation expense over the requisite service period using a fair value approach. Determining the fair value requires judgment, and we use the Black-Scholes valuation model for stock options and SARs issued. Cash-settled SARs are liability-based awards and fair value is updated each reporting period using the Black-Scholes valuation model for outstanding awards. Significant judgment is required to establish the assumptions to be used in the Black-Scholes valuation model. These assumptions are for the volatility of our common stock, estimated term over which our stock options and SARs will be outstanding, and interest rate to be applied.

          Expected volatilities used were based on the historical volatility of our common stock.

          Expected term represents the weighted average time between the award's grant date and its exercise date. We estimated our expected term assumption using historical award exercise activity and employee termination activity.

          The risk-free interest rate for periods equal to the expected term of the award is based on a blended historical rate using Federal Reserve rates for U.S. Treasury securities.

          We use our closing share price on the grant date as the fair value for issuances of restricted stock.

RECENT ACCOUNTING PRONOUNCEMENTS

          Note 2 to our Consolidated Financial Statements provides a detailed discussion of recent accounting pronouncements which may impact our financial statements.

BUSINESS

Business Overview

          We are a leisure travel company focused on providing travel services and products to residents of small, underserved cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. We operate a low-cost passenger airline marketed to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. In addition, we provide air transportation under fixed-fee flying arrangements. Our developed route network, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us. For the twelve months ended March 31, 2014, we had total operating revenues of $1.03 billion, EBITDA of $231.3 million, net income of $94.0 million and carried 7.4 million passengers across 227 routes covering 100 cities. For a reconciliation of EBITDA to its most comparable GAAP measure (which we believe is net income), see "Summary Financial and Operating Data."

          Our business model provides for the following diversified revenue streams, which we believe distinguish us from other U.S. airlines and travel companies:

  •
  Scheduled service revenue consists of the base air fare for our nonstop flights between our small city markets and our leisure destinations. We set our base prices at attractive levels to stimulate travel, and we have achieved a scheduled service load factor of approximately 88.8 percent or more in each of the last six years.

  •
  Ancillary revenue consists of optional air-related charges and third-party products. These optional air-related charges include baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, food and beverage purchases on board and other air-related services. We also generate revenue from the sale of third-party products such as hotel rooms, ground transportation (rental cars and hotel shuttle products) and attraction and show tickets. We recognize our ancillary revenue net of amounts paid to service providers, travel agent commissions and credit card processing fees.

  •
  Fixed-fee contract revenue consists of air transportation that we provide through fixed-fee agreements and charter service on a year-round and ad hoc basis.

  •
  Other revenue consists principally of lease payments on aircraft or engines that we own and are being leased to third parties. We may temporarily act as lessor when we have opportunistically acquired an aircraft or engine while it was on lease to a third party. Upon the expiry of the lease, we will seek to operate the asset ourselves.

          Our strategy is to profitably serve the leisure travel market in small, underserved cities by providing nonstop, low fare, scheduled service to leisure destinations at low prices that stimulate demand. We manage our capacity with a goal of being profitable on each route. We have established a route network with a national footprint, providing service on 231 routes between 85 small cities and 13 leisure destinations, and serving 40 states based on our published schedule as of June 1, 2014. We currently provide service to popular leisure destinations including Las Vegas, Orlando, and Phoenix, as well as other Florida, California and Hawaii destinations. Our focus on the leisure customer allows us to eliminate the costly complexity burdening others in our industry in their goal to serve a wide variety of customers, particularly most other airlines who target business customers.

          Our business strategy has evolved as our experienced management team has looked differently at the traditional business model used in the airline and travel industry. We have consciously developed a different approach:

Traditional Airline Approach	Allegiant Approach
• Focus on business and leisure customers	• Focus on leisure traveler
• Provide high frequency service from big cities	• Provide low frequency service from small cities
• Use smaller aircraft to provide connecting service from smaller markets through hubs	• Use larger jet aircraft to provide nonstop service from small cities direct to leisure destinations
• Bundled pricing	• Unbundled pricing of air-related services and products
• Sell through various intermediaries	• Sell only directly to travelers
• Offer flight connections	• No connecting flights offered
• Use code-share arrangements to increase passenger traffic	• Do not use code-share arrangements

General Information

          Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus supplement the information on or accessible through our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

Our Competitive Strengths

          We have developed a unique business model that focuses on leisure travelers in small cities. We believe the following strengths allow us to maintain a competitive advantage in the markets we serve:

          Focus on Transporting Customers From Small Cities to Leisure Destinations.    Based on our published schedule as of June 1, 2014, we provide nonstop low fare scheduled air service (including seasonal service) from 85 small cities to 13 leisure destinations including Las Vegas, Orlando, and Phoenix, as well as other Florida, California and Hawaii destinations. We have a nationwide footprint providing service in 40 states in every region in the country. Generally, when we enter a new market, there is no existing nonstop service to such leisure destination in that market. We believe small cities represent a large underserved market, especially for leisure travel. We believe this nonstop service, along with our low prices and premier leisure company relationships, makes it attractive for leisure travelers to purchase air travel and related services from us. The size of these markets and our focus on the leisure customer allow us to adequately serve our markets with less frequency and to vary our capacity to match seasonal and day of the week demand patterns.

          By focusing on small cities, we believe we avoid the intense competition presently seen in high traffic domestic air corridors. In our typical small city market, travelers faced high airfares and cumbersome connections or long drives to major airports to reach our leisure destinations before we started providing service. Based on our published schedule as of June 1, 2014, we are the only carrier providing nonstop service on over 90 percent of our 231 routes. We believe our market strategy has had the benefit of not appearing hostile to either legacy carriers, whose historical focus has been connecting small cities to business markets, or traditional LCCs, which have tended to focus more on larger markets than the small city markets we serve.

          Low Operating Costs.    We believe low costs are essential to competitive success in the airline industry. Our CASM was 10.33¢ in 2013 and 10.30¢ for first quarter of 2014. Excluding the cost of fuel, our operating CASM was 5.60¢ for 2013 and 5.72¢ for the first quarter of 2014.

          Our low operating costs are the result of our focus on the following:

  •
  Cost-Driven Schedule.  We design our flight schedule to concentrate our aircraft each night in our crew bases. This concentration allows us to better utilize personnel, airport facilities, aircraft, spare parts inventories and other assets. We can do this because we believe leisure travelers are generally less concerned about departure and arrival times than business travelers. Therefore, we are able to schedule flights at times that enable us to reduce our costs but are desirable for our leisure customer base.

  •
  Low Aircraft Ownership Costs.  We believe we properly balance low aircraft ownership costs and operating costs to minimize our total costs. As of June 1, 2014, our operating fleet consists of 53 MD-80 series aircraft, ten Airbus A320 series aircraft and six Boeing 757-200 aircraft. We plan to use the proceeds from this offering and cash on hand to acquire 21 additional A320 series aircraft which we are expecting to bring into operation through 2018. See "Prospectus Supplement Summary — Contemplated Aircraft Transactions." Our fleet has been substantially less expensive to acquire than newer narrow body aircraft allowing us to maintain low aircraft ownership costs consistent with our business model.

  •
  Highly Productive Workforce.  We believe we have one of the most productive workforces in the U.S. airline industry with approximately 32 full-time equivalent employees per operating aircraft as of June 1, 2014. We believe this compares favorably with the same ratio for other airlines based on recent publicly available industry data. Our high level of employee productivity is created by fleet commonality, fewer unproductive labor work rules, cost-driven scheduling, and the effective use of automation and part-time employees. We outsource heavy maintenance, stations and other functions where desirable in an effort to reduce costs using reliable third-party service providers.

  •
  Simple Product.  We believe offering a simple product is critical to achieving low operating costs. As such, we sell only nonstop flights; we do not code-share or interline with other carriers; we have a single class cabin; we do not provide any free catered items — everything on board is for sale; we do not overbook our flights; we do not provide cargo or mail services; and we do not offer other perks such as airport lounges.

  •
  Low Distribution Costs.  Our nontraditional approach results in very low distribution costs. We do not sell our product through outside sales channels and, as such, avoid the fees charged by travel web sites (such as Expedia, Orbitz or Travelocity) and the traditional GDS (such as Sabre or Worldspan). Our customers can only purchase travel at our airport ticket counters or, for a fee, through our telephone reservation center or website. We actively encourage sales on our website and had 29 million unique visitors in 2013. This is the least expensive form of distribution and accounted for approximately 92 percent of our scheduled service revenue in 2013. We believe our percentage of website sales is among the highest in the U.S. airline industry.

  •
  Small city market airports.  Our business model focuses on residents of small cities in the United States. Typically the airports in these small cities have lower operating costs than airports in larger cities. These lower costs are driven by less expensive passenger facilities, landing and ground service charges. In addition to inexpensive airport costs, many of our small cities provide marketing support which results in lower marketing costs.

          Strong Ancillary Revenues.    We believe most leisure travelers are concerned primarily with purchasing air travel for the least expensive price. As such, since 2005, we have unbundled the air transportation product by charging fees for services many U.S. airlines historically bundled in their product offering. We offer a simple base product at an attractive low fare which enables us to stimulate demand and we generate incremental revenue as customers pay additional amounts for conveniences they value. In addition, our third-party product offerings allow our customers the opportunity to purchase hotels, rental cars, show tickets, and tickets to other attractions. Our ancillary revenues have grown from $114.6 million in 2008, to $324.9 million in 2013, representing 22.7 percent and 32.6 percent of total operating revenues, respectively. We recorded $96.1 million of ancillary revenue in first quarter 2014. We believe ancillary revenue will continue to be a key component in our total average fare as we believe leisure passengers are less sensitive to ancillary fees than average base fare. We have proven during 2009 that we can sustain our ancillary revenue per-passenger levels even in a difficult economic environment.

          The following chart shows the breakdown of our ancillary revenue between air-related revenue and third-party revenue and the percentage of our total fare represented by ancillary revenue each year. We believe our ancillary revenue per passenger and percentage of total fare represented by ancillary charges are one of the highest in our industry and provide a consistent source of revenue.

*
LTM figures are for twelve months ended March 31, 2014.

          Capacity Management.    We actively manage our seat capacity to match leisure demand patterns. We believe our ability to quickly adjust capacity allows us to operate profitably throughout a changing environment. During 2013, our average system block hours per aircraft per day, was 5.5 system block hours for the full year. During our peak demand period in March 2013 we averaged 7.1 system block hours per aircraft per day while in September 2013, our lowest month for demand, we averaged 3.9 system block hours per aircraft per day. We averaged 6.9 system block hours per aircraft per day during March 2014.

          The following chart illustrates how we manage our capacity based on the seasonality of leisure demand with our highest aircraft utilization rate in the peak demand months each year and a substantially lower aircraft utilization rate in low leisure demand months, such as September. This is in contrast to other airlines which we believe provide more consistent levels of service from month to month.

Source:
Company filings and published schedule.

Note:
Block hours per aircraft per day for 2014 are based on our published schedule through October 28, 2014.

          Our management of seat capacity also includes changes in weekly frequency of certain markets based on identified peak and off-peak travel demand throughout the year. The following chart illustrates how we focus our scheduled service on the days of week customers desire to begin or end their leisure travel. Unlike other carriers which provide a fairly consistent number of flights every day of the week, we concentrate our flights on high demand leisure travel days and fly only a very small portion of our schedule on low demand days such as Tuesdays and Wednesdays.

Source:
Company filings and published schedule.

          With our ability to generate strong ancillary revenue and the ability to spread out our costs over a larger number of passengers, we price our fares and actively manage our capacity to target a 90 percent load factor which has allowed us to operate profitably throughout periods of high fuel prices and economic recessions. In addition, we believe our low cost aircraft facilitate our ability to adjust service levels quickly and maintain profitability during difficult economic times.

          Strong Financial Position.    We have a strong financial position with significant cash balances. On March 31, 2014, we had $365.8 million of cash, cash equivalents and investment securities (excluding restricted cash) and $229.3 million of total debt. As adjusted for this transaction, the Second Quarter Finance Transactions (defined herein) and the SPC Aircraft Acquisitions (defined herein), we would have had $524.4 million of cash, cash equivalents and investments (excluding restricted cash) and $627.2 million of total debt. We also have a history of growing profitably, having 45 consecutive quarters with positive pre-tax earnings(1) and positive EBITDA. We also prudently manage our capital deployments through conservative fleet growth and modest leverage. We believe our strong financial position and discipline regarding use of capital allows us to have greater financial flexibility to grow the business and weather sudden industry disruptions.

          Proven Management Team.    We have a strong management team comprised of experienced and motivated individuals. Our management team is led by Maurice J. Gallagher, Jr. and Andrew C. Levy, each of whom has an extensive background in the airline industry. Mr. Gallagher was the president of WestAir Holdings, Inc. and built WestAir into one of the largest regional airlines in the U.S. prior to its sale in 1992 to Mesa Air Group. He was also one of the founders of ValuJet, Inc., which is known today as AirTran Holdings, Inc. Mr. Levy was a former manager of ValuJet where he quickly advanced into roles of increasing responsibility and later worked for an airline investment and advisory firm.

Our Business Strategy

          To continue the growth of our business and increase our profitability, our strategy will be to continue to offer air travel service at low fares, while maintaining high quality standards, keeping our operating costs low and pursuing ways to make our operations more efficient. We intend to grow by entering additional small cities, connecting our existing small cities to more of our leisure destinations, providing service to more leisure destinations and expanding our relationships with premier leisure companies.

          The following are the key elements of our strategy:

          Capitalize on Significant Growth Opportunities in Transporting Customers from Small Cities to Leisure Destinations.    We believe small cities represent a large underserved market, especially for leisure travel. We believe small city travelers have limited travel options to leisure destinations as existing carriers are generally focused on connecting the small city "spokes" to their business hubs. We aim to become the premier travel brand for leisure travelers in the small cities we serve. Since the beginning of 2004, we have expanded our scheduled air service (including seasonal service) from six to 85 small cities based on our published schedule as of June 1, 2014. In most of these cities, we provide service to more than one of our leisure destinations. We believe our business plan would be sustainable through the addition of new cities in the U.S., Canada, Mexico and the Caribbean.

(1)
Excluding non-cash mark to market hedge adjustments prior to 2008.

          Develop New Sources of Revenue.    We have identified three key areas where we have built and believe we can continue to grow our ancillary revenues:

  •
  Unbundling the Traditional Airline Product.  We believe most leisure travelers are concerned primarily with purchasing air travel for the least expensive price. As such, we have created new sources of revenue by charging fees for services many U.S. airlines historically bundled in their product offering (such as baggage fees, including fees for carry ons). We believe by offering a simple base product at an attractive low fare we can drive demand and generate incremental revenue as customers pay additional amounts for conveniences they value. For example, we do not offer complimentary advance seat assignments; however, any customer can purchase advance seat assignments for a small incremental cost. We also sell snacks and beverages on board the aircraft so our customers can pay for only the items they value. We aim to continue to increase ancillary revenue by optimizing existing products and adding new products in the future.

  •
  Expand and Add Partnerships with Premier Leisure Companies.  We currently work with many premier leisure companies in our leisure destinations that provide ancillary products and services we sell to our customers. For example, we have arrangements with approximately 650 hotel and casino resort properties throughout the country, which allow us to provide hotel rooms in packages sold to our customers. In addition, we have an agreement with Enterprise Holdings Inc. for the sale of rental cars packaged with air travel. During 2013, we generated revenue from the sale of 595,697 hotel rooms and we generated revenue from the sale of 143,760 hotel rooms in the first quarter of 2014. By expanding our existing relationships and seeking additional partnerships with premier leisure companies, we believe we can increase the number of products and services offered to our customers and generate more ancillary revenue.

  •
  Leverage Direct Relationships With Our Customers.  Since approximately 92 percent (during 2013) and 94 percent (in the first quarter of 2014) of our bookings are purchased directly through our website, we are able to establish direct relationships with our customers by capturing their email addresses for our database. This information provides us multiple opportunities to market products and services, including at the time they purchase their travel, between the time they purchase and initiate their travel, and after they have completed their travel. In addition, we market products and services to our customers during the flight. We believe the breadth of options we can offer them allows us to provide a "one-stop" shopping solution to enhance their travel experience.

          Continue to Focus on Reducing Our Operating Costs.    We intend to continue to focus on reducing our costs to remain one of the lowest cost airlines in the world, which we believe is instrumental to increasing profitability. We expect to drive operational efficiency and reduce costs in part by growing our network and adding Airbus A320 series aircraft to our fleet which we expect will reduce our unit costs due primarily to higher fuel efficiency. For example, the fuel cost per passenger for our entire fleet for the twelve months ended March 31, 2014, was approximately $52 as compared to the per passenger fuel cost for our Airbus A320 series aircraft of approximately $44. The proceeds from the sale of the notes offered hereby will be used to fund the purchase of additional Airbus A320 series aircraft. See "Use of Proceeds."

          Minimize Fixed Costs to Increase Strategic Flexibility.    We believe our low aircraft ownership costs and the lower costs associated with our small city market strategy provide us with a lower level of fixed costs than other U.S. airlines. We believe our low level of fixed costs provides us with added flexibility in scheduling our services and controlling our profitability. For example, with lower fixed costs we are better able to quickly adjust capacity to suit market, fuel or economic conditions, enter or exit markets and match the size and utilization of our fleet to limit unprofitable flying and increase profitability.

Routes and Schedules

          Our current scheduled air service (including seasonal service) predominantly consists of limited frequency, nonstop flights into Las Vegas, Orlando, Phoenix and other Florida, California and Hawaii destinations from small cities across the continental United States. Our scheduled service route network as of June 1, 2014 is summarized below.

Routes to Orlando	53
Routes to Las Vegas	43
Routes to Phoenix	33
Routes to Tampa Bay/St. Petersburg	32
Routes to Punta Gorda	23
Routes to Los Angeles	16
Other routes	31

Total routes	231

Marketing and Distribution

          Our website is our primary distribution method, which provided 92.0 percent of scheduled service air transportation bookings for 2013 and 94.3 percent in the three months ended March 31, 2014. We also sell through our call center and at our airport ticket counters. This distribution mix creates significant cost savings and enables us to continue to build loyalty with our customers through increased interaction with them.

          We do not sell through Expedia, Travelocity, Orbitz or any other online travel agency nor is our product displayed and sold through the GDS which include Sabre, Galileo, Worldspan and Amadeus. This distribution strategy results in reduced expenses by avoiding the fees associated with the use of GDS distribution points. This distribution strategy also permits us to closely manage ancillary product offerings and pricing while developing and maintaining a direct relationship with our customers. The direct relationship enables us to engage continuously in communications with our customers which we believe will result in substantial benefits over time. With our own automation system, we have the ability to continually change our ancillary product offerings and pricing points which allows us to experiment to find the optimal pricing levels for our various offerings. We believe this would be difficult and impractical to achieve through the use of the global distribution systems.

          We continue to make progress on our automation projects including the upgrade of our current distribution platform. We have fully integrated all internet traffic to our new booking engine. We expect the continuous improvement to our new website and other automation enhancements will create additional revenue opportunities by allowing us to capitalize on customer loyalty with additional product offerings.

Competition

          The airline industry is highly competitive. Passenger demand and fare levels have historically been influenced by, among other things, the general state of the economy, international events, industry capacity and pricing actions taken by other airlines. The principal competitive factors in the airline industry are price, schedule, customer service, routes served, types of aircraft, safety record and reputation, code-sharing relationships and frequent flyer programs.

          Our competitors include legacy airlines, LCCs, regional airlines and new entrant airlines. Many of these airlines are larger, have significantly greater financial resources and serve more routes than we do. In a limited number of cases, following our entry into some markets, competitors have chosen to add service, reduce their fares or both. In a few cases, other airlines have entered after we have developed a market.

          We believe our small city strategy has reduced the intensity of competition we might otherwise face. As of June 1, 2014, we are the only domestic scheduled carrier operating out of the Orlando Sanford International Airport, Phoenix-Mesa Gateway Airport, St. Petersburg-Clearwater International Airport, and Punta Gorda Airport. Although no other domestic scheduled carriers operate in these four airports, virtually all U.S. airlines serve the nearby major airports serving Orlando, Phoenix, Tampa and Ft. Myers. On the other hand, virtually all U.S. airlines serve Las Vegas, Los Angeles, Ft. Lauderdale, the San Francisco Bay area, San Diego and Honolulu, as a result, there is potential for increased competition on these routes.

          Based on our published schedule as of June 1, 2014, we face mainline competition on less than ten percent of our 231 routes. Our entrance into the Hawaii market in 2012 and the recent addition of service to a number of new small cities on the east coast increased the amount of routes on which we face direct competition. We compete with Southwest on 11 routes; six routes into Las Vegas, one route into Phoenix, two routes into Orlando and two routes into Tampa. We compete with Frontier on one route into Orlando and with American on three routes into Phoenix. We compete with Alaska Airlines on our route between Honolulu and Las Vegas. We compete with Hawaiian Airlines on three routes into Honolulu, including our Los Angeles-Honolulu route, where we also compete with American, Delta and United. We compete with Delta on one route into Orlando. We also compete on one route with Spirit (Plattsburgh-Ft. Lauderdale). In addition, we compete with smaller regional jet aircraft on several routes, including Fresno-Las Vegas (United), Eugene-Los Angeles (American), Medford-Los Angeles (United), Northwest Arkansas-Los Angeles (American) and Wichita-Los Angeles (United).

          Indirectly, we compete with Southwest/Airtran, American, Delta and other carriers that provide nonstop service to our leisure destinations from airports near our small city markets. For example, we fly from Bellingham, Washington, which is a two-hour drive from Seattle-Tacoma International Airport, where travelers can access nonstop service to Las Vegas, Los Angeles, Phoenix, San Diego, Palm Springs and San Francisco on various other carriers. We also face indirect competition from legacy carriers offering hub-and-spoke connections to our markets. For example, travelers can travel to Las Vegas from Peoria on United, American or Delta, although all of these legacy carriers currently utilize regional aircraft to access their hubs and mainline jets to access Las Vegas. Legacy carriers offering hub-and-spoke service with connecting flights tend to charge substantially higher, restrictive fares and have a much longer elapsed time of travel.

          We also face indirect competition from automobile travel in our short-haul markets, primarily in our Florida leisure destinations. We believe our low cost pricing model and the convenience of air transportation help us compete favorably against automobile travel.

          In our fixed-fee operations, we compete with other scheduled airlines in addition to independent passenger charter airlines. We also compete with aircraft owned or controlled by large tour companies. The basis of competition in the fixed-fee market is cost, equipment capabilities, service and reputation.

Aircraft Fleet

Operating Fleet

          The following table sets forth the number and type of aircraft in service and operated by us as of the dates indicated:

	As of March 31, 2014			As of December 31, 2013			As of December 31, 2012			As of December 31, 2011
	Own(b)	Lease	Total	Own(b)	Lease	Total	Own(b)	Lease	Total	Own(b)	Lease	Total
MD82/83/88s(a)	53	—	53	52	—	52	56	—	56	52	2	54
MD87s(c)	—	—	—	—	—	—	2	—	2	2	—	2
B757-200	6	—	6	6	—	6	5	—	5	1	—	1
A319	1	2	3	1	2	3	—	—	—	—	—	—
A320	7	—	7	5	—	5	—	—	—	—	—	—

Total	67	2	69	64	2	66	63	—	63	55	2	57

(a)
Includes the following number of MD-80 aircraft (MD-82/83/88s) modified to a 166-seat configuration: March 31, 2014 — 53; December 31, 2013 — 51; December 31, 2012 — 45; December 31, 2011 — seven.

(b)
Excludes aircraft acquired but not yet in revenue service or temporarily stored as of the date indicated.

(c)
Used almost exclusively for fixed-fee flying.

MD-80 aircraft

          As of March 31, 2014, 53 MD-80 aircraft had been modified to 166 seats as part of our seat reconfiguration program. We expect our MD-80 aircraft fleet to remain at 53 aircraft during 2014.

Airbus aircraft

          In August 2012, we entered into operating lease agreements for nine used Airbus A320 series aircraft with expected deliveries through the third quarter of 2015. As of December 31, 2013, we have inducted two of these leased Airbus A320 series aircraft into revenue service. We expect to take possession of the remaining aircraft under these lease agreements in 2014 and 2015. In June 2014, we entered into a letter of intent to purchase the two aircraft already on lease to us and six additional aircraft to be delivered to us in the future. When we enter into a definitive agreement to document these transactions, the lease for the ninth aircraft will be cancelled.

          In December 2012 and August 2013, we entered into purchase agreements for nine used Airbus A320 aircraft. Of the nine Airbus A320 series aircraft under contract, two were acquired in the second quarter of 2013 and five were acquired in the third quarter of 2013. Five of the Airbus A320 series aircraft were placed into our operating fleet in the fourth quarter of 2013 and two additional Airbus A320 series aircraft were placed in revenue service as of February 1, 2014. The final two Airbus A320 series aircraft under contract are expected to be acquired in the fourth quarter of 2014 and placed in revenue service in 2015.

          In June 2014, we entered into contracts to purchase two additional Airbus A320 series aircraft in 2015 and 2016.

Fleet plan

          The following table provides the expected number of operating aircraft in service at the end of the respective year based on scheduled contracted deliveries of Airbus aircraft:

	December 31, 2014	December 31, 2015
MD-80 (166 seats)	53	53
B757-200	6	6
A319	4	9
A320	7	10

Total	70	78

          We continually consider other aircraft acquisitions on an opportunistic basis.

          The following table shows the age range for each aircraft type in our fleet as well as an average age per aircraft type as of June 1, 2014:

	As of June 1, 2014
	Age range (years)	Average age (years)
MD-80	18 - 29	24.5
757	20 - 22	21.2
A319	9 - 10	9.7
A320	13 - 14	13.7

Aircraft Fuel

          Fuel is our largest operating expense. The cost of fuel is volatile, as it is subject to many economic and geopolitical factors we can neither control nor predict. Significant increases in fuel costs could materially affect our operating results and profitability. We do not currently use financial derivative products to hedge our exposure to jet fuel price volatility.

          In an effort to reduce our fuel costs, we have a wholly-owned subsidiary which entered into a limited liability company operating agreement with an affiliate of Orlando Sanford International Airport to engage in contract fueling transactions for the provision of aviation fuel to airline users at that airport. In addition, we have invested in fuel storage units and fuel transportation facilities involved in the fuel distribution process. By reason of these activities, we could potentially incur material liabilities, including possible environmental liabilities, to which we would not otherwise be subject.

Aircraft Maintenance

          We have a FAA approved maintenance program, which is administered by our maintenance department headquartered in Las Vegas. Consistent with one of our core values, safety, all technicians employed by us have appropriate experience and hold required licenses issued by the FAA. We provide them with comprehensive training and maintain our aircraft in accordance with FAA regulations. The maintenance performed on our aircraft can be divided into three general categories: line maintenance, heavy maintenance, and component and engine overhaul and repair. Scheduled line maintenance is generally performed by our personnel. We contract with outside organizations to provide heavy maintenance, component and engine overhaul and repair. We have chosen not to invest in facilities or equipment to perform our own heavy maintenance, engine overhaul or component work. Our management closely supervises all maintenance functions performed by our personnel and contractors employed by us, and by outside organizations. In addition to the maintenance contractors we presently utilize, we believe there are sufficient qualified alternative providers of maintenance services that we can use to satisfy our ongoing maintenance needs.

Insurance

          We maintain insurance policies we believe are of types customary in the industry and as required by the DOT and are in amounts we believe are adequate to protect us against material loss. The policies principally provide coverage for public liability, passenger liability, baggage and cargo liability, property damage, including coverages for loss or damage to our flight equipment, directors and officers, and workers' compensation insurance. There is no assurance, however, that the amount of insurance we carry will be sufficient to protect us from material loss.

          The U.S. government has agreed to provide commercial war-risk insurance for U.S.-based airlines through September 30, 2014, covering losses to employees, passengers, third parties and aircraft. If the U.S. government ceases to provide such insurance beyond that date, or reduces the coverage provided by such insurance, we will attempt to purchase insurance coverage, likely with a narrower scope, from commercial insurers at an additional cost. To the extent this coverage is not available at commercially reasonable rates, we could be adversely affected.

Ground Facilities

          We lease facilities at the majority of our leisure destinations and several of the other airports we serve. Our leases for terminal passenger services facilities, which include ticket counter and gate space, and operations support areas, generally have a term ranging from month-to-month to two years and may be terminated with a 30 to 60-day notice. We have also entered into use agreements at each of the airports we serve that provide for non-exclusive use of runways, taxiways and other facilities. Landing fees under these agreements are based on the number of landings and weight of the aircraft.

          We have operational bases at airports at each of the major leisure destinations we serve. In addition, we have an operational base in Wendover, Nevada to support our fixed-fee flying under our agreement with Peppermill Resorts Inc. and an operational base in Bellingham, Washington. During 2013, we established operational bases at Oakland International Airport and Punta Gorda Airport, which required the leasing of additional facilities to support operations. We served these airports prior to the establishment of these operational bases.

          We use leased facilities at our operational bases to perform line maintenance, overnight parking of aircraft, and other operations support. We lease additional space in cargo areas at the McCarran International Airport, Orlando Sanford International Airport and the Phoenix-Mesa Gateway Airport for our primary line maintenance operations. We also lease additional warehouse space in Las Vegas, Sanford and Mesa for aircraft parts and supplies.

          The following details the airport locations we utilize as operational bases:

Airport	Location
McCarran International Airport	Las Vegas, Nevada
Orlando Sanford International Airport	Orlando, Florida
Phoenix-Mesa Gateway Airport	Mesa, Arizona
St. Petersburg-Clearwater International Airport	St. Petersburg, Florida
Ft. Lauderdale-Hollywood International Airport	Ft. Lauderdale, Florida
Los Angeles International Airport	Los Angeles, California
Oakland International Airport	Oakland, California
Punta Gorda Airport	Punta Gorda, Florida
Honolulu International Airport	Honolulu, Hawaii
Myrtle Beach International Airport	Myrtle Beach, South Carolina
Bellingham International Airport	Bellingham, Washington
Wendover Airport	Wendover, Nevada

          We believe we have sufficient access to gate space for current and presently contemplated future operations at all airports we serve.

          Our primary corporate offices are located in Las Vegas, where we lease approximately 70,000 square feet of space under a lease that expires in April 2018 with an early termination option exercisable by us in May 2015. We also lease approximately 10,000 square feet of office space in a building adjacent to our corporate offices which is utilized for training and other corporate purposes. In addition to base rent, we are also responsible for our share of common area maintenance charges. In both leases, the landlord is a limited liability company in which our Chief Executive Officer and one other director own a significant interest as non-controlling members.

          During the second quarter 2013, we purchased approximately 10 acres of property in northwest Las Vegas on which there are five office buildings containing approximately 130,000 square feet of office space. The total price for the purchase was approximately $12.3 million. We expect to begin to move our corporate headquarters to the new facility after improvements to the space are completed in third quarter 2014.

Employees

          As of March 31, 2014, we employed 2,146 full-time equivalent employees, which consisted of 1,974 full-time and 333 part-time employees. Full-time equivalent employees consisted of 391 pilots, 641 flight attendants, 176 airport operations personnel, 218 mechanics, 138 reservation agents, 47 flight dispatchers and 535 management and other personnel.

          Salaries and benefits expense represented approximately 19 percent of total operating expenses during 2013 and the three months ended March 31, 2014 and 17 percent during 2012 and 2011. We have three employee groups which have voted for union representation, consisting of approximately 50 percent of our total employees. We are in various stages of negotiations for collective bargaining agreements with the labor organizations representing these employee groups.

          Our relations with these labor organizations are governed by the RLA. Under the RLA, if direct negotiations do not result in an agreement, either party may request the NMB to appoint a federal mediator. If no agreement is reached via mediated negotiations, the NMB may offer binding arbitration to the parties. If either party rejects binding arbitration, a 30-day "cooling-off" period begins. At the end of this "cooling-off" period, the parties may engage in self-help, including work interruptions or stoppages or strike by the affected employees and our hiring replacements. We have never previously experienced any work interruptions or stoppages from our nonunionized employee groups or from these employee groups which have voted for union representation. The table below identifies the status of these initial collective bargaining agreements:

Employee Group	Representative	Status of Agreement
Pilots	International Brotherhood of Teamsters, Airline Division	Elected representation in August 2012. In mediation phase of the negotiation process as of April 2014.
Flight Attendants	Transport Workers Union	Elected representation in December 2010. In mediation phase of the negotiation process.
Flight Dispatchers	International Brotherhood of Teamsters, Airline Division	Elected representation in December 2012.

Government Regulations

          We are subject to federal, state and local laws affecting the airline industry and to extensive regulation by the DOT, the FAA and other governmental agencies.

          DOT.    The DOT primarily regulates economic issues affecting air transportation such as certification and fitness of carriers, insurance requirements, consumer protection, competitive practices and statistical reporting. The DOT also regulates requirements for accommodation of passengers with disabilities. The DOT has the authority to investigate and institute proceedings to enforce its regulations and may assess civil penalties, suspend or revoke operating authority and seek criminal sanctions. The DOT also has authority to restrict or prohibit a carrier's cessation of service to a particular community if such cessation would leave the community without scheduled airline service.

          We hold a DOT certificate of public convenience and necessity authorizing us to engage in (i) scheduled air transportation of passengers, property and mail within the United States, its territories and possessions and between the United States and all countries that maintain a liberal aviation trade relationship with the United States (known as "open skies" countries), and (ii) charter air transportation of passengers, property and mail on a domestic and international basis. We also hold DOT authority to engage in scheduled air transportation of passengers, property and mail between Las Vegas, Cabo San Lucas and Hermosillo, Mexico (a non "open skies" country).

          FAA.    The FAA primarily regulates flight operations and safety, including matters such as airworthiness and maintenance requirements for aircraft, pilot, mechanic, dispatcher and flight attendant training and certification, flight and duty time limitations and air traffic control. The FAA requires each commercial airline to obtain and hold an FAA air carrier certificate. This certificate, in combination with operation specifications issued to the airline by the FAA, authorizes the airline to operate at specific airports using aircraft certificated by the FAA. We have and maintain in effect FAA certificates of airworthiness for all of our aircraft, and we hold the necessary FAA authority to fly to all of the cities we currently serve. Like all U.S. certificated carriers, our provision of scheduled service to certain destinations may require specific governmental authorization. The FAA has the authority to investigate all matters within its purview and to modify, suspend or revoke our authority to provide air transportation, or to modify, suspend or revoke FAA licenses issued to individual personnel, for failure to comply with FAA regulations. The FAA can assess civil penalties for such failures and institute proceedings for the collection of monetary fines after notice and hearing. The FAA also has authority to seek criminal sanctions. The FAA can suspend or revoke our authority to provide air transportation on an emergency basis, without notice and hearing, if, in the FAA's judgment, safety requires such action. A legal right to an independent, expedited review of such FAA action exists. Emergency suspensions or revocations have been upheld with few exceptions. The FAA monitors our compliance with maintenance, flight operations and safety regulations on an ongoing basis, maintains a continuous working relationship with our operations and maintenance management personnel, and performs frequent spot inspections of our aircraft, employees and records.

          The FAA also has the authority to promulgate rules and regulations and issue maintenance directives and other mandatory orders relating to, among other things, inspection, repair and modification of aircraft and engines, increased security precautions, aircraft equipment requirements, noise abatement, mandatory removal and replacement of aircraft parts and components, mandatory retirement of aircraft and operational requirements and procedures. Such rules, regulations and directives are normally issued after an opportunity for public comment, however, they may be issued without advance notice or opportunity for comment if, in the FAA's judgment, safety requires such action.

          We believe we are operating in compliance with applicable DOT and FAA regulations, interpretations and policies and we hold all necessary operating and airworthiness authorizations, certificates and licenses.

          Security.    Within the United States, civil aviation security functions, including review and approval of the content and implementation of air carriers' security programs, passenger and baggage screening, cargo security measures, airport security, assessment and distribution of intelligence, threat response, and security research and development are the responsibility of the Transportation Security Administration ("TSA") of the Department of Homeland Security. The TSA has enforcement powers similar to the DOT's and FAA's described above. It also has the authority to issue regulations, including in cases of emergency, the authority to do so without advance notice, including issuance of a grounding order as occurred on September 11, 2001.

          Aviation Taxes.    The statutory authority for the federal government to collect most types of aviation taxes, which are used, in part, to finance the nation's airport and air traffic control systems, and the authority of the FAA to expend those funds must be periodically reauthorized by the U.S. Congress. In 2012, Congress adopted the FAA Modernization and Reform Act of 2012, which extends most commercial aviation taxes through September 30, 2015. In addition to FAA-related taxes, there are additional federal fees related to the Department of Homeland Security. These taxes do not need to be reauthorized periodically. However, in an effort to reduce the federal deficit and generate more government revenue, Congress approved legislation in December 2013 that will generate more net federal revenue by (i) increasing the Transportation Security Fee paid by passengers from $2.50 per passenger segment to $5.60 per one-way passenger trip, effective July 2014; and (ii) eliminating a security fee paid by airlines directly, called the Aviation Security Infrastructure Fee, effective October 2014. In 2014, Congress may consider legislation that could increase one or more of the passenger-paid fees used to support the operations of U.S. Customs and Border Protection. Grants to airports and/or airport bond financing may also be affected through future deficit reduction legislation, which could result in higher fees, rates, and charges at many of the airports the Company serves.

          Environmental.    We are subject to various federal, state and local laws and regulations relating to the protection of the environment and affecting matters such as aircraft engine emissions, aircraft noise emissions, and the discharge or disposal of materials and chemicals, which laws and regulations are administered by numerous state and federal agencies. These agencies have enforcement powers similar to the DOT's and FAA's described above. In addition, we may be required to conduct an environmental review of the effects projected from the addition of our service at airports.

          Federal law recognizes the right of airport operators with special noise problems to implement local noise abatement procedures so long as those procedures do not interfere unreasonably with interstate and foreign commerce and the national air transportation system. These restrictions can include limiting nighttime operations, directing specific aircraft operational procedures during takeoff and initial climb, and limiting the overall number of flights at an airport. None of the airports we serve currently imposes restrictions on the number of flights or hours of operation that have a meaningful impact on our operations. It is possible one or more such airports may impose additional future restrictions with or without advance notice, which may impact our operations.

          Foreign Ownership.    To maintain our DOT and FAA certificates, our airline operating subsidiary and we (as the airline's holding company) must qualify continuously as a citizen of the United States within the meaning of U.S. aeronautical laws and regulations. This means we must be under the actual control of U.S. citizens and we must satisfy certain other requirements, including that our president and at least two-thirds of our board of directors and other managing officers must be U.S. citizens, and that not more than 25 percent of our voting stock may be owned or controlled by non-U.S. citizens. The amount of non-voting stock that may be owned or controlled by non-U.S. citizens is strictly limited as well. We believe we are in compliance with these ownership and control criteria.

          Other Regulations.    Air carriers are subject to certain provisions of federal laws and regulations governing communications because of their extensive use of radio and other communication facilities, and are required to obtain an aeronautical radio license from the Federal Communications Commission ("FCC"). To the extent we are subject to FCC requirements, we intend to continue to comply with those requirements.

          The quality of water used for drinking and hand-washing aboard aircraft is subject to regulation by the EPA. To the extent we are subject to EPA requirements, we intend to continue to comply with those requirements.

          Working conditions of cabin crewmembers while onboard aircraft are subject to regulation by the Occupational Safety and Health Administration ("OSHA") of the Department of Labor. To the extent we are subject to OSHA requirements, we intend to continue to comply with those requirements.

          We are responsible for collection and remittance of federally imposed and federally approved taxes and fees applicable to air transportation passengers. We believe we are in compliance with these requirements, and we intend to continue to comply with them.

          Our labor relations are covered under Title II of the RLA and are subject to the jurisdiction of the NMB.

          Our operations may become subject to additional federal requirements in the future under certain circumstances. During a period of past fuel scarcity, air carrier access to jet fuel was subject to allocation regulations promulgated by the Department of Energy. Changes to the federal excise tax and other government fees imposed on air transportation have been proposed and implemented from time to time and may result in an increased tax burden for airlines and their passengers.

          We are also subject to state and local laws, regulations and ordinances at locations where we operate and to the rules and regulations of various local authorities that operate the airports we serve. None of the airports in the small cities in which we operate have slot control, gate availability or curfews that pose meaningful limitations on our operations. However, some small city airports have short runways that require us to operate some flights at less than full capacity.

          International air transportation, whether provided on a scheduled or charter basis, is subject to the laws, rules, regulations and licensing requirements of the foreign countries to, from and over which the international flights operate. Foreign laws, rules, regulations and licensing requirements governing air transportation are generally similar, in principle, to the regulatory scheme of the United States as described above, although in some cases foreign requirements are comparatively less onerous and in others, more onerous. We must comply with the laws, rules and regulations of each country to, from or over which we operate. International flights are also subject to U.S. Customs and Border Protection, Immigration and Agriculture requirements and the requirements of equivalent foreign governmental agencies.

          Future Laws and Regulations.    Congress, the DOT, the FAA, the TSA and other governmental agencies have under consideration, and in the future may consider and adopt, new laws, regulations, interpretations and policies regarding a wide variety of matters that could affect, directly or indirectly, our operations, ownership and profitability. We cannot predict what other matters might be considered in the future by the FAA, the DOT, the TSA, other agencies or Congress, nor can we judge what impact, if any, the implementation of any of these proposals or changes might have on our business.

          Civil Reserve Air Fleet.    We are a participant in the Civil Reserve Air Fleet ("CRAF") Program which affords the U.S. Department of Defense the right to charter our aircraft during national emergencies when the need for military airlift exceeds the capability of available military resources. During the Persian Gulf War of 1990-91 and on other occasions, CRAF carriers were required to permit the military to use their aircraft in this manner. As a result of our CRAF participation, we are eligible to bid on and be awarded peacetime airlift contracts with the military.

Legal Proceedings

          In November 2013, IBT commenced an action in federal court on behalf of the pilots claiming that we unilaterally changed existing work rules in violation of the RLA. The proceeding seeks injunctive and make-whole relief requiring Allegiant to return to the "status quo" as it existed before the implementation of the FAA compliant work rules pending negotiations on this issue and other collateral issues. In order to prevail, IBT will need to show that the court has subject matter jurisdiction over its claims, which we do not believe to be the case because, among other things, the NMB previously determined that the pilots were unrepresented prior to IBT's certification. A hearing on IBT's motion for a preliminary injunction was held in early June 2014. After this hearing, the court preliminarily indicated in a request for supplemental briefing that it is inclined to issue an injunction requiring us to make certain changes to our policies to be consistent with prior practices with the pilots, including changes to our FAA compliant crew scheduling system to better account for pilot seniority and to provide greater predictability for the pilots. The court did not specify in the request what changes would be required but it did indicate that we may continue to use the current system and will have reasonable time to make any mandated revisions. The court also asked for supplemental briefs on the subject matter jurisdiction question. We do not believe we would be materially adversely affected by an injunction in the form suggested by the court as we believe the possible changes to our policies could be effected without incurring material additional expense or a material disruption to our operations. See "Risk Factors — Risks Related to Allegiant — Increased labor costs could result in the long-term from unionization and labor-related disruptions."

          Should the court enter a preliminary injunction, the parties would proceed with discovery and then a trial on the merits regarding the union's request for permanent injunctive relief. No trial date has yet been set, but likely would be in late 2014 or early 2015.

          We are subject to certain other legal and administrative actions we consider routine to our business activities. We believe the ultimate outcome of any pending legal or administrative matters will not have a material adverse effect on our financial position, liquidity or results of operations.

 MANAGEMENT

          The following table sets forth certain information with respect to our board of directors and executive officers as of June 1, 2014:

Name	Age	Position	Director Since(1)
Maurice J. Gallagher, Jr.	65	Chief Executive Officer, Chairman of the Board	2001
Montie R. Brewer(2)(3)	56	Director	2009
Gary Ellmer(3)(4)	60	Director	2008
Andrew C. Levy	44	Chief Operating Officer, Director, President	2013
Linda A. Marvin(3)(4)	52	Director	2013
Charles W. Pollard(2)(4)	57	Director	2009
John Redmond(2)(4)	55	Director	2007
Scott Sheldon	36	Senior Vice President, Chief Financial Officer	N/A
Scott M. Allard	46	Senior Vice President, Chief Information Officer	N/A
Jude I. Bricker	40	Senior Vice President, Planning	N/A

(1)
Each director serves for a one-year term with all directors being elected at each stockholders' meeting.

(2)
Member of the Compensation Committee

(3)
Member of the Nominating Committee

(4)
Member of the Audit Committee

          Below are the principal occupations and business experience, for at least the past five years, of each director and executive officer:

          Maurice J. Gallagher, Jr. has been actively involved in the management of our company since he became our majority owner and joined our board of directors in 2001. He has served as our chief executive officer since 2003 and was designated Chairman of the Board in 2006. Prior to his involvement with Allegiant, Mr. Gallagher devoted his time to his investment activities, including companies which he founded. One of these companies was Mpower Communications Corp., a telecommunications company, for which he served as acting chief executive officer from 1997 to 1999 and as chairman of the board from its inception in 1996 until 2002. Mr. Gallagher was one of the founders of ValuJet Airlines, Inc. (the predecessor of AirTran Holdings, Inc.) and served as an officer and director of ValuJet from its inception in 1993 until 1997. From 1983 until 1992, Mr. Gallagher was a principal owner and executive of WestAir Commuter Airlines.

          Montie R. Brewer was elected to our board in October 2009. Mr. Brewer was elected to the board mid-term at the recommendation of our chief executive officer. Mr. Brewer served in senior management roles for Air Canada from 2002 until April 2009, serving as its president and chief executive officer from December 2004 until April 2009. Mr. Brewer served on the board of directors of Air Canada from 2002 until April 2010. Prior to Air Canada, Mr. Brewer served as senior vice president-planning for United Airlines and previously worked at Northwest Airlines, Republic Airlines, Braniff and TransWorld Airlines, beginning his employment in the airline industry in 1981. Mr. Brewer served as an executive officer of United Airlines from 1988 until 2002. Mr. Brewer has also served as a director of Aer Lingus, an airline, since January 2010.

          Gary Ellmer was elected to our board in May 2008. Mr. Ellmer served in senior management positions for ATA Airlines from September 2006 until February 2008, serving as chief operating officer from September 2007 until February 2008. ATA filed for Chapter 11 bankruptcy protection in April 2008. From April 2006 until August 2006, Mr. Ellmer served as vice president, business development for American Eagle Airlines and served as president and chief operating officer of Executive Airlines/American Eagle Caribbean from 2002 until 2006. From 1998 until 2002, he served in various officer positions for American Eagle Airlines, Business Express Airlines and WestAir Commuter Airlines.

          Andrew C. Levy was elected to our board in October 2013. Mr. Levy has served as an officer of Allegiant since 2001 and as Company President since October 2009 and as Chief Operating Officer since October 2013. As President and Chief Operating Officer, Mr. Levy is responsible for all commercial and financial aspects of the business. Previously, he held titles of Managing Director and Chief Financial Officer for the Company. Mr. Levy served as our chief financial officer from October 2007 until May 2010. From 1998 to 2001, Mr. Levy held various management positions at Mpower Communications. From 1996 to 1998, Mr. Levy worked on airline advisory and transactional work as a vice president with Savoy Capital, an investment company focused on the aviation sector. From 1994 to 1996, Mr. Levy held various positions with ValuJet Airlines.

          Linda A. Marvin was elected to our board in January 2013. Ms. Marvin served as chief financial officer of the Company from 2001 until 2007 and consulted with the Company on a part-time basis until May 2008. Since then, Ms. Marvin has dedicated her time to philanthropic activities and her private investments. She has served as an officer of The Animal Foundation since January 2010 and has since February 2013 served as its chairman. She is also an active member of the United Way's Women's Leadership Council. From 1996 through 2001, Ms. Marvin held various management positions for Mpower Communications, including chief financial officer and senior vice president of finance. Prior to that, she was involved in the airline industry in various finance and accounting roles with Business Express/Delta Connection and with WestAir Commuter Airlines and earlier in her career, served an audit manager with KPMG Peat Marwick.

          Charles W. Pollard was elected to our board in June 2009. Mr. Pollard served in various executive positions for Omni Air International from 1997 until July 2009, including as its president and chief executive officer from January 2007 until September 2008. Prior to his employment with Omni Air International, Mr. Pollard served in various executive positions for World Airways from 1987 until 1997, including as president and chief executive officer from 1993 to 1997. Mr. Pollard began his career as an attorney in the corporate practice group of Skadden, Arps, Slate, Meagher & Flom LLP from 1983 to 1987. Mr. Pollard has also served as a director of Air Partner, PLC since June 2009 and as a director of Aircastle Limited since June 2010.

          John Redmond was originally elected to our board in October 2007 and served until June 2013, when he resigned to assume a full-time commitment in Australia. His commitment in Australia is now completed and he was once again designated to serve on the board in April 2014. From January 2013 until April 2014, Mr. Redmond served as managing director and chief executive officer of Echo Entertainment Group, Ltd., a gaming and hospitality company. From 2007 until January 2013, Mr. Redmond devoted his time to his private investments. Mr. Redmond served as president and chief executive officer of MGM Grand Resorts, LLC and a director of its parent company, MGM Mirage, from 2001 until August 2007. Prior to that, he served as co-chief executive officer and a director of MGM Grand, Inc. from December 1999 to March 2001. He was president and chief operating officer of Primm Valley Resorts from March 1999 to December 1999 and senior vice president of MGM Grand Development, Inc. from August 1996 to February 1999. He served as vice-chairman of MGM Grand Detroit, LLC from 1998 to 2000 and chairman from 2000 until August 2007. Prior to 1996, Mr. Redmond was senior vice president and chief financial officer of Caesars Palace and Sheraton Desert Inn, having served in various other senior operational and development positions with Caesars World, Inc. Mr. Redmond has served as a director of Vail Resorts, Inc. since March 2008, of Tropicana Las Vegas Hotel and Casino, Inc. from July 2009 until June 2013 and of Echo Entertainment Group Limited from September 2011 until April 2014.

          Scott Sheldon has served as our chief financial officer since May 2010, having served as our principal accounting officer from October 2007 until May 2010. Prior to that, Mr. Sheldon served as our director of accounting from May 2005 and as our accounting manager from 2004 until May 2005. From 2001 until 2004, Mr. Sheldon worked as a certified public accountant for the Perry-Smith, LLP regional public accounting firm in Sacramento, California.

          Scott M. Allard was hired as our senior vice president, chief information officer in March 2011. Mr. Allard worked as an independent consultant from July 2009 until December 2010, primarily for TheLadders.com (an Internet job search board) and Register.com (an Internet registrar) before beginning a consulting role for us. Mr. Allard served as vice president, chief information officer, of Spirit Airlines from 2006 until June 2009. Previously, he served as vice president, technology of Travelworm, an online travel company, from 2004 until 2006. Prior to that, he held positions as application product manager for American Express and director of development for Priceline.com.

          Jude I. Bricker was promoted to senior vice president, planning in April 2012, having served as vice president, corporate finance from April 2010 until April 2012 and in other positions for us since he joined Allegiant in 2006. From 2004 until 2006, Mr. Bricker was employed by American Airlines. Mr. Bricker served in the U.S. Marines from 1996 to 2002.

          None of our executive officers or directors is related to any other executive officer or to any of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The following table shows information known to us with respect to beneficial ownership of our common stock as of April 25, 2014, by (A) each director, (B) each of the executive officers named in the Summary Compensation Table beginning on page 8, (C) all executive officers and directors as a group and (D) each person known by us to be a beneficial owner of more than 5% of our outstanding common stock.

          Each stockholder's percentage ownership in the following table is based on 17,905,926 shares of common stock outstanding as of April 25, 2014 and treating as outstanding all options and stock settled stock appreciation rights held by that stockholder and exercisable within 60 days of April 25, 2014.

          Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
Maurice J. Gallagher, Jr.(1)	3,871,841	21.6%
T. Rowe Price Associates, Inc.(2)	2,703,379	15.1%
Renaissance Technologies, LLC(3)	1,296,300	7.2%
BlackRock, Inc.(4)	1,242,142	6.9%
Wasatch Advisors, Inc.(5)	1,176,939	6.6%
The Vanguard Group(6)	954,798	5.3%
Executive Officers and Directors:
Maurice J. Gallagher, Jr.(1)	3,871,841	21.6%
Montie Brewer(7)	8,000	*
Gary Ellmer(8)	3,000	*
Andrew C. Levy(9)	158,371	*
Linda A. Marvin(10)	2,000	*
Charles W. Pollard(11)	2,000	*
John Redmond(12)	29,750	*
Scott M. Allard(13)	11,250	*
Jude I. Bricker(14)	10,470	*
Scott Sheldon(15)	9,513	*
All executive officers and directors as a group (10 persons)(16)	4,106,195	22.8%

*
Represents ownership of less than one percent.

(1)
The address of Maurice J. Gallagher, Jr. is 8360 S. Durango Drive, Las Vegas, Nevada 89113. These shares include 257,200 shares of common stock held by two entities controlled by Mr. Gallagher. The shares also include options to purchase 4,215 shares which are presently exercisable and 7,473 shares of restricted stock not yet vested. Of Mr. Gallagher's ownership, 800,000 shares are pledged under a line of credit agreement with a balance of less than 10% of the value of the pledged stock as of April 2014.

(2)
Information is based on a Schedule 13G/Amendment No. 4 filed with the Securities and Exchange Commission on February 11, 2014, by T. Rowe Price Associates, Inc.

  and T. Rowe Price New Horizons Fund, Inc. The Schedule 13G/Amendment No. 3 reports that as of December 31, 2013, T. Rowe Price New Horizons Fund, Inc. (an investment fund) has sole voting power over 1,548,412 shares and T. Rowe Price Associates, Inc. (an investment adviser) has sole voting power over 478,412 shares and sole dispositive power over 2,703,379 shares. The address of these beneficial owners is 100 E. Pratt Street, Baltimore, Maryland 21202.

(3)
Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2014, by Renaissance Technologies, LLC ("RTC") and Renaissance Technologies Holdings Corporation ("RTHC"). The Schedule 13G reports that as of December 31, 2013, RTC (an investment adviser) and RTHC by virtue of its majority ownership of RTC, have sole voting and dispositive power over the shares indicated. The address of this beneficial owner is 800 Third Avenue, New York, NY 10022.

(4)
Information is based on a Schedule 13G/Amendment No. 4 filed with the Securities and Exchange Commission on January 28, 2014, by BlackRock, Inc. The Schedule 13G/Amendment No. 4 reports that as of December 31, 2013, BlackRock, Inc. has sole voting power over 1,209,751 shares and sole dispositive power over 1,242,142 shares which are owned by various subsidiaries of BlackRock, Inc. with no subsidiaries owning more than 5% of our outstanding common stock. The address of this beneficial owner is 40 East 52nd Street, New York, NY 10022.

(5)
Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2014, by Wasatch Advisors, Inc. as an investment adviser. The Schedule 13G reports that as of December 31, 2013, Wasatch Advisors, Inc. has sole voting and dispositive power over the shares indicated. The address of this beneficial owner is 505 Wakara Way, Salt Lake City, UT 84108.

(6)
Information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2014, by The Vanguard Group as an investment adviser. The Schedule 13G reports that as of December 31, 2013, The Vanguard Group beneficially owns the indicated shares with sole voting power over 20,173 shares, sole dispositive power over 934,825 shares and shared dispositive power over 19,973 shares. The address of this beneficial owner is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(7)
Includes 1,000 shares of restricted stock held by Mr. Brewer not yet vested as of the date of this prospectus supplement.

(8)
Includes 1,000 shares of restricted stock held by Mr. Ellmer not yet vested as of the date of this prospectus supplement.

(9)
Includes 23,622 shares of restricted stock held by Mr. Levy not yet vested and options to purchase 46,388 shares which are presently exercisable. Also includes 33,471 shares which Mr. Levy could acquire upon exercise of his currently vested stock appreciation rights based on the closing market price per share on April 25, 2014 ($116.92), and the strike price of such SARs ($38.65). The actual number of shares that may be acquired upon the exercise of these SARs will vary depending on the market price of our common stock at the time of exercise.

(10)
Includes 1,500 shares of restricted stock held by Ms. Marvin not yet vested as of the date of this prospectus supplement.

(11)
Includes 1,000 shares of restricted stock held by Mr. Pollard not yet vested as of the date of this prospectus supplement.

(12)
Of Mr. Redmond's ownership, 500 shares are in a collateral account securing a line of credit with no current amount outstanding as of April 2014.

(13)
Includes 6,737 shares of restricted stock held by Mr. Allard not yet vested as of the date of this prospectus supplement.

(14)
Includes 8,428 shares of restricted stock held by Mr. Bricker not yet vested as of the date of this prospectus supplement.

(15)
Includes 6,737 shares of restricted stock held by Mr. Sheldon not yet vested as of the date of this prospectus supplement.

(16)
See footnotes 1, 7, 8, 9, 10, 11, 12, 13, 14 and 15.

 CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          Since January 1, 2013, we have been a party to the following transactions in which the amount involved exceeded $120,000 and in which any of our directors or executive officers, any holder of more than 5% of our capital stock or any member of their immediate families had a direct or indirect material interest.

          The building in which we maintain our headquarters is under a lease agreement with an entity owned by a limited partnership in which Maurice J. Gallagher, Jr. and John Redmond owned more than 50% interest as limited partners. In June 2008, we obtained additional office space in the leased building through an amendment to the existing lease agreement with the landlord. The amended lease agreement has a ten year term. In June 2008, we entered into a lease agreement for office space to be used as our training facility which is located in a building adjacent to the location of our headquarters. The second building is also owned by an entity owned by the same limited partnership. The lease agreement for the second building is for a ten year term. During 2013, we paid approximately $4,811,000 to the landlords under those arrangements. Rental payments in future years will exceed the amount paid in 2013 as a result of cost of living increases and common area maintenance charges. The leases continue until 2018 unless we elect to terminate the lease for our headquarters building in 2015 which would also require us to pay for certain unamortized costs upon early termination. We currently intend to move to our new headquarters property in the third quarter of 2014 and to exercise the early termination option on the main building currently leased by us. The disinterested members of our board and audit committee have determined that the terms for the lease agreements are at least as favorable as we could have received in arms' length transactions.

          We paid $938,000 during 2013 to GMS Racing, LLC, a company controlled by Mr. Gallagher, for sponsorship of an auto race team featuring the Allegiant logo. Of the total amount paid, $187,000 related to expenses recognized in the fourth quarter of 2013 and the remaining amount will be amortized quarterly through the end of 2014.

          All future transactions, including loans, if any, between us and our officers, directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, directors or five percent stockholders are affiliated, will be approved by our audit committee and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

 DESCRIPTION OF CERTAIN INDEBTEDNESS

          As of June 1, 2014, we have $181.3 million of debt under five different facilities secured by all of our owned aircraft and the headquarters property we purchased in 2013. Debt with a principal balance of $51.9 million as of June 1, 2014 bears fixed interest at rates between 2.86 percent and 3.99 percent and is payable in installments with maturities from June 2016 to October 2018. One of these notes ($10 million original principal amount) provides for a balloon payment of $8.5 million in October 2018. Debt with a principal balance of $129.3 million as of June 1, 2014 bears interest at a floating rate based on LIBOR plus between 2.45 percent and 2.95 percent and is payable in installments through maturity between April 2018 and November 2019 at which time a balloon payment would be due under each loan agreement. None of our existing debt requires compliance with any financial covenants or contain restrictions on our or our subsidiaries' ability to incur debt, liens or make investments. However, certain of our secured credit agreements with principal balances totaling $86.5 million as of June 1, 2014 include cross-default clauses which could cause the acceleration of such debt upon a default under the notes, or under certain other secured debt of ours. In addition, none of the existing indebtedness incurred by our subsidiaries limits their ability to pay dividends to us. The incurrence of the debt represented by the notes offered hereby will not result in a default under our existing indebtedness.

          As of June 1, 2014, the special purpose companies being acquired by us in the SPC Aircraft Acquisitions will have debt with an aggregate principal balance of $142.0 million. We will assume the debt associated with each special purpose company upon the closing of each purchase (which closings may occur on the same date or on different dates). All of the debt bears interest at a floating rate based on LIBOR and is payable in installments through the lease term of each individual aircraft owned by each special purpose company. The debt matures at expiry of the lease in 2018, at which time a balloon payment is due. This assumed debt will be secured by the Airbus A320 series aircraft owned by that company. None of the agreements governing this debt contain limitations on the ability of such special purpose company to pay dividends to us.

DESCRIPTION OF THE NOTES

          The Company will issue the notes under an indenture, dated as of the Closing Date, among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated as of the Closing Date. The following summarizes the material provisions of the notes. The following description supplements (and, to the extent inconsistent therewith, replaces) the description of the terms of the debt securities and guarantees under "Description of Debt Securities and Guarantees" in the accompanying prospectus. See "— Certain Definitions" below for definitions of certain capitalized terms used in the following description. We refer to the indenture, as supplemented by such supplemental indenture, as the "indenture." The following description does not purport to be complete and is subject to, and qualified by reference to, all of the provisions of the indenture and the notes, which we urge you to read because they, and not this description, define your rights as a note holder. A copy of the indenture will be filed as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission ("SEC") and incorporated herein by reference.

General

          The notes will be initially limited to $300 million aggregate principal amount, will mature on                   , 2019 and will be our senior unsecured obligations.

          The notes bear interest at the rate of         % per year on the principal amount from the original issue date or from the most recent date to which interest has been paid or for which interest has been provided. Interest is payable semiannually in arrears on                  and                  , commencing on June       , 2014, to holders of record at the close of business on the                  and                  immediately preceding such interest payment date. Each payment of interest on the notes will include interest accrued through the day before the applicable interest payment date (or redemption date, as the case may be). Any payment required to be made on any day that is not a business day will be made on the next succeeding business day without any interest or other payment due to the delay. Interest is calculated using a 360-day year composed of twelve 30-day months.

          Interest will cease to accrue on a note upon its maturity, redemption or purchase by us at the holder's option upon a Change of Control. We may not reissue a note that has matured, been redeemed, been purchased by us at the holder's option upon a Change of Control or otherwise been cancelled, except for registration of transfer, exchange or replacement of such note.

          The indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and provides that debt securities may be issued thereunder from time to time in one or more additional series. The indenture contains no covenants or other provisions to afford protection to holders of notes in the event of a highly leveraged transaction or a change in control except to the extent described under "— Certain Covenants — Change of Control Offer to Purchase," "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" and "— Merger and Sales of Assets."

          The notes will be issued in the form of one or more global notes deposited with a custodian for DTC, and beneficial interests in the global notes will be shown on DTC's book-entry records. See "— Form and Settlement; Book-Entry System." The notes will be issued in minimum denominations of $2,000 or an integral multiple of $1,000 in excess thereof. The notes will not be listed on any national securities exchange.

Further Issuances

          We may, from time to time, without notice to or the consent of the holders of the notes (subject to compliance with our covenants contained in the indenture), increase the principal amount of this series of notes under the indenture and issue such increased principal amount (or any portion thereof), in which case any additional notes so issued will have the same form and terms (other than the date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), and will carry the same right to receive accrued and unpaid interest, as the notes previously issued, and such additional notes will form a single series with the notes.

The Note Guarantees

          The Guarantors will fully and unconditionally guarantee on a joint and several senior unsecured basis the due and punctual payment of the principal of (and premium, if any) and interest on the notes, whether at Stated Maturity, upon redemption, upon acceleration, upon required repurchase at the option of the holder or otherwise according to the terms thereof and of the indenture and all other obligations of the Company under the indenture and the notes. On the Closing Date, the Notes will be guaranteed by each of our wholly owned domestic subsidiaries. As of the Closing Date, all of our subsidiaries will be Guarantors other than Allegiant Systems, Inc., Tee Snap, LLC and Game Plane, LLC.

          Allegiant Travel Company has no independent assets or operations, the guarantees will be full and unconditional and joint and several, and any subsidiaries of Allegiant Travel Company other than the Guarantors are minor. A subsidiary is minor if each of its total assets, stockholders' equity, revenues, income from continuing operations before income taxes and cash flows from operating activities is less than 3 percent of that of the parent company.

          There is a risk that the note guarantees are voidable under applicable law relating to fraudulent transfer or conveyance or similar laws affecting the rights of creditors generally. See "Risk Factors — Risks Related to the Notes — Federal and state fraudulent transfer laws may permit a court to void obligations under the notes or the note guarantees, and, if that occurs, you may not receive any payments on the notes." The indenture provides that, in the event that the Guarantor Obligations under the note guarantees would constitute such a fraudulent transfer or conveyance or violation of similar laws, then the liability of the Guarantors under the note guarantees will be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation.

          The note guarantee of a Guarantor will be automatically released:

            (1)     if the obligation of such Guarantor to guarantee the Notes after the date of the indenture arose pursuant to the covenant described under "— Certain Covenants — Additional note guarantees," if such Guarantor would not then otherwise be required to Guarantee the Notes pursuant to the covenant described under "— Certain Covenants — Additional note guarantees";

            (2)     in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger, amalgamation, combination, consolidation, liquidation or otherwise) to a Person that is not (either before or after giving effect to such transaction) us or any of our Restricted Subsidiaries;

            (3)     in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) us or any of our Restricted Subsidiaries, if the Guarantor ceases to be a Subsidiary of us as a result of the sale or other disposition; or

            (4)     if we designate that Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture.

          The Guarantors will be released from all obligations under their note guarantees upon the legal defeasance of the notes in accordance with the terms of the indenture. See "— Satisfaction and Discharge of the Indenture; Defeasance." A Guarantor will also be released from all obligations under its note guarantee in the circumstances described under "— Merger and Sales of Assets."

Ranking of the Notes and the Note Guarantees

          The notes will represent our senior unsecured obligations, and the note guarantees will represent the joint and several senior unsecured obligation of the Guarantors. The notes and the note guarantees rank equally in right of payment with all of our and the Guarantors' existing and future unsecured and unsubordinated debt. However, the notes and the note guarantees will be effectively subordinated to all of our and the Guarantors' existing and future secured indebtedness to the extent of the collateral securing such debt and structurally subordinated to all existing and future obligations of the Company's subsidiaries other than the Guarantors.

          As of March 31, 2014, on a pro forma basis after giving effect to the offering of the notes, the use of proceeds thereof as described in "Use of Proceeds," the SPC Aircraft Acquisitions and the Second Quarter Finance Transactions, the Company and the Guarantors would have had approximately $627.2 million of indebtedness, of which approximately $327.2 million would have been secured indebtedness.

          In the event of any distribution of our or the Guarantors' assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those assets that constitute their collateral. Holders of the notes will participate ratably with all holders of unsecured indebtedness that is deemed to be of the same class as the notes and the note guarantees, and potentially with all of our and the Guarantors' other general creditors, based upon the respective amounts owed to each holder or creditor, in our and the Guarantors' remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

          Holders of the notes will be creditors of only the Company and the Guarantors for purposes of the notes and the note guarantees and not our other subsidiaries. The ability of our creditors, including you, to participate in any distribution of assets of any of our non-guarantor subsidiaries upon liquidation or bankruptcy will be subject to the prior claims of that non-guarantor subsidiary's creditors, including trade creditors, and any prior or equal claim of any equity holder of that non-guarantor subsidiary. As a result, you may receive less, proportionately, than the creditors of our non-guarantor subsidiaries. See "Risk Factors — Risks Related to the Notes — The notes will be structurally subordinated to the liabilities of our subsidiaries except the Guarantors."

Sinking Fund

          The notes will not be entitled to the benefit of any sinking fund.

Optional Redemption

          The Company will have the right to redeem the notes, in whole or in part at any time, at a redemption price equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on such notes (excluding accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to (but not including) such redemption date. The indenture will provide that with respect to any redemption, the Company will notify the trustee of the calculation of the redemption price and that the trustee will not be responsible for such calculation.

          "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

          "Comparable Treasury Price" means with respect to any redemption date for notes, the average of three Reference Treasury Dealer Quotations for such redemption date.

          "Quotation Agent" means the Reference Treasury Dealer appointed by us.

          "Reference Treasury Dealer" means any of Goldman, Sachs & Co. and two other Primary Treasury Dealers (defined herein) selected by Goldman, Sachs & Co.; provided, however, that if any of the foregoing shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute therefor another Primary Treasury Dealer.

          "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          "Treasury Rate" means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.l5 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the maturity date of the notes to be redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date, or, in the case of a satisfaction and discharge, on the third business day prior to the date we deposit the amount required under the indenture most nearly equal to the period from the redemption date to the maturity date.

Redemption Procedures

          The Company will provide not less than 30 or more than 60 days' notice delivered to each registered holder of the notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after the redemption date on the notes or portions of such notes called for redemption. In the event that any redemption date is not a business day, the Company will pay the redemption price on the next business day without any interest or other payment due to the delay.

          If less than all of the outstanding notes are to be redeemed, subject to the DTC procedures for global notes, the Trustee will select the notes to be redeemed in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. In this case, the Trustee may select the notes by lot, pro rata or by any other method the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by indenture trustees in similar circumstances. The Trustee will make the selection at least 30 days but no more than 60 days before the redemption date from outstanding notes not previously called for redemption.

Certain Covenants

          The indenture will contain, among other things, the following covenants:

Change of Control Offer to Purchase

          If a Change of Control occurs, each holder of notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the indenture.

          In the Change of Control Offer, the Company will offer to make a payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to (but not including) the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will deliver a notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the date specified in the notice (the "Change of Control Payment Date"), which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

          On the Change of Control Payment Date, the Company will, to the extent lawful:

  (1)
  accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

          The paying agent will promptly deliver to each holder of notes properly tendered the Change of Control Payment for such notes, and the Company will issue and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

          However, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption with respect to all notes has been given pursuant to the indenture as described above under the caption "— Optional Redemption," unless and until there is a default in payment of the applicable redemption price; and a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

          If a Change of Control occurs at a time when the Company is prohibited, by the terms of any of its indebtedness, from purchasing the notes, the Company may seek the consent of its lenders to the purchase of the notes or may attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company would remain prohibited from purchasing the notes. In such case, the Company's failure to offer to purchase the notes would constitute a Default (as defined below) under the indenture. For the avoidance of doubt, the indenture provides that the Company's failure to offer to purchase the notes would constitute a Default under clause (3) and not clause (1) under the caption "— Events of Default," but the failure of the Company to pay the Change of Control Payment when due shall constitute a Default under clause (1) under such caption.

          Future indebtedness that the Company or the Guarantors may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of notes of their right to require the Company to repurchase their notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the Company's ability to pay cash to the holders of notes following the occurrence of a Change of Control may be limited by the Company's then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk factors — Risks Related to the Notes — We may be unable to repurchase the notes upon a change of control as required by the indenture governing the notes."

          The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Restricted Payments

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than (x) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of the Company, an increase in the liquidation value thereof, and (y) dividends, distributions or payments payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company;

  (3)
  make any voluntary payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively, for purposes of this clause (3), a "purchase") any Indebtedness of the Company or the Guarantors that is contractually subordinated in right of payment to the notes or to the note guarantees (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Scheduled Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment: (a) no Default of Event of Default has occurred and is continuing, (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least U.S.$1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock"; and (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (other than Restricted Investments) made by the Company and its Restricted Subsidiaries since the Closing Date and together with Restricted Investments outstanding at the time of giving effect to such Restricted Payment (excluding, in each case, Restricted Payments permitted by clauses (2) through (16) of the next succeeding paragraph), is less than the sum, without duplication, of:

  (1)
  50% of the Consolidated Net Income (less 100% of such Consolidated Net Income which is a deficit) of the Company for the period (taken as one accounting period) from June 30, 2014 to the end of the Company's most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment; plus

  (2)
  100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company, in each case, as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than Qualifying Equity Interests sold to a Subsidiary of the Company, and excluding Excluded Contributions); plus

  (3)
  100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary of the Company from the issue or sale of convertible or exchangeable Disqualified Stock of the Company or a Restricted Subsidiary of the Company or convertible or exchangeable debt securities of the Company or a Restricted Subsidiary of the Company (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged after the Closing Date for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

  (4)
  to the extent that any Restricted Investment that was made after the Closing Date is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

  (5)
  to the extent that any Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company designated as such after the Closing Date is redesignated as a Restricted Subsidiary after the Closing Date, the greater of (i) the Fair Market Value of the Company's Restricted Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Closing Date; plus

  (6)
  100% of any dividends received in cash by the Company or a Restricted Subsidiary of the Company after the Closing Date from an Unrestricted Subsidiary (other than any Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

There shall be no increase in respect of any amount contemplated by clause (4), (5) or (6) above pursuant to any such clause to the extent such amount otherwise increases the capacity of the Company or any of its Restricted Subsidiaries to make Restricted Payments pursuant to this paragraph or clause (14) of the next succeeding paragraph.

          The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or distribution or redemption payment would have complied with the provisions of the indenture;

  (2)
  the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (c)(2) of the preceding paragraph and will not be considered to be Excluded Contributions;

  (3)
  the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (4)
  the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or the Guarantors that is contractually subordinated in right of payment to the notes or to the note guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

  (5)
  the repurchase, redemption, acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of the Company or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders' agreement or other agreement to compensate such persons; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any twelve-month period; provided further that the Company or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $5.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

  (6)
  the repurchase of Equity Interests or other securities deemed to occur upon (a) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (b) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of the Company or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance or upon the vesting of such Equity Interests;

  (7)
  so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of the Company or any preferred stock of any Restricted Subsidiary of the Company in each case either outstanding on the Closing Date or issued on or after the Closing Date in accordance with the covenant described below under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock";

  (8)
  payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants, (ii) the conversion or exchange of Capital Stock of any such Person, (iii) a distribution or split or (iv) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

  (9)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Disqualified Stock or preferred stock of any Restricted Subsidiary of the Company to the extent such dividends are included in the definition of Fixed Charges for such Person;

  (10)
  in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or the Guarantors, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company or the Guarantors (or a third party to the extent permitted by the indenture) has made a Change of Control Offer with respect to the notes as a result of such Change of Control and has repurchased all notes validly tendered and not withdrawn in connection with such Change of Control Offer (it being agreed that the Company or the Guarantors may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under the Restricted Payments covenant);

  (11)
  Restricted Payments made with Excluded Contributions;

  (12)
  the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

  (13)
  the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial "spin-off" of a Subsidiary or similar transactions; provided that (a) in connection with any full or partial "spin-off" or similar transactions of any Subsidiary that is the Guarantor, the Company would, on the date of such distribution after giving pro forma effect thereto as if the same had occurred at the beginning of the applicable four-quarter period, (I) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock" or (II) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than or equal to such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction and (b) for any full or partial "spin-off" or similar transactions of any Subsidiary that is not the Guarantor, no Default has occurred and is continuing;

  (14)
  so long as no Default has occurred and is continuing any (x) Restricted Payment (other than a Restricted Investment) made on and after the Closing Date and (y) Restricted Investments outstanding at any such time, in an aggregate amount, with respect to all such Restricted Payments and Restricted Investments, not to exceed $100.0 million;

  (15)
  the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of the Company or any Restricted Subsidiary of the Company; and

  (16)
  any Restricted Payment; provided that, immediately after giving pro forma effect thereto and the incurrence of Indebtedness the net proceeds of which are used to finance such Restricted Payment, the Consolidated Total Leverage Ratio would be no greater than 2.5:1.00.

          In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary of the Company, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by an officer of the Company and, if greater than $10.0 million, set forth in an officers' certificate of the Company delivered to the Trustee.

          For purposes of determining compliance with this covenant, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (16) above, or is entitled to be made pursuant to the first paragraph under this caption "— Restricted Payments," the Company will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant.

          Notwithstanding anything in the indenture to the contrary, if a Restricted Payment is made (or any other action is taken or omitted under the indenture) at a time when a Default or Event of Default has occurred and is continuing and such Default or Event of Default is subsequently cured, any Default or Event of Default arising from the making of such Restricted Payment (or the taking or omission of such other action) during the existence of such Default or Event of Default shall simultaneously be deemed cured.

Incurrence of Indebtedness and Issuance of Preferred Stock

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and the Company's Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company's Fixed Charge Coverage Ratio for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

          The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Company and the Guarantors of the notes and note guarantees in the aggregate principal amount to be issued on the Closing Date and any Permitted Refinancing Indebtedness that is incurred to renew, refund, refinance, replace, defease, extend or discharge any Indebtedness incurred pursuant to this clause (1);

  (2)
  the incurrence by the Company or any of its Restricted Subsidiaries of the Existing Indebtedness and any Indebtedness that is incurred pursuant to or in lieu of a commitment in existence as of the Closing Date;

  (3)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness and letters of credit (and reimbursement obligations with respect thereto but excluding letters of credit that have been fully cash collateralized) under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (3) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $150.0 million;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness (including Capital Lease Obligations, mortgage financings, purchase money obligations and government bond financings) incurred to finance (or to reimburse the Company or any of its Restricted Subsidiaries for) all or any part of the purchase price or cost of use, design, construction, installation or improvement of property, plant or equipment (including, without limitation and in each case, whether or not owned by the Company or its Restricted Subsidiaries) Aircraft Related Facilities, Aircraft Related Equipment and the Capital Stock of Aircraft Related Special Purpose Entities (and Indebtedness, letters of credit and reimbursement obligations with respect thereto assumed or acquired by the Company or any of its Restricted Subsidiaries in connection with the acquisition of the Capital Stock of the Aircraft Related Special Purpose Entities)) used in the business of the Company or any of its Restricted Subsidiaries or leased to third parties, which Indebtedness is incurred prior to or after 270 days from the date of such purchase or cost of use, design, construction, installation or improvement;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of (a) Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clauses (2), (4), (5), (6), (13), (20), (21) or (24) of this paragraph and (b) Permitted Refinancing Indebtedness secured by Aircraft Related Equipment or other assets replacing, renewing, refunding, extending, refinancing, defeasing or discharging any other Indebtedness of the Company or any of its Restricted Subsidiaries that was secured by Aircraft Related Equipment or other assets; including, in the case of both clauses (a) and (b), the incurrence (including by way of assumption, merger or co-obligation) by one or more of the Company and its Restricted Subsidiaries of Indebtedness of any other Restricted Subsidiaries in connection with, or in contemplation of, a spin-off of such other Restricted Subsidiary;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness, Disqualified Stock or preferred stock (including Acquired Debt) (i) as part of, or to finance, the acquisition (including by way of merger) of any Permitted Business, (ii) incurred in connection with, or as a result of, the merger, consolidation or amalgamation of any Person (including the Company or any of its Restricted Subsidiaries) that owns a Permitted Business with or into the Company or a Restricted Subsidiary of the Company, or into which the Company or a Restricted Subsidiary of the Company is merged, consolidated or amalgamated, or (iii) that is an outstanding obligation or commitment to enter into an obligation of a Person that owns a Permitted Business at the time that such Person is acquired by the Company or a Restricted Subsidiary of the Company and becomes a Restricted Subsidiary of the Company; provided that after giving pro forma effect to any such transaction described in clauses (i), (ii) or (iii) of this clause (6), either (x) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (y) the Company would have had a Fixed Charge Coverage Ratio not less than the actual Fixed Charge Coverage Ratio of the Company immediately prior to and without giving effect to such transactions;

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and/or any of its Restricted Subsidiaries;

  (8)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock;

  (9)
  the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the Ordinary Course of Business and not for speculative purposes;

  (10)
  the Guarantee (including by way of co-obligation or assumption) by the Company or any Restricted Subsidiary of the Company of Indebtedness of the Company or a Restricted Subsidiary of the Company (including in connection with or in contemplation of a spin-off of the original obligor of the guaranteed or assumed Indebtedness) to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the notes, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed or assumed;

  (11)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness or reimbursement obligations in respect of workers' compensation claims, self-insurance obligations (including reinsurance), bankers' acceptances, performance bonds and surety bonds in the Ordinary Course of Business (including without limitation in respect of customs obligations, landing fees, taxes, airport charges, overfly rights and any other obligations to airport and governmental authorities);

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds;

  (13)
  Indebtedness (a) constituting credit support or financing from aircraft or engine manufacturers or their affiliates or (b) incurred to finance or refinance Aircraft Related Equipment or other operating assets (including, without limitation, to reimburse the Company or any of its Restricted Subsidiaries for the acquisition cost of any of the foregoing, to finance any pre-delivery, progress or similar payment or pursuant to a sale and lease-back) (whether in advance of or at any time following any acquisition of items being financed, and whether such indebtedness is unsecured in whole or in part or is secured by such items or by other items or by any combination); provided that the principal amount of such Indebtedness incurred in reliance on subsection (b) of this clause (13), at the time of incurrence of such Indebtedness, may exceed the aggregate incurred and anticipated costs to finance acquisition of the item or items being financed by such Indebtedness (calculated at the time of incurrence of such Indebtedness and determined in good faith by an officer of the Company or Restricted Subsidiary, as applicable (including reasonable estimates of anticipated costs) and calculated to include, without limitation, purchase price, fees, expenses, repayment of any pre- delivery financing and related interest expense (whether or not capitalized) and premium (if any), delivery and late charges and other costs associated with such acquisition (as so calculated, for purposes of this proviso, the "financing costs")) but, if such principal amount exceeds such financing costs, it may not exceed the aggregate Fair Market Value of the item or items securing such Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer or such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

  (14)
  Indebtedness issued to current or former directors, consultants, managers, officers and employees and their spouses or estates (a) to purchase or redeem Capital Stock of the Company issued to such director, consultant, manager, officer or employee in an aggregate principal amount not to exceed $2.5 million in any twelve-month period or (b) pursuant to any deferred compensation plan approved by the Board of Directors of the Company;

  (15)
  reimbursement obligations in respect of standby or documentary letters of credit or banker's acceptances;

  (16)
  surety and appeal bonds that do not secure judgments that constitute an Event of Default;

  (17)
  Indebtedness of the Company or any of its Restricted Subsidiaries to Credit Card, travel charge or clearing house processors in connection with Credit Card processing, travel charge or clearing house services incurred in the Ordinary Course of Business, whether in the form of hold-backs or otherwise;

  (18)
  the incurrence by a Receivables Subsidiary of Indebtedness in a Qualified Receivables Transaction that is without recourse to the Company or to any other Restricted Subsidiary of the Company or their assets (other than such Receivables Subsidiary and its assets and, as to the Company or any other Restricted Subsidiary of the Company, other than Standard Securitization Undertakings) and is not guaranteed by any such Person;

  (19)
  the incurrence of Indebtedness of the Company or any of its Restricted Subsidiaries owed to one or more Persons in connection with the financing of insurance premiums in the Ordinary Course of Business;

  (20)
  Indebtedness in respect of or in connection with tax-exempt or tax-advantaged municipal bond and similar financings related to Aircraft Related Facilities;

  (21)
  Credit Card purchases of fuel;

  (22)
  Indebtedness arising from agreements of the Company or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary; provided that, in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

  (23)
  Indebtedness of the Company or any of its Restricted Subsidiaries consisting of take-or-pay or like obligations contained in supply, maintenance, repair, power-by-the-hour, overhaul or like agreements entered into in the Ordinary Course of Business; or

  (24)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, extend, defease or discharge any Indebtedness incurred pursuant to this clause (24), not to exceed $150.0 million, at any time outstanding.

          For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, if an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to classify all or a portion of such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant; provided that the term "Existing Indebtedness" will not include any Indebtedness that is permitted to be incurred under clause (1) or (3) of the definition of Permitted Debt. Additionally, all or any portion of any item of Indebtedness may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (24) above so long as such item (or portion) of Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification.

          None of the following will constitute an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant:

  •
  the accrual of interest or preferred stock dividends,

  •
  the accretion or amortization of original issue discount,

  •
  the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms,

  •
  the reclassification of preferred stock or of operating leases or any other instrument or transaction as Indebtedness due to a change in accounting principles or in GAAP or due to a modification of such operating leases, and

  •
  the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock.

          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company or any of its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

          The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness as of such date, in the case of any Indebtedness issued with original issue discount;

  (2)
  the principal amount of the Indebtedness as of such date, in the case of any other Indebtedness; and

  (3)
  in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

  (a)
  the Fair Market Value of such assets as of such date; and

  (b)
  the amount of the Indebtedness of the other Person as of such date.

Limitation on Liens

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of Subsidiaries), or income or profits therefrom, or assign or convey any right to receive income therefrom, whether owned on the Closing Date or acquired after that date, which Lien is securing any Indebtedness, unless contemporaneously with the incurrence of such Liens:

  (1)
  in the case of Liens securing subordinated debt, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

  (2)
  in all other cases, the notes are equally and ratably secured or are secured by a Lien on such property, assets or proceeds that is equal in priority to such Liens.

          Any Lien created for the benefit of holders pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1) and (2) above.

Additional Note Guarantees

          If the Company or any of its Restricted Subsidiaries acquires or creates another wholly owned domestic Subsidiary after the date of the indenture, such newly acquired or created Subsidiary will become a Guarantor and execute a supplemental indenture effectuating such Guarantor's note guarantee and deliver an opinion of counsel satisfactory to the Trustee within 30 business days of the date on which it was acquired or created; provided that any Subsidiary that constitutes a Receivables Subsidiary or an Unrestricted Subsidiary need not become a Guarantor until such time as it ceases to be a Receivables Subsidiary or an Unrestricted Subsidiary.

Designation of Restricted and Unrestricted Subsidiaries

          The Board of Directors may designate any Restricted Subsidiary (other than the Significant Guarantors) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under the covenant described above under the caption "— Restricted Payments" and if the Restricted Subsidiary otherwise meets the definition of an "Unrestricted Subsidiary."

          Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will be permitted only if (1) such Indebtedness is permitted under the covenant described under the caption "— Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default would be in existence following such designation.

SEC Reports

          Whether or not required by the SEC's rules and regulations, so long as any notes are outstanding, the Company will furnish to the Trustee, within 15 days after the time periods (including any extensions thereof) specified in the SEC's rules and regulations:

  (1)
  all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

  (2)
  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

          Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR.

          In addition, for so long as any notes remain outstanding, at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, the Company will furnish to the holders of the notes and to securities analysts and prospective investors, upon their written request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Delivery of any reports, information and documents to the Trustee will be for informational purposes only, and the Trustee's receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants under the indenture or documents related thereto.

Merger and Sales of Assets

          The indenture provides that the Company and the Significant Guarantors may consolidate with or merge into, or convey, transfer or lease all or substantially all of the Company's or the Significant Guarantors' properties and assets to, any Person provided that, among other items:

  •
  the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture, all our obligations under the notes and the indenture (in the case of the Company) or the obligations under the note guarantees (in the case of the Significant Guarantors); and

  •
  except in connection with a merger of the Company with a Significant Guarantor or a Significant Guarantor with another Significant Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

          Any such successor will succeed to and be substituted for, and may exercise every right and power of, the Company or the Significant Guarantor, whichever is party to such transaction, under the indenture, but the predecessor issuer, in the case of a lease of all or substantially all of its assets, shall not be released from the obligation to pay the principal of and interest on the notes.

          A Guarantor that is not a Significant Guarantor may consolidate with or merge into, or convey, transfer or lease all or substantially all of its properties and assets to, any Person provided that, among other items:

  •
  except in the case of such a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or a Subsidiary of the Company) or otherwise ceases to be a Guarantor as a result of such transaction or series of transactions, whether through a merger, consolidation or sale of Capital Stock or assets, the resulting, surviving or transferee Person is a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and expressly assumes by a supplemental indenture, all its obligations under such Guarantor's note guarantee; and

  •
  except in connection with a merger of such Guarantor with the Company, a Significant Guarantor or another Guarantor, immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing.

          For the avoidance of doubt, this section will not restrict mergers, conveyances, transfers or leases by a Restricted Subsidiary of the Company that is not a Guarantor.

Events of Default

          An "Event of Default" occurs with respect to the notes if any of the following occurs:

  (1)
  default in any payment of the principal amount or premium, if any, on any of the notes when such amount becomes due and payable at Stated Maturity, upon acceleration, redemption or otherwise;

  (2)
  failure to pay interest on the notes when such interest becomes due and payable and such failure continues for a period of 30 days;

  (3)
  failure by the Company or any of its Restricted Subsidiaries to comply with any other covenants or agreements applicable to the notes and such failure continues for 60 days after the notice specified below;

  (4)
  except as permitted by the indenture, a note guarantee of a Significant Subsidiary is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or a Guarantor denies or disaffirms in writing its obligations under its note guarantee; or

  (5)
  certain events of bankruptcy or insolvency described in the indenture with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

          A Default under clause (3) above will not constitute an Event of Default until the Trustee notifies us or the holders of at least 25% in principal amount of the outstanding notes notify us and the Trustee of the Default and we do not cure such Default within 60 days after receipt of such notice.

          If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the notes then outstanding may, by written notice to us (and to the Trustee, if such notice is given by the holders of the notes), declare the principal amount of the notes and any accrued and unpaid interest on the notes to be due and payable. Upon such a declaration, such amounts shall be due and payable immediately. In the case of certain events of bankruptcy, insolvency or reorganization with respect to the Company or its Restricted Subsidiaries that are Significant Subsidiaries, the principal amount of and accrued and unpaid interest on the notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

          If a Default with respect to the notes occurs and is continuing and is actually known to a trust officer of the Trustee, the Trustee will deliver to each holder of the notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of, premium, if any, or accrued and unpaid interest on the notes, the Trustee may withhold the notice if and so long as a committee comprised of its trust officers in good faith determines that withholding such notice is in the interest of the holders of the notes.

          An Event of Default with respect to the notes will not necessarily be an event of default with respect to any other debt securities issued under the indenture, and an event of default with respect to another series of debt securities issued under the indenture will not necessarily be an Event of Default with respect to the notes.

          The indenture provides that the holders of a majority in principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for the notes, or exercising any trust or power conferred on the Trustee with respect to the notes. However, the Trustee may refuse to follow any direction that conflicts with law or the indenture or, subject to certain exceptions, that the Trustee determines is unduly prejudicial to the rights of any other holder of the notes (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any such action, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          By notice to the Trustee, the holders of a majority in aggregate principal amount of the notes then outstanding may waive an existing Default and its consequences except (i) a Default in the payment of the principal amount of, premium, if any, and accrued and unpaid interest on the notes, (ii) a Default arising from the failure to redeem or purchase any note when required pursuant to the terms of the indenture or (iii) a Default in respect of a provision that under the indenture cannot be amended without the consent of each holder of the notes affected. Further, the holders of a majority in principal amount of the notes by notice to the Trustee may rescind an acceleration of the notes and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to the notes have been cured or waived, except nonpayment of the principal amount of, and accrued and unpaid interest on, the notes that has become due solely because of acceleration.

Modification of Indenture

Without Holder Consent

          Without notice to or the consent of any holders of notes, the Company, the Guarantors and the Trustee may supplement or amend the indenture as it applies to the notes or guarantees:

  •
  to create a new series of securities; or

  •
  to evidence the succession of another Person to us or a Guarantor pursuant to a consolidation, merger or conveyance, transfer or lease of assets permitted under the indenture; or

  •
  to surrender any right or power conferred upon us; or

  •
  to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of the notes, and to add any additional Events of Default for the notes, subject to certain limitations; or

  •
  to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture, board resolution, officers' certificate or in the notes that may be defective or inconsistent with any other provision contained therein; or

  •
  to convey, transfer, assign, mortgage or pledge any property to or with the Trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of notes; or

  •
  to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect; or

  •
  to conform the text of the indenture or the notes to the "Description of the Notes" set forth in this prospectus supplement to the extent that such provision in the Description of the Notes was intended to be a verbatim, or substantially verbatim, recitation of a provision of the indenture or the notes as evidenced by an officer's certificate; or

  •
  to add to or change any provisions of the indenture to such extent as necessary to permit or facilitate the issuance of the notes in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the holders of notes in any material respect; or

  •
  to provide security for the notes; or

  •
  to provide additional guarantees for the notes; or

  •
  to make any change that does not adversely affect the rights of any holder of notes; or

  •
  to evidence and provide for the acceptance of appointment of a separate or successor trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee.

With Holder Consent

          Except as provided above, the consent of the holders of a majority in aggregate principal amount of the notes is generally required to amend the indenture as it applies to the notes. However, without the consent of each holder of an affected note, an amendment may not:

  •
  make any change to the percentage of principal amount of notes the holders of which must consent to an amendment or waiver; or

  •
  reduce the principal amount of, premium, if any, or interest on, or extend the Stated Maturity or interest payment periods, of the notes; or

  •
  make the notes of such holder payable in money or securities other than that as stated in the notes; or

  •
  make any change that adversely affects such holders' right to require us to purchase the notes of such holder in accordance with the terms of the indenture; or

  •
  impair the right of such holder to institute suit for the enforcement of any payment with respect to the notes; or

  •
  except as referred to below under "— Satisfaction and Discharge of the Indenture; Defeasance" or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to the indenture, release a Guarantor from its obligations under its note guarantee or make any change in the note guarantee that would adversely affect such holder; or

  •
  change certain requirements relating to waiving an existing Default or to the right to receive payment of, or bring suit to enforce payments of, the principal amount of, premium, if any, or interest on the notes; or

  •
  modify any of the foregoing provisions of this sentence.

Satisfaction and Discharge of the Indenture; Defeasance

          The indenture shall cease to be of any further effect with respect to the notes if either (a) the Company has delivered to the Trustee for cancellation all notes (with certain limited exceptions) or (b) all notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their maturity within one year or are to be called for redemption within one year, and the Company shall (i) have deposited with the Trustee as trust funds the amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of notes which have become due and payable) or to the Stated Maturity or redemption date, as the case may be, and (2) have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

          In addition, the Company shall have a "legal defeasance option" (pursuant to which the Company may terminate, with respect to the notes, all of its obligations, except for certain obligations, under the notes and the indenture with respect to the notes and all obligations of the Guarantors under the note guarantees) and a "covenant defeasance option" (pursuant to which the

Company may terminate, with respect to the notes, its obligations under the covenants described under "— Certain Covenants" above). If the legal defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default. If the covenant defeasance option is exercised with respect to the notes, payment of the notes may not be accelerated because of an Event of Default related to the specified covenants.

          In order to exercise either the legal defeasance option or the covenant defeasance option with respect to the notes:

  •
  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized independent registered public accounting firm delivered to the Trustee, to pay the principal of, premium, if any, and interest on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

  •
  in the case of an election of the legal defeasance option, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that: (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or (b) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

  •
  in the case of an election of the covenant defeasance option, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

  •
  no Event of Default shall have occurred and be continuing either: (x) on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit); or (y) insofar as certain bankruptcy, insolvency or reorganization Events of Default are concerned, at any time in the period ending on the 91st day after the date of deposit;

  •
  such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company is a party or by which the Company is bound;

  •
  the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

  •
  the Company shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the legal defeasance or the covenant defeasance have been complied with.

The Registrar and Paying Agent

          The Trustee has been appointed the registrar and paying agent for the notes. Notes are transferable at the office of the registrar. Principal and interest will be payable at the office of the paying agent. We may, however, pay interest at our option by check delivered to registered holders of the notes or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. Payments of principal of the notes will be made against surrender of the notes at the office of the Trustee (acting as paying agent) at our option by check payable to or upon the written order of the Person entitled thereto or by wire transfer to an account of the Person entitled thereto as such account shall be provided to the registrar for the notes. Global notes will be paid in accordance with applicable DTC procedures. We may change the paying agent or registrar without prior notice to the holders of the notes.

Governing Law; Jury Trial Waiver

          The indenture is, and the notes and note guarantees will be, governed by, and construed in accordance with, the laws of the State of New York. The indenture will provide that the Company, the Guarantors and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the notes, the note guarantees or any transaction contemplated thereby.

Form and Settlement; Book-Entry System

          The notes will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of DTC's nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC.

          Except under circumstances described below, the notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

          So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Any notices required to be given to the holders while the notes are global notes will be given to DTC. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture.

          Principal and interest payments on notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of the Company, the Guarantor, the Trustee, any paying agent or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

          We expect that the depositary for the notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of these participants.

          Notes represented by the global note will be exchangeable for certificated securities with the same terms only if:

  •
  DTC notifies the Company that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary within 90 days following the notification to Company or the Company becoming aware of such event;

  •
  the Company executes and delivers to the Trustee an officers' certificate to the effect that such global note shall be so exchangeable; or

  •
  an Event of Default shall have occurred and be continuing and owners of beneficial interests in the global note in an amount not less than a majority of the aggregate outstanding principal amount of such global note have delivered to the Company and the Trustee a notice indicating that the continuation of the book- entry system through DTC is no longer in the best interests of the holders of such beneficial interests; or

  •
  we and a holder of a beneficial interest in a global note otherwise agree.

          DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a member of the Federal Reserve System. DTC facilitates the settlement of transactions among its participants through electronic computerized book-entry changes in participants' accounts, eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and other organizations, some of whom and/or their representatives, own The Depository Trust & Clearing Corporation, the sole owner of DTC. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Certain Definitions

          Set forth below are certain defined terms used in the indenture, which are used in the descriptions under "— Certain Covenants" above:

          "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness, Disqualified Stock or preferred stock of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into such specified Person, or became a Subsidiary of such specified Person, to the extent such Indebtedness is incurred or such Disqualified Stock or preferred stock is issued in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling, "controlled by" and "under common control with" have correlative meanings. No Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Subsidiary makes an Investment in connection with a Qualified Receivables Transaction will be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

          "Aircraft Related Equipment" means aircraft (including engines, airframes, propellers and appliances), engines, propellers, spare parts, aircraft parts, simulators and other training devices, quick engine change kits, passenger loading bridges or other flight or ground equipment and other operating assets, including any modifications and improvements with respect to any such equipment.

          "Aircraft Related Facilities" means (i) airport terminal facilities, including, without limitation, baggage systems, loading bridges and related equipment, building, infrastructure and maintenance facilities, tooling facilities, club rooms, apron, fueling systems or facilities, signage/image systems, administrative offices, information technology systems and security systems, (ii) airline support facilities, including, without limitation, cargo, catering, mail, ground service equipment, ramp control, deicing, hangars, aircraft parts/storage, training, office and reservations facilities and (iii) all equipment and tooling used in connection with the foregoing.

          "Aircraft Related Special Purpose Entities" means entities formed solely for the purpose of holding Aircraft Related Equipment, related moneys and deposits, and other related assets incidental thereto.

          "Banking Product Obligations" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys' fees and disbursements in connection therewith. Treasury, depository and cash management services, netting services and automated clearing house transfers of funds services include, without limitation: corporate purchasing, fleet and travel credit card and prepaid card programs, electronic check processing, electronic receipt services, lockbox services, cash consolidation, concentration, positioning and investing, fraud prevention services, and disbursement services.

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

          "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership;

  (3)
  with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

  (4)
  with respect to any other Person, the board or committee of such Person serving a similar function.

          "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Scheduled Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

          "Cash Equivalents" means, as of the date acquired, purchased or made, as applicable: (i) marketable securities or other obligations (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued or unconditionally guaranteed as to interest and principal by any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within three years after such date; (ii) direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within three years after such date and having, at the time of the acquisition thereof, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody's; (iii) obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities; provided that, in each case, the security has a maturity or weighted average life of eighteen months or less from such date and which has, at the date of such acquisition, a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody's; (iv) investments in commercial paper maturing no more than one year after such date and having, on such date, a rating of at least A-2 from S&P or at least P-2 from Moody's; (v) certificates of deposit (including investments made through an intermediary, such as the certificated deposit account registry service), bankers' acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within three years from such date and issued or guaranteed by or placed with, and any money market deposit accounts issued or offered by, or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that has a combined capital and surplus and undivided profits of not less than $250,000,000; (vi) fully collateralized repurchase agreements with counterparties whose long-term debt is rated not less than A- by S&P and A3 by Moody's and with a term of not more than six months from such date; (vii) Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (i) through (vi) above, in each case, as of such date, including, but not be limited to, money market funds or short-term and intermediate bonds funds; (viii) shares of any money market mutual fund that, as of such date, (a) complies with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended and (b) is rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody's; (ix) auction rate preferred securities that, as of such date, have the highest rating obtainable from either S&P or Moody's and with a maximum reset date at least every 30 days; (x) deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million; (xi) securities with maturities of three years or less from such date issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; and (xii) any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet as of such date.

          "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any Person (including any "person" (as that term is used in Section 13(d)(3) of the Exchange Act); or

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any "person" (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than, in the case of clause (1) above or this clause (2)(i) any such transaction where the Voting Stock of the Company (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Person or Beneficial Owner (measured by voting power rather than number of shares) or (ii) any sale, transfer, conveyance or other disposition to, or any merger or consolidation of the Company with or into, any Person (including any "person" (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a "Permitted Person") or a Subsidiary of a Permitted Person, in each case under this clause (ii), if immediately after such transaction no Person (including any "person" (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).

          "Change of Control Offer" has the meaning assigned to that term in the indenture.

          "Change of Control Payment" has the meaning assigned to that term in the second paragraph under the caption "— Change of Control Offer to Purchase."

          "Change of Control Payment Date" has the meaning assigned to that term in the second paragraph under the caption "— Change of Control Offer to Purchase."

          "Closing Date" means the date of original issuance of the notes.

          "Company" means, Allegiant Travel Company.

          "Consolidated EBITDAR" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with any Disposition of assets, to the extent such losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  the Fixed Charges and expense for subservice arrangements contracted with third parties to service scheduled flights of such Person and its Restricted Subsidiaries, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

  (4)
  any foreign currency translation losses (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

  (5)
  depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries to the extent that such depreciation, amortization and other non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

  (6)
  the amortization of debt discount to the extent that such amortization was deducted in computing such Consolidated Net Income; plus

  (7)
  stock compensation expense for grants to any employee of the Company or its Restricted Subsidiaries of any Equity Interests during such period to the extent deducted in computing such Consolidated Net Income; plus

  (8)
  any net loss arising from the sale, exchange or other disposition of capital assets by the Company or its Restricted Subsidiaries (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities) to the extent such loss was deducted in computing such Consolidated Net Income; plus

  (9)
  any losses arising under fuel hedging arrangements entered into prior to the Closing Date and any losses actually realized under fuel hedging arrangements entered into after the Closing Date, in each case to the extent deducted in computing such Consolidated Net Income; plus

  (10)
  proceeds from business interruption insurance for such period, to the extent not already included in computing such Consolidated Net Income; plus

  (11)
  any expenses and charges that are covered by indemnification or reimbursement provisions in connection with any permitted acquisition, merger, disposition, incurrence of

    Indebtedness, issuance of Equity Interests or any investment to the extent (a) actually indemnified or reimbursed and (b) deducted in computing such Consolidated Net Income; minus

  (12)
  non-cash items, other than the accrual of revenue in the Ordinary Course of Business, to the extent such amount increased such Consolidated Net Income; minus

  (13)
  the sum of (i) income tax credits and (ii) Consolidated Interest Income included in computing such Consolidated Net Income;

in each case of clauses (1) through (13), determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Income" means, as of any date of determination, the sum of the amounts that would appear on a consolidated income statement of the Company and its consolidated Restricted Subsidiaries as the interest income of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

  (1)
  all (a) extraordinary, nonrecurring, special or unusual gains and losses or income or expenses, including, without limitation, any expenses related to a facilities closing and any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses; any severance or relocation expenses; executive recruiting costs; restructuring or reorganization costs; curtailments or modifications to pension and post-retirement employee benefit plans; (b) any expenses (including, without limitation, transaction costs, integration or transition costs, financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees and related out-of-pocket expenses), cost-savings, costs or charges incurred in connection with any issuance of securities (including the notes), Permitted Investment, acquisition, disposition, recapitalization or incurrence or repayment of Indebtedness permitted under the indenture, including a refinancing thereof (in each case whether or not successful); and (c) gains and losses realized in connection with any sale of assets, the disposition of securities, the early extinguishment of Indebtedness or associated with Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;

  (2)
  the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

  (3)
  the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (4)
  the cumulative effect of a change in accounting principles on such Person will be excluded;

  (5)
  the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815 — Derivatives and Hedging will be excluded;

  (6)
  any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

  (7)
  the effect on such Person of any non-cash items resulting from any write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction or any other non-cash impairment charges incurred subsequent to the Closing Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205 — Presentation of Financial Statements, 350 — Intangibles — Goodwill and Other, 360 — Property, Plant and Equipment and 805 — Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded;

  (8)
  any provision for income tax reflected on such Person's financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries; and

  (9)
  any amortization of deferred charges resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 470-20 Debt With Conversion and Other Options that may be settled in cash upon conversion (including partial cash settlement) will be excluded.

          "Consolidated Secured Indebtedness" means, as of any date of determination, an amount equal to the Consolidated Total Indebtedness as of such date that in each case is then secured by Liens on property or assets of the Company and/or any or all of its Restricted Subsidiaries (other than property or assets held in a defeasance or similar trust or arrangement for the benefit of the Indebtedness secured thereby).

          "Consolidated Secured Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Secured Indebtedness as of such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) (i) the aggregate amount of Consolidated EBITDAR for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered less (ii) the aggregate amount of aircraft rent expense described in clause (5) of the definition of "Fixed Charges" for such period; provided, that:

  (1)
  if, since the beginning of such period, the Company or any Restricted Subsidiaries shall have made any sales, transfers or other dispositions of any assets where the Fair Market Value of any such asset exceeds $2.0 million (a "Sale"), the Consolidated EBITDAR for such period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such period;

  (2)
  if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made any acquisition or purchase of any assets where the Fair Market Value of any such asset exceeds $2.0 million (a "Purchase") or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and

  (3)
  if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company.

          "Consolidated Total Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total assets of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

          "Consolidated Total Indebtedness" means, as of any date of determination, the aggregate Indebtedness of the Company and its Restricted Subsidiaries that would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries as the total indebtedness of the Company and its Restricted Subsidiaries, determined in accordance with GAAP.

          "Consolidated Total Leverage Ratio" means, as of any date of determination, the ratio of (x) Consolidated Total Indebtedness as of such date (after giving effect to any incurrence or discharge of Indebtedness on such date) to (y) (i) the aggregate amount of Consolidated EBITDAR for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which internal consolidated financial statements of the Company have been or are required to be delivered less (ii) the aggregate amount of aircraft rent expense described in clause (5) of the definition of "Fixed Charges" for such period; provided, that:

            (1)     if, since the beginning of such period, the Company or any Restricted Subsidiaries shall have made any Sale, the Consolidated EBITDAR for such period shall be reduced by an amount equal to the Consolidated EBITDAR (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDAR (if negative) attributable thereto for such period;

            (2)     if, since the beginning of such period, the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made any Purchase or any Permitted Investment (including any Permitted Investment occurring in connection with a transaction causing a calculation to be made hereunder), Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Purchase or Permitted Investment occurred on the first day of such period; and

            (3)     if, since the beginning of such period, any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have made any Sale, Purchase or Permitted Investment that would have required an adjustment pursuant to clause (1) or (2) above if made by the Company or a Restricted Subsidiary since the beginning of such period, Consolidated EBITDAR for such period shall be calculated after giving pro forma effect thereto as if such Sale, Purchase or Permitted Investment occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase, Permitted Investment or other transaction, or the amount of income or earnings relating thereto, the pro forma calculations in respect thereof shall be as determined in good faith by a responsible financial or accounting officer of the Company.

          "Credit Card" means obligations incurred in connection with any agreement or plan relating to a credit card, debit card, charge card, purchasing card or other similar system.

          "Credit Facilities" means, one or more debt facilities, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

          "Default" means any event which, unless cured or waived, is, or after notice or passage of time or both would be, an Event of Default.

          "Disposition" means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms "dispose" and "disposed of" shall have correlative meanings.

          "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company or any Restricted Subsidiary to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "— Certain Covenants — Restricted Payments." The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

          "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Contributions" means net cash proceeds received by the Company after the Closing Date from:

  (1)
  contributions to its common equity capital (other than from any Subsidiary); or

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an officers' certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of the first paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments."

          "Existing Indebtedness" means all Indebtedness of the Company and its Subsidiaries (other than Indebtedness incurred under clauses (1) or (3) of the definition of Permitted Debt) in existence on the Closing Date until such amounts are repaid.

          "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company; provided that any such officer shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

          "Fixed Charge Coverage Ratio" means with respect to any specified Person for any specified period, the ratio of the Consolidated EBITDAR plus Consolidated Interest Income of such Person for such period to the Fixed Charges of such Person for such period. If the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Disqualified Stock or preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company) to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

          In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (as determined in good faith by a responsible financial or accounting officer of the Company and including any operating expense reductions for such period resulting from such acquisition that have been realized or for which all of the material steps necessary for realization have been taken) as if they had occurred on the first day of the four-quarter reference period;

  (2)
  the Consolidated EBITDAR attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

  (6)
  if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

          "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication,

  (1)
  the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

  (2)
  the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

  (3)
  any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

  (4)
  the product of (a) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

  (5)
  the aggregate aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash, but excluding expense relating to subservice arrangements contracted with third parties to service scheduled flights, all as determined on a consolidated basis in accordance with GAAP.

          "GAAP" means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. Notwithstanding the foregoing definition, with respect to leases (whether or not they are required to be capitalized on a Person's balance sheet under generally accepted accounting principles in the United States of America in effect as of the date of the indenture) and with respect to financial matters related to leases, including assets, liabilities and items of income and expense, "GAAP" shall mean (other than for purposes of the covenant described under "— Certain Covenants — SEC Reports"), and determinations and calculations shall be made in accordance with, generally accepted accounting principles in the United States of America, which are in effect as of the date of the indenture.

          "Guarantee" means a guarantee (other than (i) by endorsement of negotiable instruments for collection or (ii) customary contractual indemnities, in each case in the Ordinary Course of Business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

          "Guarantor" means any Restricted Subsidiary of the Company that guarantees the Notes in accordance with the provisions of the indenture, and their respective successors and assigns, in each case, until the note guarantee of such Person has been released in accordance with the provisions of the indenture.

          "Guarantor Obligations" means the due and punctual payment, of the principal of (and premium, if any) and interest (including, in case of default, interest on principal and, to the extent permitted by applicable law, on overdue interest and including any additional interest required to be paid according to the terms of the notes), if any, on the notes, when and as the same shall become due and payable, whether at Stated Maturity, upon redemption, upon acceleration, upon tender for repayment at the option of any holder or otherwise, according to the terms thereof and of the indenture and all other obligations of the Company with respect to the notes to the holder or the Trustee thereunder.

          "Hedging Obligations" means, with respect to any Person, all obligations and liabilities of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

  (2)
  other agreements or arrangements designed to manage interest rates or interest rate risk; and

  (3)
  other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.

          "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof but excluding letters of credit that have been fully cash collateralized);

  (3)
  in respect of banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the Ordinary Course of Business; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 — Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

          Notwithstanding the foregoing, none of the following will constitute Indebtedness: (a) Banking Product Obligations, (b) obligations in respect of the pre-purchase of frequent flyer miles, (c) maintenance deferral agreements, (d) an amount recorded as indebtedness in the Company's financial statements solely by operation of Financial Accounting Standards Board Accounting Standards Codification 840-40-55 or any successor provision of GAAP but which does not otherwise constitute Indebtedness as defined hereinabove, (e) a deferral of pre-delivery payments relating to the purchases of Aircraft Related Equipment, (f) obligations under flyer miles participation agreements and (g) air traffic liability.

          "Investments" means, with respect to any Person, all direct or indirect investments made from and after the Closing Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the Ordinary Course of Business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company after the Closing Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the fourth to last paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments." Notwithstanding the foregoing, any Equity Interests retained by the Company or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial "spin-off" of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by the Company or any Restricted Subsidiary of the Company after the Closing Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the fourth to last paragraph of the covenant described above under the caption "— Certain Covenants — Restricted Payments." Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

          "Joint Venture" means any Person, other than an individual or a wholly-owned Subsidiary of the Company, in which the Company or a Restricted Subsidiary holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership).

          "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

          "Moody's" means Moody's Investors Service, Inc.

          "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

  (2)
  as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of the Company or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

          "Non-Recourse Financing Subsidiary" means any Unrestricted Subsidiary that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

          "Ordinary Course of Business" means, with respect to the Company or any of its Subsidiaries, (a) in the Ordinary Course of Business of, or in furtherance of an objective that is in the ordinary course of business of, Company and its Subsidiaries, (b) customary and usual in the commercial airline industry in the United States or (c) consistent with the past or current practice of the Company or the past or current practice of one or more commercial air carriers in the United States.

          "Permitted Business" means any business that is similar, or reasonably related, ancillary, supportive or complementary to, or any reasonable extension of the business in which the Company and its Restricted Subsidiaries are engaged on the Closing Date.

          "Permitted Investments" means:

  (1)
  any Investment in the Company (including an Investment in the notes) or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in cash, Cash Equivalents and any foreign equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

  (5)
  any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

  (6)
  any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the Ordinary Course of Business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

  (7)
  Investments represented by Hedging Obligations;

  (8)
  loans or advances to officers, directors or employees made in the Ordinary Course of Business in an aggregate principal amount not to exceed $5.0 million;

  (9)
  redemption or purchase of the notes;

  (10)
  any Guarantee of Indebtedness permitted to be incurred by the covenant entitled "— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock" other than a Guarantee of Indebtedness of an Affiliate of the Company that is not a Restricted Subsidiary of the Company;

  (11)
  any Investment of the Company and its Restricted Subsidiaries existing on, or made pursuant to binding commitments existing on, the Closing Date and any Investment consisting of an extension, modification or renewal of any such Investment existing on, or made pursuant to a binding commitment existing on, the Closing Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Closing Date, or (b) as otherwise permitted under the indenture;

  (12)
  Investments or commitments to make Investments acquired after the Closing Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the covenant described above under the caption "— Merger and Sales of Assets" after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

  (13)
  the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by the Company or a Subsidiary of the Company in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

  (14)
  accounts receivable arising in the Ordinary Course of Business;

  (15)
  Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed 15% of the Consolidated Total Assets of the Company and its Restricted Subsidiaries at the time of such Investment;

  (16)
  Investments consisting of reimbursable extensions of credit; provided that any such Investment made pursuant to this clause (16) shall not be permitted if unreimbursed within 90 days of any such extension of credit;

  (17)
  Investments in connection with making or financing any pre-delivery, progress or other similar payments relating to the acquisition of Aircraft Related Equipment;

  (18)
  Investments in travel or airline related businesses or activities made in connection with alliance agreements, distribution agreements, agreements relating to flight training, agreements relating to insurance arrangements, agreements relating to airport facilities, agreements relating to spare parts management systems and other similar agreements which Investments under this clause (18) (excluding Investments existing on the date of the indenture) shall not exceed $15.0 million at any time outstanding;

  (19)
  Investments consisting of payroll advances and advances for business and travel expenses in the Ordinary Course of Business;

  (20)
  Investments made by way of any endorsement of negotiable instruments received in the Ordinary Course of Business and presented to any bank for collection or deposit;

  (21)
  Investments consisting of stock, obligations or securities received in settlement of amounts owing to the Company or any Restricted Subsidiary in the Ordinary Course of Business or in a distribution received in respect of an Investment permitted hereunder;

  (22)
  Investments made in Unrestricted Subsidiaries not to exceed $2.5 million in any fiscal year in the aggregate;

  (23)
  Investments in fuel and credit card consortia and in connection with agreements with respect to fuel consortia, credit card consortia and fuel supply, in each case, in the Ordinary Course of Business;

  (24)
  Investments in connection with outsourcing initiatives in the Ordinary Course of Business;

  (25)
  guarantees incurred in the Ordinary Course of Business of obligations that do not constitute Indebtedness of any regional air carrier doing business with the Company or any of its Restricted Subsidiaries in connection with the regional air carrier's business with the Company or such Restricted Subsidiary; advances to airport operators of landing fees and other customary airport charges for carriers on behalf of which the Company or any of its Restricted Subsidiaries provides ground handling services; and

  (26)
  Investments consisting of advances and loans to Joint Ventures of the Company or the Guarantors, in an aggregate amount outstanding at any time not to exceed $5.0 million.

          "Permitted Liens" means:

  (1)
  Liens existing on the Closing Date;

  (2)
  Liens securing Indebtedness and other obligations permitted to be incurred under clause (3) under "Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock";

  (3)
  Liens securing Indebtedness permitted to be incurred pursuant to clauses (4), 5(b), (13) and (20) under "Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock";

  (4)
  Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien;

  (5)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien;

  (6)
  pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

  (7)
  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

  (8)
  Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with an acquisition permitted under the terms of the indenture;

  (9)
  any encumbrance or restriction (including, but not limited to, put and call agreements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

  (10)
  Liens created by landlords over leasehold property and zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

  (11)
  security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by "Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock," (ii) such security interests are incurred, and the Indebtedness secured thereby (other than with respect to extensions, renewals or replacements thereof) is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed the greater of the cost or the Fair Market Value of such real property, improvements or equipment at the time of such acquisition (or construction), and

    (iv) such security interests do not apply to any other property or assets of the Company or any Restricted Subsidiary;

  (12)
  Liens securing Hedging Obligations permitted to be incurred pursuant to clause (9) under "Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (13)
  Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

  (14)
  Liens on insurance proceeds or unearned premiums incurred in the ordinary course of business in connection with the financing of insurance premiums;

  (15)
  judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

  (16)
  other Liens securing liabilities in an aggregate amount not to exceed $50.0 million at any time outstanding;

  (17)
  Liens securing pari passu Indebtedness permitted to be incurred pursuant to the covenant described under "Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock"; provided that at the time of any such incurrence and after giving pro forma effect thereto, the Consolidated Secured Leverage Ratio would be no greater than 2:00:1:00; and

  (18)
  Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Permitted Lien referred to in clauses (1) through (17) above, inclusive of any Lien existing at the date of the issuance of the notes; provided, however, that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of any applicable premium and reasonable financing fees and related transaction costs).

          For purposes of determining compliance with this definition, (x) a Lien need not be incurred solely by reference to one category of Permitted Liens described in this definition but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Company will be permitted to classify at the time of its incurrence or later reclassify such Lien (or any portion thereof) in any manner that complies with this definition.

          "Permitted Refinancing Indebtedness" means any Indebtedness (or commitments in respect thereof) of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred by the Company or its Restricted Subsidiaries of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness (whether or not capitalized or accreted or payable on a current basis) and the amount of all fees and expenses, including premiums, incurred in connection therewith (such original principal amount plus such amounts described above, collectively, for purposes of this clause (1), the "preceding amount")); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by all or a portion of the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness (which Fair Market Value may, at the time of an advance commitment, be determined to be the Fair Market Value at the time of such commitment or (at the option of the issuer of such Indebtedness) the Fair Market Value projected for the time of incurrence of such Indebtedness);

  (2)
  if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (a) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (b) more than 60 days after the final maturity date of the notes;

  (3)
  if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

  (4)
  no Restricted Subsidiary that is not a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such non-guarantor Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

  (5)
  notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by the Company or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

          "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Qualified Receivables Transaction" means any transaction or series of transactions entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by the Company or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided that the financing terms, covenants, termination events and other provisions (including collateralization levels) thereof shall be on customary market terms for securitization transactions involving assets such as, or similar to, the assets subject thereto (as determined in good faith by a responsible financial officer of the Company).

          "Qualifying Equity Interests" means Equity Interests of the Company other than Disqualified Stock.

          "Receivables Subsidiary" means a Subsidiary of the Company which engages in no activities other than in connection with the financing or securitization of accounts receivable and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary of the Company (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an "incidental pledge"), and excluding any Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Company or any Restricted Subsidiary of the Company in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Company or any Subsidiary of the Company (other than accounts receivable and related assets as provided in the definition of "Qualified Receivables Transaction"), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the Ordinary Course of Business in connection with a Qualified Receivables Transaction, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company, and (ii) fees payable in the Ordinary Course of Business in connection with servicing accounts receivable and (c) with which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such Subsidiary's financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing conditions.

          "Restricted Investment" means an Investment other than a Permitted Investment.

          "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Services.

          "Scheduled Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "Significant Guarantors" means Allegiant Air, LLC, Sunrise Asset Management LLC and Allegiant Vacations, LLC, and each of their successors and permitted assigns.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the Closing Date.

          "Standard Securitization Undertakings" means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Receivables Subsidiary), which are customary in connection with any Qualified Receivables Transaction.

          "Stated Maturity" means the date specified in the notes as the fixed date on which an amount equal to the principal amount of the notes is due and payable.

          "Subsidiary" means, with respect to any Person:

  (1)
  any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and

  (2)
  any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of the indenture.

          "Unrestricted Subsidiary" means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in compliance with the covenant described under the caption "— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries" pursuant to a resolution of the Board of Directors, but only if such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

          "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following is a summary of material U.S. federal income tax considerations of the purchase, ownership and disposition of notes, but does not purport to be a comprehensive description of all the tax consequences that may be applicable to an investment in the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary deals only with a note held as a capital asset by a beneficial owner who purchased the note on original issuance at its "issue price" within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of notes is sold to the public for cash). Generally, the "issue price" of a note is the first price at which a substantial amount of the issue is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

  •
  tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies or traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  tax consequences to persons holding notes as a part of a hedging, integrated or conversion transaction or a straddle or persons deemed to sell notes under the constructive sale provisions of the Code;

  •
  tax consequences to U.S. holders (as defined below) of notes whose "functional currency" is not the U.S. dollar;

  •
  tax consequences to investors in pass-through entities;

  •
  alternative minimum tax consequences, if any;

  •
  the impact of the Medicare contribution tax, if any;

  •
  any state, local or foreign tax consequences; and

  •
  estate or gift tax consequences, if any.

          If an entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner will generally depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding the notes, you should consult your tax advisors.

          If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

          As used herein, the term "U.S. holder" means a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

          A "non-U.S. holder" is a beneficial owner (other than an entity treated as a partnership for U.S. federal income tax purposes) of notes that is not a U.S. holder. Special rules may apply to some non-U.S. holders such as "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid federal income tax or, in some circumstances, individuals who are U.S. expatriates. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Payments of Interest

          Payments of stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time such payments are paid or accrued, in accordance with the U.S. holder's usual method of accounting for U.S. federal income tax purposes. It is expected, and this discussion assumes, that the notes will be issued without original issue discount for U.S. federal income tax purposes. If, however, the notes' principal amount exceeds the issue price by more than a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Additional Payments

          In certain circumstances (see "Description of the Notes — Optional Redemption" and "Description of the Notes — Certain Covenants — Change of Control Offer to Purchase"), we may be obligated to pay amounts in excess of stated interest or principal on the notes. Although the issue is not free from doubt, we intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. Our position is binding on a U.S. holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our position is not binding on the Internal Revenue Service ("IRS"), and if the IRS were to take a contrary position, U.S. holders may be required to treat any gain recognized on the sale or other disposition of the notes as ordinary income rather than as capital gain. Furthermore, U.S. holders would be required to accrue interest income on a constant yield basis at an assumed yield determined at the time of issuance of the notes, with adjustments to such accruals when any contingent payments are made that differ from the payments calculated based on the assumed yield. U.S. holders are urged to consult their tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

          A U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including any purchase of the notes by us in the case of a fundamental change) equal to the difference between the amount realized (less accrued interest, which will be taxable as such) upon the sale, exchange, redemption or other taxable disposition and such U.S. holder's tax basis in the note. A U.S. holder's tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, increased by any accrued original issue discount and decreased by any payment on the note other than a payment of qualified stated interest. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. If, at the time of the sale, exchange, redemption or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be a long-term capital gain or loss. Otherwise, such gain or loss will be a short-term capital gain or loss. Non-corporate taxpayers generally are subject to reduced rates of U.S. federal income taxation on net long-term capital gains. A U.S. holder's ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

          Information reporting requirements generally will apply to payments of interest on the notes and to the proceeds of a sale of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

          The 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

  •
  the non-U.S. holder does not, directly or indirectly, actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

  •
  either (a) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN (or other applicable form)) or (b) the non-U.S. holder holds the notes through specified foreign intermediaries or specified foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

          Special certification rules apply to non-U.S. holders that are pass-through entities.

          If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or at such lower rate as may be specified by an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Additional Payments

          In certain circumstances (see "Description of the Notes — Optional Redemption" and "Description of the Notes — Certain Covenants — Change of Control Offer to Purchase"), we may be obligated to pay additional amounts on the notes. Such payments may be treated as interest subject to the rules described above or additional amounts paid for the notes subject to the rules described below, as applicable, or as other income subject to U.S. federal withholding tax. Prospective investors should consult their tax advisors regarding the certification requirements for non-U.S. holders.

Sale, Exchange, Redemption or Other Taxable Disposition of Notes

          Gain realized by a non-U.S. holder on the sale, exchange, redemption or other taxable disposition of a note will not be subject to U.S. federal income tax unless:

  •
  that gain is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income treaty, is attributable to a U.S. permanent establishment maintained by the non-U.S. holder); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

          If you are a non-U.S. holder who is an individual described in the first bullet point above, you will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, redemption or other taxable disposition of a note, generally in the same manner as if you were a U.S. holder. If you are a foreign corporation that falls under the first bullet point above, you will be subject to tax on your net gain generally in the same manner as if you were a U.S. person as defined under the Code and, in addition, you may be subject to the branch profits tax equal to 30% of your effectively connected earnings and profits, or at such lower rate as may be specified by an applicable income tax treaty. If you are described in the second bullet point above, you will generally be subject to a flat 30% tax (or, if applicable, a lower treaty rate) on the gain recognized on the sale, exchange, redemption or other taxable disposition of a note. Such gain may be offset by U.S. source capital losses, even though you are not considered a resident of the United States, provided that you have timely filed U.S. federal income tax returns with respect to such losses.

          Any amounts received by a non-U.S. holder on a sale, exchange, redemption or other taxable disposition of a note that is attributable to accrued interest will be subject to U.S. federal income tax in accordance with the rules for taxation of interest described above under "— Consequences to Non-U.S. Holders — Payments of Interest."

Information Reporting and Backup Withholding

          Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments.

Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided the statement described above in the last bullet point under "— Consequences to Non-U.S. Holders — Payments of Interest" has been received. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale of a note within the United States or conducted through specified U.S.-related financial intermediaries, unless the statement described above has been received or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability provided the required information is furnished in a timely manner to the IRS.

 CERTAIN ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General fiduciary matters

          ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other specified parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

          In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited transaction issues

          Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of a Plan subject to Title I of ERISA which engages in such a non-exempt prohibited transaction may be subject to liabilities under ERISA.

          The acquisition and/or holding of the notes by an ERISA Plan with respect to which the Company or an underwriter is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the notes are acquired and held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or "PTCEs," that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, the exemption pursuant to Section 4975(d)(20) of the Code and Section 408(b)(17) of ERISA respecting transactions with service providers (other than certain fiduciaries) for adequate consideration may apply to the acquisition and holding of the notes by such service providers. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

          Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

          By acceptance of the notes, each purchaser and subsequent transferee of the notes will be deemed to have represented and warranted that either (i) such purchaser or transferee is not a Plan and no portion of the assets used by such purchaser or transferee to acquire and hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any applicable Similar Law.

          The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their legal counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

UNDERWRITING

          The Company and Goldman, Sachs & Co., as sole underwriter, have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, the underwriter has agreed to purchase all of the notes, if any are taken.

          Notes sold by the underwriter to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriter to securities dealers may be sold at a discount from the initial public offering price of up to         % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriter to certain other brokers or dealers at a discount from the initial public offering price of up to         % of the principal amount of notes. If all the notes are not sold at the initial offering price, the underwriter may change the offering price and the other selling terms. The offering of the notes by the underwriter is subject to receipt and acceptance and subject to the underwriter's right to reject any order in whole or in part.

          The notes are a new issue of securities with no established trading market. We have been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

          In connection with the offering, the underwriter may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of notes than it is required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

          These activities by the underwriter, as well as other purchases by the underwriter for its own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

European Economic Area

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by the issuer for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the issuer or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus supplement pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of notes to the public" in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

          Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act ("FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

          The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

          The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

          This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

          Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

          We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $         .

          We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

          The underwriter and its respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses.

          In the ordinary course of their various business activities, the underwriter and its respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. The underwriter and its respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

 LEGAL MATTERS

          The validity of our securities issued hereunder will be passed upon for us by Ellis Funk, P.C., Atlanta, Georgia. As of June 1, 2014, members of Ellis Funk, P.C., beneficially owned in the aggregate fewer than 5,000 shares of our common stock. Certain legal matters relating to the offering will be passed upon for the underwriter by Milbank, Tweed, Hadley & McCloy LLP, New York, New York.

EXPERTS

          The consolidated financial statements of Allegiant Travel Company for the years ended December 31, 2013, 2012 and 2011 included herein, and the effectiveness of Allegiant Travel Company's internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included herein.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC's website at http://www.sec.gov and on our website at www.allegiant.com. Information on or accessible through our website is not incorporated into this prospectus supplement and should not be relied upon in determining whether to invest in our securities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          We are "incorporating by reference" into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to that document. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement.

          We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except that, unless otherwise indicated in the applicable report, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of Form 8-K) (i) after the date of this prospectus supplement and (ii) until this offering has been completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2014 and Amendment No. 2 on Form 10-K/A filed with the SEC on May 2, 2014.

  •
  Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 9, 2014.

  •
  Current Reports on Form 8-K filed with the SEC on April 17, 2014, April 23, 2014 (Item 5.02 only) and May 30, 2014.

          Any statement contained in a document or report incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

          You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
8360 South Durango Drive
Las Vegas, Nevada 89113
(702) 851-7300
Attention: Investor Relations

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Allegiant Travel Company

          We have audited the accompanying consolidated balance sheets of Allegiant Travel Company and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income and comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

          We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Allegiant Travel Company and subsidiaries at December 31, 2013 and 2012, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

          We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Allegiant Travel Company's internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 Framework) and our report dated February 28, 2014, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 28, 2014

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of
Allegiant Travel Company

          We have audited Allegiant Travel Company and subsidiaries' (the "Company") internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (1992 Framework) (the COSO criteria). The Allegiant Travel Company's management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying "Management's Annual Report on Internal Control over Financial Reporting." Our responsibility is to express an opinion on the company's internal control over financial reporting based on our audit.

          We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

          A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company's assets that could have a material effect on the financial statements.

          Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

          In our opinion, Allegiant Travel Company and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on the COSO criteria.

          We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of the Company as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 2013 and our report dated February 28, 2014, expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

Las Vegas, Nevada

February 28, 2014

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED BALANCE SHEETS

As of December 31, 2013 and 2012

(in thousands, except for share amounts)

	December 31, 2013	December 31, 2012
Current assets:
Cash and cash equivalents	$97,711	$89,557
Restricted cash	10,531	10,046
Short-term investments	253,378	239,139
Accounts receivable	16,857	18,635
Expendable parts, supplies and fuel, net of an allowance for obsolescence of $1,702 and $875 at December 31, 2013 and December 31, 2012, respectively	19,428	18,432
Prepaid expenses	26,643	24,371
Deferred income taxes	4,206	796
Other current assets	1,167	14,291

Total current assets	429,921	415,267
Property and equipment, net	451,584	351,204
Restricted cash, net of current portion	305	150
Long-term investments	36,037	24,030
Investment in and advances to unconsolidated affiliates, net	1,655	2,007
Deposits and other assets	10,689	5,536

Total assets	$930,191	$798,194

Current liabilities:
Current maturities of long-term debt	$20,237	$11,623
Accounts payable	15,823	14,533
Accrued liabilities	87,203	36,476
Air traffic liability	167,388	147,914

Total current liabilities	290,651	210,546
Long-term debt and other long-term liabilities:
Long-term debt, net of current maturities	214,063	139,229
Deferred income taxes	48,160	46,695

Total liabilities	552,874	396,470
Stockholders' equity:
Common stock, par value $.001, 100,000,000 shares authorized; 22,036,893 and 21,899,155 shares issued; 18,544,248 and 19,333,516 shares outstanding, as of December 31, 2013 and December 31, 2012, respectively	22	22
Treasury stock, at cost, 3,492,645 and 2,565,639 shares at December 31, 2013 and December 31, 2012, respectively	(186,291)	(102,829)
Additional paid in capital	209,213	201,012
Accumulated other comprehensive loss, net	(12)	(69)
Retained earnings	352,811	302,325

Total Allegiant Travel Company stockholders' equity	375,743	400,461
Noncontrolling interest	1,574	1,263

Total equity	377,317	401,724

Total liabilities and stockholders' equity	$930,191	$798,194

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except for per share amounts)

	Year ended December 31,
	2013	2012	2011
OPERATING REVENUE:
Scheduled service revenue	$651,318	$586,036	$514,984
Ancillary revenue:
Air-related charges	287,857	235,436	180,078
Third party products	37,030	36,124	29,916

Total ancillary revenue	324,887	271,560	209,994
Fixed fee contract revenue	17,462	42,905	43,690
Other revenue	2,483	8,218	10,449

Total operating revenue	996,150	908,719	779,117

OPERATING EXPENSES:
Aircraft fuel	385,558	378,195	330,657
Salary and benefits	158,627	133,295	119,856
Station operations	78,231	78,357	66,709
Maintenance and repairs	72,818	73,897	81,228
Sales and marketing	21,678	19,222	19,905
Aircraft lease rentals	9,227	—	1,101
Depreciation and amortization	69,264	57,503	41,975
Other	46,010	35,946	32,242

Total operating expenses	841,413	776,415	693,673

OPERATING INCOME	154,737	132,304	85,444

OTHER (INCOME) EXPENSE:
Earnings from unconsolidated affiliates, net	(393)	(99)	(9)
Interest income	(1,043)	(983)	(1,236)
Interest expense	9,493	8,739	7,175

Total other expense	8,057	7,657	5,930

INCOME BEFORE INCOME TAXES	146,680	124,647	79,514
PROVISION FOR INCOME TAXES	54,901	46,233	30,116

NET INCOME	91,779	78,414	49,398

Net loss attributable to noncontrolling interest	(494)	(183)	—

NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$92,273	$78,597	$49,398

Earnings per share to common stockholders:
Basic	$4.85	$4.10	$2.59

Diluted	$4.82	$4.06	$2.57

Weighted average shares outstanding used in computing earnings per share to common stockholders:
Basic	18,936	19,079	18,935
Diluted	19,050	19,276	19,125

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the years ended December 31, 2013, 2012 and 2011

(in thousands)

	Year ended December 31,
	2013	2012	2011
Net income	$91,779	$78,414	$49,398
Other comprehensive income:
Unrealized gain (loss) on available-for-sale securities	90	(69)	(27)
Income tax (expense) benefit related to unrealized gain or loss on available-for-sale securities	(33)	26	10

Total other comprehensive income (loss)	57	(43)	(17)

Total comprehensive income	91,836	78,371	49,381
Comprehensive loss attributable to noncontrolling interest	(494)	(183)	—

Comprehensive income attributable to Allegiant Travel Company	$92,330	$78,554	$49,381

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

For the years ended December 31, 2013, 2012 and 2011

(in thousands)

							Total Allegiant Travel Company stockholders' equity
	Common Stock
				Accumulated other comprehensive income					Total stockholders' equity
	Shares	Par value	APIC		Retained earnings	Treasury shares		Noncontrolling interest
Balance at December 31, 2010	21,456	$21	$180,704	$(9)	$212,932	$(95,913)	$297,735	$—	$297,735
Stock-based compensation expense	—	—	4,201	—	—	—	4,201	—	4,201
Issuance of restricted stock	49	—	—	—	—	—	—	—	—
Exercises of stock options	73	1	1,834	—	—	—	1,835	—	1,835
Tax benefit from stock based compensation	—	—	274	—	—	—	274	—	274
Cancellation of restricted stock	(4)	—	—	—	—	—	—	—	—
Shares repurchased by the Company and held as treasury shares	—	—	—	—	—	(1,922)	(1,922)	—	(1,922)
Unrealized loss on short-term investments, net of tax	—	—	—	(17)	—	—	(17)	—	(17)
Net income	—	—	—	—	49,398	—	49,398	—	49,398

Balance at December 31, 2011	21,574	$22	$187,013	$(26)	$262,330	$(97,835)	$351,504	$—	$351,504

Stock-based compensation expense	—	—	3,660	—	—	—	3,660	—	3,660
Issuance of restricted stock	94	—	—	—	—	—	—	—	—
Exercises of stock options and stock-settled SARs	250	—	7,542	—	—	—	7,542	—	7,542
Tax benefit from stock based compensation	—	—	2,797	—	—	—	2,797	—	2,797
Assets acquired and services rendered in sale of ownership interest in subsidiary	—	—	—	—	—	—	—	1,446	1,446
Cancellation of restricted stock	(19)	—	—	—	—	—	—	—	—
Shares repurchased by the Company and held as treasury shares	—	—	—	—	—	(4,994)	(4,994)	—	(4,994)
Cash dividends, $2.00 per share	—	—	—	—	(38,602)	—	(38,602)	—	(38,602)
Unrealized loss on short-term investments, net of tax	—	—	—	(43)	—	—	(43)	—	(43)
Net income (loss)	—	—	—	—	78,597	—	78,597	(183)	78,414

Balance at December 31, 2012	21,899	$22	$201,012	$(69)	$302,325	$(102,829)	$400,461	$1,263	$401,724

Stock-based compensation expense	—	—	4,430	—	—	—	4,430	—	4,430
Issuance of restricted stock	85	—	—	—	—	—	—	—	—
Exercises of stock options and stock-settled SARs	56	—	2,082	—	—	—	2,082	—	2,082
Tax benefit from stock based compensation	—	—	1,689	—	—	—	1,689	—	1,689
Assets sold in acquisition of ownership interest in subsidiary	—	—	—	—	—	—	—	(1,225)	(1,225)
Assets acquired and services rendered in sale of ownership in sale of ownership interest in subsidiary	—	—	—	—	—	—	—	2,030	2,030
Cancellation of restricted stock	(3)	—	—	—	—	—	—	—	—
Shares repurchased by the Company and held as treasury shares	—	—	—	—	—	(83,462)	(83,462)	—	(83,462)
Cash dividends declared, $2.25 per share	—	—	—	—	(41,787)	—	(41,787)	—	(41,787)
Unrealized gain on short-term investments, net of tax	—	—	—	57	—	—	57	—	57
Net income (loss)	—	—	—	—	92,273	—	92,273	(494)	91,779

Balance at December 31, 2013	22,037	$22	$209,213	$(12)	$352,811	$(186,291)	$375,743	$1,574	$377,317

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the years ended December 31, 2013, 2012 and 2011

(unaudited, in thousands)

	Year ended December 31,
	2013	2012	2011
OPERATING ACTIVITIES:
Net income	$91,779	$78,414	$49,398
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	69,264	57,503	41,975
Loss on aircraft and other equipment disposals	8,000	4,084	4,794
Provision for obsolescence of expendable parts, supplies and fuel	827	480	225
Amortization of deferred financing costs and original issue discount	612	579	411
Stock-based compensation expense	9,818	4,069	4,735
Deferred income taxes	(1,945)	6,362	13,977
Excess tax benefits from stock-based compensation	(1,689)	(2,724)	(409)
Changes in certain assets and liabilities:
Restricted cash	(640)	5,290	5,801
Accounts receivable	1,778	(5,769)	(5,014)
Expendable parts, supplies and fuel	(1,823)	(4,373)	(1,381)
Prepaid expenses	(8,526)	490	(790)
Other current assets	3,124	286	(3,337)
Accounts payable	3,140	891	3,065
Accrued liabilities	3,695	2,044	(910)
Air traffic liability	19,474	29,146	17,371

Net cash provided by operating activities	196,888	176,772	129,911

INVESTING ACTIVITIES:
Purchase of investment securities	(351,616)	(385,095)	(359,035)
Proceeds from maturities of investment securities	325,367	290,669	227,232
Purchase of property and equipment, including pre-delivery deposits	(177,516)	(105,084)	(86,582)
Interest during refurbishment of aircraft	(123)	(498)	(405)
Proceeds from sale of property and equipment	471	1,613	951
Investment in unconsolidated affiliates, net	352	(27)	3
Change in deposits and other assets	10,233	(10,405)	9,613

Net cash used in investing activities	(192,832)	(208,827)	(208,223)

FINANCING ACTIVITIES:
Cash dividends paid to shareholders	—	(38,602)	—
Excess tax benefits from stock-based compensation	1,689	2,724	409
Proceeds from exercise of stock options and stock-settled SARs	2,083	7,542	1,834
Proceeds from the issuance of long-term debt	106,000	13,981	139,000
Repurchase of common stock	(83,607)	(4,994)	(1,922)
Principal payments on long-term debt	(22,656)	(9,321)	(21,151)
Payments for deferred financing costs	(811)	(308)	(2,411)
Payments for sale of ownership interest in subsidiary	1,400	(150)	—

Net cash provided by (used in) financing activities	4,098	(29,128)	115,759
Net change in cash and cash equivalents	8,154	(61,183)	37,447

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	89,557	150,740	113,293

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$97,711	$89,557	$150,740

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash Transactions:
Interest paid, net of amount capitalized	$8,710	$8,638	$6,592

Income taxes paid, net of refunds	$53,220	$37,937	$23,507

Non- cash transactions:
Assets acquired in sale of ownership interest in subsidiary	$530	$1,225	$—

Assets sold in acquisition of ownership interest in subsidiary	$1,225	$—	$—

Deposits applied against flight equipment purchase	$—	$980	$1,277

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 1 — Organization and Business of Company

          Allegiant Travel Company (the "Company") is a leisure travel company focused on providing travel services and products to residents of small, underserved cities in the United States. The Company operates a low-cost passenger airline marketed primarily to leisure travelers in small cities, allowing it to sell air transportation both on a stand-alone basis and bundled with the sale of air-related and third party services and products. The Company also provides air transportation under fixed-fee flying arrangements. Because scheduled service and fixed fee air transportation services have similar operating margins, economic characteristics, "production processes" involving check-in, baggage handling and flight services which target the same class of customers and are subject to the same regulatory environment, the Company believes it operates in one reportable segment. Additionally, the Company does not separately track expenses for the scheduled service and fixed fee air transportation services.

Note 2 — Summary of Significant Accounting Policies

          Basis of Presentation:    The accompanying consolidated financial statements include the accounts of Allegiant Travel Company and its majority-owned operating subsidiaries. The Company's investments in unconsolidated affiliates which are 50% or less owned are accounted for under the equity method. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Due to the prospective nature of these estimates, actual results could differ from those estimates.

Cash and Cash Equivalents

          Cash and cash equivalents include investments and interest bearing instruments with maturities of three months or less at the date of acquisition. Such investments are carried at cost which approximates fair value.

Restricted Cash

          Restricted cash represents escrowed funds under fixed fee contracts, cash collateral against notes payable and cash collateral against letters of credit required by hotel properties for guaranteed room availability, airports and certain other parties.

Accounts Receivable

          Accounts receivable are carried at cost which approximates fair value. They consist primarily of amounts due from credit card companies associated with the sale of tickets for future travel, and amounts due related to fixed fee charter agreements. If deemed necessary, the Company records an allowance for doubtful accounts for amounts not expected to be collected. The Company did

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

not record allowance for doubtful accounts as of December 31, 2013, and 2012. In addition, accounts receivable write offs for the years ended December 31, 2013, 2012, and 2011 were immaterial.

Investment Securities

          The Company's investments in marketable securities are classified as available-for-sale and are reported at fair market value with the net unrealized gain or (loss) reported as a component of accumulated other comprehensive income in stockholders' equity. Investment securities are classified as cash equivalents, short-term investments and long-term investments based on maturity date. Cash equivalents have maturities of three months or less, short-term investments have maturities of greater than three months but equal to or less than one year and long-term investments are those with a maturity date greater than one year. As of December 31, 2013, the Company's long-term investments consisted of government debt securities and municipal debt securities with contractual maturities of less than 18 months. Investment securities consisted of the following:

	As of December 31, 2013				As of December 31, 2012
		Gross Unrealized				Gross Unrealized
				Market Value				Market Value
	Cost	Gains	(Losses)		Cost	Gains	(Losses)
Money market funds	$20,172	$—	$—	$20,172	$3,689	$—	$—	$3,689
Certificates of deposit	—	—	—	—	5,862	1	—	5,863
Commercial paper	75,905	8	(2)	75,911	82,163	16	(42)	82,137
Municipal debt securities	181,870	17	(19)	181,868	190,507	—	(33)	190,474
Government debt securities	10,008	—	—	10,008	22,011	2	—	22,013
Corporate debt securities	45,150	—	(16)	45,134	33,310	—	(13)	33,297

Total	$333,105	$25	$(37)	$333,093	$337,542	$19	$(88)	$337,473

          The amortized cost of investment securities sold is determined by the specific identification method with any realized gains or losses reflected in other (income) expense. The Company had minimal realized losses during the years ended December 31, 2013 and 2012 and no realized gains or losses during the year ended December 31, 2011.

          The Company believes unrealized losses related to debt securities are not other-than-temporary.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

Expendable Parts, Supplies and Fuel

          Expendable parts, supplies and fuel inventories are valued at cost using the first-in, first-out method. Such inventories are charged to expense as they are used in operations. An allowance for obsolescence on aircraft spare parts is recognized over the remaining useful life of the Company's aircraft fleet.

Software Capitalization

          The Company capitalizes certain internal and external costs related to the acquisition and development of computer software during the application development stages of projects. The Company amortizes these costs using the straight-line method over the estimated useful life of the software, which typically ranges from three to five years. The Company had unamortized computer software development costs of $20,136 and $16,233 as of December 31, 2013 and 2012, respectively. Amortization expense related to computer software was $3,347, $1,539 and $986 for the years ended December 31, 2013, 2012 and 2011, respectively. Costs incurred during the preliminary and post-implementation stages of software development are expensed as incurred.

Property and Equipment

          Property and equipment are recorded at cost and depreciated using the straight-line method to their estimated residual values over their estimated useful lives as follows:

Aircraft and engines (years)	1 - 15
Rotable parts (years)	7
Ground equipment and leasehold improvements (years)	3 - 7

          Aircraft and engines have an estimated average residual value of 14.7 percent of original cost; other property and equipment are assumed to have no residual value.

          In estimating the useful lives and residual values of its aircraft, the Company primarily has relied upon actual experience with the same or similar aircraft types, current and projected future market information, and recommendations from aircraft manufacturers. Subsequent revisions to these estimates could be caused by changing market prices of the Company's aircraft, changes in utilization of the aircraft, and other fleet events. These estimates are evaluated each reporting period and adjusted if necessary. Changes in the estimate for useful lives or residual values of the Company's property and equipment could result an acceleration of depreciation expense.

Leased Aircraft Return Costs

          The Company is party to operating lease agreements which contain aircraft return provisions. These provisions require the Company to compensate the lessor based on specific time remaining on certain aircraft and engine components between scheduled maintenance events. A liability associated with returning leased aircraft is accrued when it is probable that a cash payment will be made and that amount is reasonably estimable. Any accrual is based on the time remaining on the

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

lease, planned aircraft usage and other provisions included in the lease agreement, although the actual amount due to any lessor upon return will not be known with certainty until lease termination. As of December 31, 2013 the Company has accrued $1.4 million in leased return conditions.

Investment in Unconsolidated Affiliates

          The Company uses the equity method to account for AFH Inc.'s, a wholly-owned subsidiary, investment in a fuel venture. AFH, Inc. has a 50 percent interest in a jointly owned entity with OSI (an affiliate of the Orlando Sanford International Airport) to handle certain fuel operations for the Orlando Sanford International Airport. The entity, SFB Fueling LLC, is responsible for the purchase and transport of jet fuel to a fuel farm facility owned and operated by OSI, and for the sale of jet fuel to air carriers at the Orlando Sanford International Airport. In addition, AFH, Inc. is responsible for the administrative functions for the joint venture. The Company's proportionate allocation of net income or loss from this investment and from an investment in an aviation services company are reported in the Company's consolidated statements of income in other (income) expense, with an adjustment to the recorded investment in the Company's consolidated balance sheet. These investments treated under the equity method are not material to the financial position or results of operations of the Company.

Capitalized Interest

          Interest attributable to funds used to finance the refurbishment of aircraft prior to revenue service is capitalized as an additional cost of the related asset provided the refurbishment is extensive or requires an extended period of time to complete, generally longer than 90 days. Interest is capitalized at the Company's average interest rate on long-term debt and ceases when the asset is ready for service. For the years ended December 31, 2013, 2012 and 2011, respectively, the Company recorded gross interest expense of $9,616, $9,237 and $7,580, of which $123, $498 and $405 respectively, was capitalized.

Measurement of Impairment of Long-Lived Assets

          The Company records impairment losses on long-lived assets used in operations, consisting principally of property and equipment, when events or changes in circumstances indicate, in management's judgment, that the assets might be impaired and the undiscounted future cash flows estimated to be generated by those assets are less than the carrying amount of those assets. In making these determinations, the Company utilizes certain assumptions, including, but not limited to: (i) estimated fair market value of the assets; and (ii) estimated future cash flows expected to be generated by these assets, which are based on additional assumptions such as asset utilization, length of service the asset will be used in operations, and estimated salvage values.

          For the years ended December 31, 2013, 2012 and 2011, the Company incurred impairment losses on spare engine parts of $5,315, $2,768 and $2,486, respectively.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

Revenue Recognition

          Scheduled service revenue consists of passenger revenue generated from nonstop flights in the Company's route network recognized when the travel-related service or transportation is provided or when the itinerary expires unused. Nonrefundable scheduled itineraries expire on the date of the intended flight, unless the date is extended by notification from the customer in advance. Itineraries sold for transportation, but not yet used, as well as unexpired credits, are included in air traffic liability.

          Various taxes and fees assessed on the sale of tickets to customers are collected by the Company as an agent and remitted to taxing authorities. These taxes and fees have been presented on a net basis in the Company's consolidated statements of income and recorded as a liability until remitted to the appropriate taxing authority.

          Fixed fee contract revenue consists largely of agreements to provide charter service on a year-round and ad hoc basis. Fixed fee contract revenue is recognized when the transportation is provided.

          Ancillary revenue is generated from air-related fees paid by ticketed passengers and the sale of third party products. Air-related charges consists of baggage fees, the use of the Company's website to purchase scheduled service transportation, advance seat assignments, and other services. Revenues from air-related charges are recognized when the transportation is provided if the product is not deemed independent of the original ticket sale. Change and cancellation fees to nonrefundable itineraries are air-related charges deemed independent of the original ticket sale and are recognized as revenue as they occur.

          Ancillary revenue is also generated from the sale of third party products such as hotel rooms, rental cars, ticket attractions, and other items. Revenues from the sale of third party products are recognized at the time the product is utilized, such as the time a purchased hotel room is occupied. The Company follows accounting standards for revenue arrangements with multiple deliverables to determine the amount of revenue to be recognized for each element of a bundled sale involving air-related charges and third party products in addition to airfare. Revenue from the sale of third party products is recorded net of amounts paid to wholesale providers, travel agent commissions, and transaction costs.

          Other revenue is generated from leased out aircraft and flight equipment and other miscellaneous sources. Lease revenue is recognized on a straight-line basis over the lease term.

Maintenance and Repair Costs

          The Company accounts for aircraft maintenance activities under the direct expense method. Under this method, maintenance and repair costs for owned and leased aircraft, including major aircraft maintenance activities, are charged to operating expenses as incurred.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

Advertising Costs

          Advertising costs are charged to expense in the period incurred. Advertising expense was $4,160, $4,201 and $5,159 for the years ended December 31, 2013, 2012 and 2011, respectively.

Earnings per Share

          Basic and diluted earnings per share are computed pursuant to the two-class method. Under this method, the Company attributes net income to two classes, common stock and unvested restricted stock awards. Unvested restricted stock awards granted to employees under the Company's Long-Term Incentive Plan are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.

          Diluted net income per share is calculated using the more dilutive of two methods. Under both methods, the exercise of employee stock options and stock-settled stock appreciation rights are assumed using the treasury stock method. The assumption of vesting of restricted stock, however, differs:

  1.
  Assume vesting of restricted stock using the treasury stock method.

  2.
  Assume unvested restricted stock awards are not vested, and allocate earnings to common shares and unvested restricted stock awards using the two-class method.

          For the years ended December 31, 2013, 2012 and 2011, the second method above which assumes unvested awards are not vested was used in the computation because it was more dilutive than the first method above which assumes vesting of awards using the treasury stock

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

method. The following table sets forth the computation of net income per share on a basic and diluted basis for the periods indicated (shares in table below in thousands):

	Year ended December 31,
	2013	2012	2011
Basic:
Net income attributable to Allegiant Travel Company	$92,273	$78,597	$49,398
Less: Net income allocated to participating securities	(381)	(295)	(283)

Net income attributable to common stock	$91,892	$78,302	$49,115

Net income per share, basic	$4.85	$4.10	$2.59

Weighted-average shares outstanding	18,936	19,079	18,935

Diluted:
Net income attributable to Allegiant Travel Company	$92,273	$78,597	$49,398
Less: Net income allocated to participating securities	(378)	(292)	(280)

Net income attributable to common stock	$91,895	$78,305	$49,118

Net income per share, diluted	$4.82	$4.06	$2.57

Weighted-average shares outstanding	18,936	19,079	18,935
Dilutive effect of stock options, restricted stock and stock-settled stock appreciation rights	154	228	209

Adjusted weighted-average shares outstanding under treasury stock method	19,090	19,307	19,144

Participating securities excluded under two-class method	(40)	(31)	(19)

Adjusted weighted-average shares outstanding under two-class method	19,050	19,276	19,125

Stock-Based Compensation

          The Company accounts for stock-based compensation in accordance with accounting standards which require the compensation cost relating to share-based payment transactions be recognized in the Company's consolidated statements of income. The cost is measured at the grant date, based on the calculated fair value of the award using the Black-Scholes option pricing model for stock options and stock appreciation rights ("SARs"), and based on the closing share price of the Company's stock on the grant date for restricted stock awards. The cost is recognized as an expense over the employee's requisite service period (the vesting period of the award). The vesting period of the Company's awards is generally three years. The Company's stock-based employee compensation plan is more fully discussed in Note 12 — Employee Benefit Plans.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

Concentration Risk

          The Company attempts to minimize its concentration risk with regard to its cash, cash equivalents, and its investment portfolio. This is accomplished by diversifying and limiting amounts among different counterparties, the type of investment, and the amount invested in any individual security, commercial paper, or money market fund.

Income Taxes

          The Company recognizes deferred income taxes based on the asset and liability method required by ASC 740. Deferred tax assets and liabilities are determined based on the timing differences between book basis for financial reporting purposes and tax basis of the asset and liability and measured using the enacted tax rates. A valuation allowance for deferred tax assets is provided if it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company determines the net current and non-current deferred tax assets or liabilities separately for federal, state, and other local jurisdictions.

          The Company's income tax returns are subject to examination by the Internal Revenue Service ("IRS") and other tax authorities in the jurisdictions where the Company operates. The Company assesses potentially unfavorable outcomes of such examinations based on the criteria set forth in uncertain tax position accounting standards. The accounting standards prescribe a minimum recognition threshold a tax position is required to meet before being recognized in the financial statements.

          Accounting standards for income taxes utilize a two-step approach for evaluating tax positions. Recognition (Step I) occurs when the Company concludes that a tax position, based on its technical merits, is more likely than not to be sustained upon examination. Measurement (Step II) is only addressed if the position is deemed to be more likely than not to be sustained. Under Step II, the tax benefit is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

          The tax positions failing to qualify for initial recognition are recognized in the first subsequent interim period they meet the "more likely than not" standard. If it is subsequently determined that a previously recognized tax position no longer meets the "more likely than not" standard, it is required that the tax position be derecognized. As applicable, the Company will recognize accrued penalties and interest related to unrecognized tax benefits in the provision for income taxes.

Recent Accounting Pronouncements

          In February 2013, the Financial Accounting Standards Board issued Accounting Standards Update No. 2013-02 ("ASU 2013-02"), Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. Some of the key amendments require the Company to present, either on the face of the statement of operations or in the notes to the consolidated financial statements, the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income, but only if the amount

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 2 — Summary of Significant Accounting Policies (Continued)

reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, the Company is required to cross-reference to other disclosures that provide additional detail about those amounts. ASU 2013-02 became effective for the Company's annual and interim periods beginning January 1, 2013. The Company adopted the updated guidance in the first quarter of 2013. The adoption impacts the presentation of the Company's consolidated financial statements, but does not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income.

Note 3 — Property and Equipment

          As of December 31, 2013, the Company owned 54 MD-80 aircraft, six Boeing 757-200 aircraft, seven Airbus A320 aircraft, and one Airbus 319 aircraft. Of the seven Airbus A320 aircraft, five were placed into service during the fourth quarter of 2013 and the remaining two were placed into service in January 2014. As of December 31, 2012, the Company owned 58 MD-80 aircraft and six Boeing 757-200 aircraft.

          Property and equipment consist of the following:

	As of December 31, 2013	As of December 31, 2012
Flight equipment	$629,715	$515,501
Ground property and equipment	73,638	43,318

Total property and equipment	703,353	558,819
Less accumulated depreciation and amortization	(251,769)	(207,615)

Property and equipment, net	$451,584	$351,204

          The following table summarizes the Company's total aircraft fleet as of December 31, 2013:

Aircraft Type	Owned(1)	Leased	Total	Seating Capacity (per aircraft)	Average Age in Years
MD-88/82/83(2)	54	—	54	150/166	24.0
B757-200	6	—	6	223	20.8
A319	1	2	3	156	9.2
A320(3)	7	—	7	177	13.2

Total aircraft	68	2	70

(1)
All of the Company's owned aircraft are encumbered. Refer to Note 5 — Long-Term Debt for discussion of the Company's notes payable and senior secured term loan facility.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 3 — Property and Equipment (Continued)

(2)
Of the 54 MD-80 aircraft, 52 were in revenue service and two were in temporary storage. The two MD-80 aircraft will be removed from temporary storage and placed in revenue service during the first quarter of 2014 once modification to a 166 seat configuration is complete. One MD-80 aircraft was retired on February 1, 2014. During 2013, the Company continued its MD-80 seat reconfiguration program. As of December 31, 2013, 51 of the Company's 52 MD-80 aircraft in revenue service have 166 seats and one aircraft has 150 seats.

(3)
Of the seven Airbus A320 aircraft at December 31, 2013, 2 were being prepared for revenue service. As of February 1, 2014, these 2 Airbus A320 aircraft had been placed in revenue service.

Note 4 — Accrued Liabilities

          Accrued liabilities consist of the following:

	As of December 31, 2013	As of December 31, 2012
Salaries, wages and benefits	$23,355	$11,827
Maintenance and repairs	3,166	8,632
Passenger fees payable	5,638	4,934
Passenger taxes payable	948	917
Station expenses	8,257	8,935
Interest payable	723	522
Dividend payable	41,787	—
Other accruals	3,329	709

Total accrued liabilities	$87,203	$36,476

          As of December 31, 2013, the increase in salaries, wages and benefits is mostly due to a $12.1 million bonus accrual as the Company achieved higher profits in 2013 compared to 2012. The increase in other accruals from 2012 to 2013 is due primarily to a dividend payable of $2.25 per share on outstanding common stock to stockholders of record on December 13, 2013. Total capital distribution for the approved dividend was $41.8 million and was paid in January 2014.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 5 — Long-Term Debt

          Long-term debt consisted of the following:

	As of December 31, 2013	As of December 31, 2012
Senior secured term loan facility, interest at LIBOR plus 4.25% with LIBOR floor of 1.5%, due March 2017	$121,230	$122,376
Notes payable, secured by aircraft, interest at LIBOR plus 2.46%, due November 2019	48,000	—
Notes payable, secured by real estate, interest at 2.86%, due October 2018	9,953	—
Notes payable, secured by aircraft, interest at 3.99%, due October 2018	45,775	—
Notes payable, secured by aircraft, interest at 4.65%, due July 2016	9,342	12,668
Notes payable, secured by aircraft, interest at 4.95%, due October 2015	—	5,102
Notes payable, secured by aircraft, interest at 6.28%, due March 2015	—	4,150
Notes payable, secured by aircraft, interest at 6.26%, due August 2014	—	6,556

Total long-term debt	234,300	150,852
Less current maturities	20,237	11,623

Long-term debt, net of current maturities	$214,063	$139,229

          Maturities of long-term debt, as of December 31, 2013, for the next five years and thereafter, in aggregate, are: 2014 — $20,133; 2015 — $20,935; 2016 — $20,156; 2017 — $135,285; 2018 — $24,048; and thereafter — $13,743.

Senior Secured Term Loan Facility

          In March 2011, the Company borrowed $125,000 under a senior secured term loan facility (the "Term Loan"). The Term Loan matures in March 2017, bears interest based on the London Interbank Offered Rate ("LIBOR") or prime rate with interest payable quarterly or more frequently until maturity and includes a LIBOR floor of 1.5 percent. The Term Loan contains restrictions on future borrowing, provides for maximum annual capital expenditures and contains other affirmative and negative covenants. In addition to quarterly principal payments equal to 0.25 percent of the initial loan, the Term Loan also provides for mandatory and optional prepayment provisions. The following assets are pledged as collateral under the Term Loan — all MD-80 aircraft, four Boeing 757-200 aircraft and related aircraft spare parts.

          The mandatory prepayment provisions are associated with cash proceeds from the sale of certain assets (which are not reinvested), cash proceeds from the issuance or incurrence of

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 5 — Long-Term Debt (Continued)

indebtedness for money borrowed in violation of the covenants in the Term Loan, cash proceeds from insurance or condemnation awards (which are not reinvested) and for 25 percent of the Company's excess cash flow (as defined in the Term Loan) if the Company's leverage ratio exceeds 1.5:1 as of the end of any year. In the event the Company does not reinvest the cash proceeds from the sale of certain assets or from insurance or condemnation awards or if the Company incurs indebtedness in violation of the covenants in the Term Loan, the prepayment will be due within three business days following the date of the event requiring the prepayment. The prepayment associated with a failure to meet the leverage ratio test would be payable within a specified number of days after the end of the year for the covenant calculation.

          As of December 31, 2013, management believes the Company is in compliance with all covenants under the Term Loan and no events occurred which would have required any prepayment of the debt.

Other

          In September 2013, the Company borrowed $48,000 under a modified loan agreement secured by three Airbus A320 aircraft and one Airbus A319 aircraft. The note payable issued under the modified loan agreement bears interest at 3.99 percent per annum and is payable in monthly installments through October 2018. The Company applied a portion of the proceeds to prepay existing debt obligations of $10,485 secured by four Boeing 757 aircraft due through October 2015.

          In October 2013, the Company borrowed $10,000 under a loan agreement secured by the real estate purchased for the Company's headquarter offices in second quarter of 2013. The note payable issued under the loan agreement bears interest at 2.86 percent per annum and is payable in monthly installments through October 2018 when a balloon payment is due.

          In November 2013, the Company borrowed $48,000 under a loan agreement secured by four Airbus A320 aircraft. The notes payable issued under the loan agreement bear interest at LIBOR plus 2.46 percent per annum and are payable in monthly installments through November 2019.

Note 6 — Leases

          The Company leases aircraft and other assets, including office facilities, airport and terminal facilities, and office equipment. These leases have terms extending through 2023. Total rental expense for aircraft and non-aircraft operating leases for the years ended December 31, 2013, 2012 and 2011 was $13,098, $8,322 and $8,336, respectively. During 2013, the Company incurred $5.5 million of aircraft lease rental expense as the Company leased two aircraft in the fourth quarter of 2013 and incurred $4.2 million of lease sub-service expenses related to delays in placing owned Airbus A320 aircraft into revenue service.

Aircraft leases

          In August 2012, the Company entered into operating lease agreements for nine Airbus A319 aircraft with lease term expiration dates ranging from 2021 to 2023. As of December 31, 2013,

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 6 — Leases (Continued)

the Company has accepted delivery and placed into service two of these Airbus A319 aircraft. The operating lease agreements contain aircraft return provisions which require the Company to compensate the lessor based on specific time remaining on certain aircraft and engine components between scheduled maintenance events. These costs of returning aircraft to lessors are accounted for in a manner similar to the accounting for contingent rent.

Airport and other facilities leases

          The office facilities under lease include approximately 70,000 square feet of space for the Company's primary corporate offices. The lease expires in 2018, has two five-year renewal options, but the Company has the right to terminate after the seventh year of the lease in April 2015. The Company has the right to purchase the building at fair value under the terms of the lease. The Company also leases approximately 10,000 square feet of office space in a building adjacent to its corporate offices which is utilized for training and other corporate purposes. The Company is responsible for its share of common area maintenance charges.

          Airport and terminal facility leases are entered into with a number of local governments and other third parties. These lease arrangements have a variety of terms and conditions. As of December 31, 2013 we had $1.4 million in lease improvements related to office and commissary buildings at the Bellingham International Airport, WA. Lease improvements made at other airport facilities are not material.

Scheduled future minimum lease payments

          At December 31, 2013, scheduled future minimum lease payments under operating leases with initial or remaining non-cancelable lease terms in excess of one year are as follows:

	Aircraft Leases	Property Facility Leases	Operating Leases
2014	$3,798	$5,480	$9,278
2015	12,259	4,072	17,691
2016	15,792	2,710	20,918
2017	15,792	—	18,302
2018	15,792	—	16,258
Thereafter	60,296	—	60,359

Total	$123,729	$12,262	$142,806

          In addition, scheduled future minimum airport fee payments under airport use and lease agreements with fixed and remaining non-cancelable terms in excess of one year are: 2014 — $10,544; 2015 — $10,193; and thereafter — $10,193.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 7 — Stockholders' Equity

          The Company is authorized by the Board of Directors to acquire the Company's stock through open market purchases under its share repurchase program. During 2013, the Company repurchased 913,806 shares through open market purchases at an average cost of $91.33 per share for a total expenditure of $83,462. During 2012, the Company repurchased 54,730 shares through open market purchases at an average cost of $72.73 per share for a total expenditure of $3,981. During 2011, the Company repurchased 34,323 shares through open market purchases at an average cost of $43.49 per share for a total expenditure of $1,493. As of December 31, 2013, the Company had $39,814 in unused stock repurchase authority remaining under the Board approved program.

          On November 14, 2013, the Company's Board of Directors declared a special cash dividend of $2.25 per share on its outstanding common stock payable to stockholders of record on December 13, 2013. On January 3, 2014, the Company paid cash dividends of $41,787 to these stockholders.

          On November 13, 2012, the Company's Board of Directors declared a special cash dividend of $2.00 per share on its outstanding common stock payable to stockholders of record on November 30, 2012. On December 14, 2012, the Company paid cash dividends of $38,602 to these stockholders.

Note 8 — Fair Value Measurements

          The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Accounting standards pertaining to fair value measurements establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

          Level 1 — Defined as observable inputs such as quoted prices in active markets for identical assets or liabilities

          Level 2 — Defined as inputs other than Level 1 inputs that are either directly or indirectly observable

          Level 3 — Defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions

          The Company uses the market approach valuation technique to determine fair value for investment securities. The assets classified as Level 1 consist of money market funds for which original cost approximates fair value. The assets classified as Level 2 consist of certificates of deposit, commercial paper, municipal debt securities, government debt securities, and corporate debt securities, which are valued using quoted market prices or alternative pricing sources including transactions involving identical or comparable assets and models utilizing market observable inputs.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 8 — Fair Value Measurements (Continued)

          For those assets classified as Level 2 that are not in active markets, the Company obtained fair value from pricing sources using quoted market prices for identical or comparable instruments and based on pricing models which include all significant observable inputs, including maturity dates, issue dates, settlement date, benchmark yields, reported trades, broker-dealer quotes, issue spreads, benchmark securities, bids, offers and other market related data. These inputs are observable or can be derived from or corroborated by observable market data for substantially the full term of the asset.

          Assets measured at fair value on a recurring basis at December 31, 2013 and December 31, 2012 were as follows:

		Fair Value Measurements at Reporting Date Using
Description	December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash equivalents
Money market funds	$20,172	$20,172	$—	$—
Municipal debt securities	23,506	—	23,506	—

Total cash equivalents	43,678	20,172	23,506	—

Short-term investments
Commercial paper	75,911	—	75,911	—
Municipal debt securities	122,325	—	122,325	—
Corporate debt securities	45,134	—	45,134	—
Government debt securities	10,008	—	10,008	—

Total short-term investments	253,378	—	253,378	—

Long-term investments
Municipal debt securities	36,037	—	36,037	—

Total long-term investments	36,037	—	36,037	—

Total investment securities	$333,093	$20,172	$312,921	$—

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 8 — Fair Value Measurements (Continued)

		Fair Value Measurements at Reporting Date Using
Description	December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash equivalents
Money market funds	$3,689	$3,689	$—	$—
Commercial paper	370	—	370	—
Municipal debt securities	70,245	—	70,245	—

Total cash equivalents	74,304	3,689	70,615	—

Short-term investments
Certificates of deposit	5,863	—	5,863	—
Commercial paper	81,767	—	81,767	—
Municipal debt securities	106,207	—	106,207	—
Corporate debt securities	33,297	—	33,297	—
Government debt securities	12,005	—	12,005	—

Total short-term investments	239,139	—	239,139	—

Long-term investments
Municipal debt securities	14,022	—	14,022	—
Government debt securities	10,008	—	10,008	—

Total long-term investments	24,030	—	24,030	—

Total investment securities	$337,473	$3,689	$333,784	$—

          There were no significant transfers between Level 1 and Level 2 assets for the years ended December 31, 2013 or 2012.

          The Company has determined the estimated fair value of its debt to be Level 3 as certain inputs used are unobservable. The fair value of the Company's debt was estimated using either indicative pricing from market information or the discounted amount of future cash flows. The discounted cash flows use the current rates available to the Company for debt of the same remaining maturities and consideration of default and credit risk. As of December 31, 2013, the estimated fair value and the carrying value of its debt, including current maturities were $224,850 and $234,300, respectively. As of December 31, 2012, the estimated fair value and the carrying value of its debt, including current maturities were $149,789 and $150,852, respectively.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 9 — Income Taxes

          The Company is subject to income taxation in the United States and various state jurisdictions in which it operates. In accordance with income tax reporting accounting standards, the Company recognizes tax benefits or expense on the temporary differences between the financial reporting and tax bases of its assets and liabilities.

          The components of the provision for income taxes are as follows:

	Year Ended December 31,
	2013	2012	2011
Current:
Federal	$52,732	$36,409	$16,920
State	4,114	3,462	2,890

Total current	56,846	39,871	19,810
Deferred:
Federal	(1,811)	6,082	9,982
State	(134)	280	324

Total deferred	(1,945)	6,362	10,306

Total income tax provision	$54,901	$46,233	$30,116

          The Company recorded $1,689, $2,797 and $274 as an increase to additional paid in capital and reduction to taxes payable for certain tax benefits from employee stock-based compensation for the years ended December 31, 2013, 2012 and 2011 respectively.

          Reconciliations of the statutory income tax rate and the Company's effective tax rate for 2013, 2012 and 2011 are as follows:

	Year Ended December 31,
	2013	2012	2011
Income tax expense at federal statutory rate	$51,362	$43,627	$27,830
State income taxes, net of federal income tax benefit	2,654	2,301	1,328
Other	885	305	958

Total income tax expense	$54,901	$46,233	$30,116

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 9 — Income Taxes (Continued)

          The major components of the Company's net deferred tax assets and liabilities are as follows:

	As of December 31,
	2013		2012
	Assets	Liabilities	Assets	Liabilities
Current:
Accrued Vacation	$895	$—	$935	$—
Accrued Bonus	4,484	—	—	—
Prepaid expenses	—	(5,420)	—	(3,769)
State taxes	1,269	—	1,120	—
Accrued property taxes	919	—	815	—
Other	2,059	—	1,695	—

Total current	9,626	(5,420)	4,565	(3,769)

Noncurrent:
Depreciation	—	(51,750)	—	(49,687)
Goodwill	603	—	717	—
Stock-based compensation expense	3,711	—	2,118	—
Federal net operating loss	678	—	—	—
Other	672	(1,411)	157	—
Less: Valuation Allowance	(663)	—	—	—

Total noncurrent:	5,001	(53,161)	2,992	(49,687)

Total	$14,627	$(58,581)	$7,557	$(53,456)

          As of December 31, 2013, a subsidiary of the Company recognized a federal net operating loss ("NOL") carryforward of $1,936. The NOL resulted in a deferred tax asset of $678. The Company assessed the need for a valuation allowance based on the available evidence and recognized a valuation allowance in the amount of $663. The Company anticipates that the federal NOL will expire between 2032 and 2033.

          The Company paid income taxes, net of refunds, of $53,220, $37,937 and $23,507 in 2013, 2012 and 2011 respectively.

          Accounting standards for income taxes utilize a two-step approach for evaluating tax positions. A tax position is recognized if it is more likely than not to be sustained upon examination and measured as the largest amount of benefit that is more likely than not (greater than 50 percent) to be realized upon settlement.

          If it is subsequently determined that a previously recognized tax position no longer meets the "more likely than not" standard, it is required that the tax position be derecognized. Accounting for income taxes standards specifically prohibit the use of a valuation allowance as a substitute for derecognition of tax positions.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 9 — Income Taxes (Continued)

          A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	As of December 31,
	2013	2012	2011
Beginning Balance	—	—	3,619
Increases for tax position of prior years	—	—	—
Increases for tax position of current year	—	—	—
Decreases for tax positions of prior years	—	—	(1,754)
Settlements	—	—	—
Decreases for lapses in statute of limitations	—	—	(1,865)

Ending Balance	$—	$—	$—

          For the years ended December 31, 2013, 2012 and 2011 the Company did not recognize a liability for uncertain tax positions. During the third quarter of 2011, the liability recognized for the uncertain tax positions decreased by $3,619 as a result of lapses in statute of limitations, changes in judgment and other items.

          The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. During the years ended December 31, 2013, 2012 and 2011, the Company did not recognize interest or penalties on any unrecognized tax benefits.

          The Company files income tax returns in the U.S. federal jurisdiction as well as multiple state jurisdictions. The Company is not currently under examination by the IRS. The Company's federal income tax returns for 2011 and 2012 remain open to examination. Various state and local tax returns remain open to examination. The Company believes that any potential assessment would be immaterial.

Note 10 — Related Party Transactions

          The building where the Company maintains its headquarters is leased from a limited liability company in which our Chief Executive Officer owns a significant interest as non-controlling member. The Company leases additional office space for use as its training facility which is located in a building adjacent to the Company's headquarters. The second building is also owned by a limited liability company in which the Company's Chief Executive Officer owns a significant interest as non-controlling member. Under the terms of these agreements, the Company made rent payments of $4,811, $2,303 and $2,284 in 2013, 2012 and 2011, respectively.

          During 2013, the Company paid $938 in marketing expenses related to sponsorship of GMS Racing LLC, formerly known as Gallagher Motorsports. Of the total amount paid, $187 related to expenses recognized in the fourth quarter of 2013 and the remaining amount will be amortized quarterly through the end of 2014. GMS Racing LLC competes in the NASCAR Camping World Truck Series and ARCA Racing Series. The Company's Chief Executive Officer owns a controlling interest in GMS Racing LLC.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 11 — Financial Instruments and Risk Management

          The Company's debt with a carrying value of $234,300 and $150,852 as of December 31, 2013 and 2012, respectively, approximates fair value. The fair value of the Company's long-term debt was estimated using discounted cash flow assumptions based on the current rates available to the Company for debt of the same remaining maturities and consideration of default and credit risk.

          The carrying amounts of cash, cash equivalents, restricted cash, accounts receivable and accounts payable approximate fair value due to their short term nature.

Note 12 — Employee Benefit Plans

401(k) Plan

          The Company has a defined contribution plan covering all eligible employees. Under the plan, employees may contribute up to 90 percent of their eligible annual compensation with the Company making matching contributions on employee deferrals of up to 5 percent of eligible employee wages. The Company recognized expense under this plan of $2,879, $2,537 and $2,002 for the years ended December 31, 2013, 2012 and 2011, respectively.

Stock-based employee compensation

          In 2006, the Board of Directors adopted, and the stockholders approved, a Long-Term Incentive Plan (the "2006 Plan") and reserved 3,000,000 shares of common stock for the Company to grant stock options, restricted stock, SARs and other stock-based awards to certain officers, directors, employees, and consultants of the Company. The 2006 Plan is administered by the Company's compensation committee of the Board of Directors. Upon the merger of Allegiant Travel Company, LLC into Allegiant Travel Company (a Nevada corporation) immediately prior to the Company's initial public offering, all outstanding stock options under the previously adopted share option program (the "Share Option Program") were transferred to the 2006 Plan. In addition, no further option grants may be made under the predecessor company's Share Option Program. The transferred options continue to be governed by their existing terms, unless the compensation committee elects to extend one or more features of the 2006 Plan to those options.

Compensation expense

          For the years ended December 31, 2013, 2012 and 2011, the Company recorded compensation expense of $9,818, $4,069 and $4,735 respectively, in the consolidated statements of income related to stock options, SARs (stock-settled and cash-settled) and restricted stock.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 12 — Employee Benefit Plans (Continued)

          The unrecognized compensation cost and weighted-average period over which the cost is expected to be recognized for nonvested awards as of December 31, 2013 are presented below:

	Unrecognized Compensation Cost	Weighted Average Period (years)
Restricted stock	6,132	1.89
Cash-settled SARs	2,234	1.76
Stock options	1,449	2.17

Total	9,815	1.90

Fair value

          The fair value of stock options, cash-settled SARs and stock-settled SARs granted were estimated as of the grant date using the Black-Scholes option-pricing model.

          Cash-settled SARs are liability-based awards and the fair value and compensation expense recognized for these awards are updated each reporting period. The following assumptions used in the Black-Scholes option-pricing model were considered to determine the updated fair value at the years ended:

	2013	2012	2011
Weighted-average volatility	30.49%	33.62%	58.32%
3/25/11 Grant
Expected term (in years)	0.30	1.50	2.60
Risk-free interest rate	0.28%	0.45%	0.80%
Expected dividends	—	—	—
3/8/13 Grant
Expected term (in years)	2.50	0.00	0.00
Risk-free interest rate	0.54%	—	—
Expected dividends	—	—	—

          Expected volatilities used for award valuation in 2013, 2012 and 2011 were based on the historical volatility of the Company's own common stock.

          Expected term represents the weighted average time between the award's grant date and its exercise date. The Company estimated its expected term assumption in 2013, 2012 and 2011 using historical award exercise activity and employee termination activity.

          The risk-free interest rate for periods equal to the expected term of the award is based on a blended historical rate using Federal Reserve rates for U.S. Treasury securities.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 12 — Employee Benefit Plans (Continued)

          The contractual terms of the Company's stock option and SAR awards granted range from five to ten years.

Stock options and stock-settled SARs

          A summary of option and stock-settled SARs activity as of December 31, 2013 and changes during the year then ended is presented below:

	Options and Stock-Settled SARs	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Outstanding at January 1, 2013	228,690	$36.89
Granted	108,041	81.77
Exercised	(53,100)	38.03
Forfeited	—	—

Outstanding at December 31, 2013	283,631	$49.48	3.38	$14,507

          During 2013, the Company issued 108,041 stock options at a weighted average exercise price of $81.77. No stock options or stock-settled SARs were granted during the years ended December 31, 2012 or 2011. During the years ended December 31, 2013, 2012 and 2011, the total intrinsic value of options and SARs exercised was $3,261, $9,123 and $1,407 respectively. Cash received from option exercises for the years ended December 31, 2013, 2012 and 2011 was $2,083, $7,542 and $1,834, respectively.

Restricted stock awards

          A summary of the status of the Company's nonvested restricted stock grants during the year ended December 31, 2013 is presented below:

	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2012	128,029	$52.63
Granted	85,196	84.36
Vested	(64,426)	52.57
Forfeited	(3,567)	82.87

Nonvested at December 31, 2013	145,232	$62.61

          The weighted average grant date fair value per share of restricted stock grants during the years ended December 31, 2013, 2012 and 2011 was $84.36, $55.09 and $43.32, respectively. The

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 12 — Employee Benefit Plans (Continued)

total fair value of restricted stock vested during the years ended December 31, 2013, 2012 and 2011 was $7,187, $2,537 and $2,131, respectively.

Cash-settled stock appreciation rights

          A summary of cash-settled SARs awards activity during the year ended December 31, 2013 is presented below:

	Cash-Settled SARs	Weighted Average Grant Date Fair Value
3/25/11 Grant
Outstanding at January 1, 2013	97,109	$19.01
Granted	—	—
Vested	(29,098)	19.01
Forfeited	(307)	19.01

Outstanding at December 31, 2013	67,704	$19.01

Exercisable at December 31, 2013	7,363	19.01

3/8/13 Grant
Outstanding at January 1, 2013	—	$—
Granted	70,812	20.92
Vested	—	—
Forfeited	—	—

Outstanding at December 31, 2013	70,812	$20.92

Exercisable at December 31, 2013	—	—

          There were 70,812 cash-settled SARs were granted during 2013 and none in 2012. The weighted average grant date fair value per share of cash-settled SARs granted during the years ended December 31, 2013 and 2011 was $20.92 and $19.01, respectively. As of December 31, 2013, the fair value of the liability related to the outstanding cash-settled SARs was $1,656.

Note 13 — Commitments and Contingencies

          The Company is subject to certain legal and administrative actions it considers routine to its business activities. The Company believes the ultimate outcome of any pending legal or administrative matters will not have a material adverse impact on its financial position, liquidity or results of operations.

          In December 2012, the Company entered into purchase agreements for seven Airbus A320 aircraft. In August 2013, the Company entered into purchase agreements for two additional Airbus A320 aircraft. Of the nine aircraft under contract, two were acquired in the second quarter of 2013 and five were acquired in the third quarter of 2013. As of December 31, 2013, the

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the years ended December 31, 2013, 2012 and 2011

(in thousands, except share and per share amounts)

Note 13 — Commitments and Contingencies (Continued)

contractual obligations for the two remaining aircraft under contract were $23,360 to be paid in 2014 upon taking ownership of the aircraft.

Note 14 — Selected Quarterly Financial Data (Unaudited)

          Quarterly results of operations for the years ended December 31, 2013 and 2012 are summarized below.

	March 31	June 30	September 30	December 31
2013
Operating revenues	$272,959	$255,846	$228,874	$238,471
Operating income	52,367	42,856	29,232	30,281
Net income attributable to Allegiant Travel Company	31,932	25,760	17,106	17,476
Earnings per share to common stockholders:
Basic	1.66	1.35	0.91	0.96
Diluted	1.65	1.34	0.91	0.94
2012
Operating revenues	$237,851	$231,166	$216,864	$222,838
Operating income	36,311	41,868	28,748	25,377
Net income attributable to Allegiant Travel Company	21,703	25,183	16,945	14,766
Earnings per share to common stockholders:
Basic	1.13	1.31	0.88	0.78
Diluted	1.12	1.30	0.87	0.76

          The sum of the quarterly earnings per share amounts does not equal the annual amount reported since per share amounts are computed independently for each quarter and for the full year based on respective weighted average common shares outstanding and other dilutive potential common shares.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED BALANCE SHEETS

As of March 31, 2014 (unaudited) and December 31, 2013

(in thousands, except for share amounts)

	March 31, 2014	December 31, 2013
	(unaudited)
Current assets:
Cash and cash equivalents	$90,118	$97,711
Restricted cash	10,774	10,531
Short-term investments	254,769	253,378
Accounts receivable	18,651	16,857
Expendable parts, supplies and fuel, net of an allowance for obsolescence of $1,997 and $1,702 at March 31, 2014 and December 31, 2013, respectively	17,642	19,428
Prepaid expenses	30,116	26,643
Deferred income taxes	3,503	4,206
Other current assets	1,350	1,167

Total current assets	426,923	429,921
Property and equipment, net	442,818	451,584
Restricted cash, net of current portion	305	305
Long-term investments	20,924	36,037
Investment in and advances to unconsolidated affiliates, net	2,138	1,655
Deposits and other assets	11,134	10,689

Total assets	$904,242	$930,191

Current liabilities:
Current maturities of long-term debt	$20,434	$20,237
Accounts payable	21,927	15,823
Accrued liabilities	51,488	87,203
Air traffic liability	209,114	167,388

Total current liabilities	302,963	290,651
Long-term debt and other long-term liabilities:
Long-term debt, net of current maturities	208,905	214,063
Deferred income taxes	49,505	48,160

Total liabilities	561,373	552,874

Stockholders' equity:
Common stock, par value $.001, 100,000,000 shares authorized; 22,143,224 and 22,036,893 shares issued; 17,907,911 and 18,544,248 shares outstanding, as of March 31, 2014 and December 31, 2013, respectively	22	22
Treasury stock, at cost, 4,235,313 and 3,492,645 shares at March 31, 2014 and December 31, 2013, respectively	(259,689)	(186,291)
Additional paid in capital	214,093	209,213
Accumulated other comprehensive loss, net	(4)	(12)
Retained earnings	387,020	352,811

Total Allegiant Travel Company stockholders' equity	341,442	375,743
Noncontrolling interest	1,427	1,574

Total equity	342,869	377,317

Total liabilities and stockholders' equity	$904,242	$930,191

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF INCOME

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except for per share amounts)

	Three Months Ended March 31,
	2014	2013
OPERATING REVENUE:
Scheduled service revenue	$203,521	$179,933
Ancillary revenue:
Air-related charges	85,454	76,813
Third party products	10,629	10,717

Total ancillary revenue	96,083	87,530
Fixed fee contract revenue	2,646	5,187
Other revenue	274	309

Total operating revenue	302,524	272,959

OPERATING EXPENSES:
Aircraft fuel	108,949	108,491
Salary and benefits	46,439	41,162
Station operations	22,233	19,345
Maintenance and repairs	20,600	18,128
Sales and marketing	7,818	5,808
Aircraft lease rentals	9,429	303
Depreciation and amortization	18,431	16,892
Other	11,354	10,463

Total operating expenses	245,253	220,592

OPERATING INCOME	57,271	52,367

OTHER (INCOME) EXPENSE:
(Earnings) loss from unconsolidated affiliates, net	3	(38)
Interest income	(205)	(262)
Interest expense	3,128	2,188

Total other expense	2,926	1,888

INCOME BEFORE INCOME TAXES	54,345	50,479
PROVISION FOR INCOME TAXES	20,270	18,648

NET INCOME	34,075	31,831
Net loss attributable to noncontrolling interest	(147)	(101)

NET INCOME ATTRIBUTABLE TO ALLEGIANT TRAVEL COMPANY	$34,222	$31,932

Earnings per share to common stockholders:
Basic	$1.87	$1.66

Diluted	$1.86	$1.65

Weighted average shares outstanding used in computing earnings per share to common stockholders:
Basic	18,166	19,081
Diluted	18,248	19,207

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands)

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net income	$34,075	$31,831
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18,431	16,892
Loss on aircraft and other equipment disposals	1,350	1,315
Provision for obsolescence of expendable parts, supplies and fuel	295	180
Amortization of deferred financing costs and original issue discount	149	183
Stock-based compensation expense	2,189	2,309
Deferred income taxes	2,048	4,207
Excess tax benefits from stock-based compensation	(1,323)	(607)
Changes in certain assets and liabilities:
Restricted cash	(243)	(1,827)
Accounts receivable	(1,794)	4,019
Expendable parts, supplies and fuel	1,491	2,748
Prepaid expenses	(3,473)	(2,287)
Other current assets	(183)	420
Accounts payable	7,427	5,123
Accrued liabilities	5,200	5,331
Air traffic liability	41,726	37,987

Net cash provided by operating activities	107,365	107,824

INVESTING ACTIVITIES:
Purchase of investment securities	(66,086)	(147,591)
Proceeds from maturities and sale of investment securities	79,802	95,627
Purchase of property and equipment, including pre-delivery deposits	(11,070)	(13,097)
Interest during refurbishment of aircraft	—	(123)
Proceeds from sale of property and equipment	55	243
Investment in unconsolidated affiliates, net	(483)	(709)
Change in deposits and other assets	(272)	10,187

Net cash provided by (used in) investing activities	1,946	(55,463)

FINANCING ACTIVITIES:
Cash dividends paid to shareholders	(41,787)	—
Excess tax benefits from stock-based compensation	1,323	607
Proceeds from exercise of stock options and stock-settled SARs	2,240	189
Repurchase of common stock	(73,397)	(23,180)
Principal payments on long-term debt	(4,987)	(2,877)
Payments for deferred financing costs	(296)	—
Payments for sale of ownership interest in subsidiary	—	(50)

Net cash used in financing activities	(116,904)	(25,311)

Net change in cash and cash equivalents	(7,593)	27,050
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	97,711	89,557

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$90,118	$116,607

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Non- cash transactions:
Assets acquired in sale of ownership interest in subsidiary	$—	$56

The accompanying notes are an integral part of these consolidated financial statements.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 1 — Summary of Significant Accounting Policies

          Basis of Presentation:    The accompanying unaudited consolidated financial statements include the accounts of Allegiant Travel Company (the "Company") and its majority-owned operating subsidiaries. Investments in affiliates in which the Company's ownership interest ranges from 20 to 50 percent and in which the Company has the ability to exercise significant influence over operating and financial policies are accounted for under the equity method. All intercompany balances and transactions have been eliminated.

          These unaudited consolidated financial statements reflect all normal recurring adjustments, which management believes are necessary to present fairly the financial position, results of operations, and cash flows of the Company for the respective periods presented. Certain information and footnote disclosures normally included in the annual consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP") have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company and notes thereto included in the annual report of the Company on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

          The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

          The interim results reflected in the unaudited consolidated financial statements are not necessarily indicative of the results that may be expected for other interim periods or for the full year.

Note 2 — Investment Securities

          The Company's investments in marketable securities are classified as available-for-sale and are reported at fair market value with the net unrealized gain or (loss) reported as a component of accumulated other comprehensive income in stockholders' equity. Investment securities are classified as cash equivalents, short-term investments and long-term investments based on maturity date. Cash equivalents have maturities of three months or less, short-term investments have maturities of greater than three months but equal to or less than one year and long-term investments are those with a maturity date greater than one year. As of March 31, 2014, all of the Company's long-term investments consisted of government debt securities and municipal debt

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 2 — Investment Securities (Continued)

securities with contractual maturities of less than 18 months. Investment securities consisted of the following:

	As of March 31, 2014				As of December 31, 2013
		Gross Unrealized				Gross Unrealized
				Market Value				Market Value
	Cost	Gains	(Losses)		Cost	Gains	(Losses)
Money market funds	$239	$—	$—	$239	$20,172	$—	$—	$20,172
Certificates of deposit	10,014	—	(4)	10,010	—	—	—	—
Commercial paper	77,790	8	(2)	77,796	75,905	8	(2)	75,911
Municipal debt securities	139,159	23	(1)	139,181	181,870	17	(19)	181,868
Government debt securities	10,003	—	—	10,003	10,008	—	—	10,008
Corporate debt securities	39,073	—	(28)	39,045	45,150	—	(16)	45,134

Total	$276,278	$31	$(35)	$276,274	$333,105	$25	$(37)	$333,093

          The amortized cost of investment securities sold is determined by the specific identification method with any realized gains or losses reflected in other (income) expense. The Company had minimal realized losses for the three-months ended March 31, 2014 and 2013.

Note 3 — Long-Term Debt

          Long-term debt consisted of the following:

	As of March 31, 2014	As of December 31, 2013
Senior secured term loan facility, interest at LIBOR plus 4.25% with LIBOR floor of 1.5%, due March 2017	$120,944	$121,230
Notes payable, secured by aircraft, interest at LIBOR plus 2.46%, due November 2019	46,450	48,000
Note payable, secured by real estate, interest at 2.86%, due October 2018	9,884	9,953
Notes payable, secured by aircraft, interest at 3.99%, due October 2018	43,575	45,775
Note payable, secured by aircraft, interest at 4.65%, due July 2016	8,486	9,342

Total long-term debt	229,339	234,300
Less current maturities	20,434	20,237

Long-term debt, net of current maturities	$208,905	$214,063

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 3 — Long-Term Debt (Continued)

Senior Secured Term Loan Facility

          In March 2011, the Company borrowed $125,000 under a senior secured term loan facility (the "Term Loan"). The Term Loan matures in March 2017, bears interest based on the London Interbank Offered Rate ("LIBOR") or prime rate with interest payable quarterly or more frequently until maturity and includes a LIBOR floor of 1.5 percent. The Term Loan contains restrictions on future borrowing, provides for maximum annual capital expenditures and contains other affirmative and negative covenants. In addition to quarterly principal payments equal to 0.25 percent of the initial loan, the Term Loan also provides for mandatory and optional prepayment provisions.

          The mandatory prepayment provisions are associated with cash proceeds from the sale of certain assets (which are not reinvested), cash proceeds from the issuance or incurrence of indebtedness for money borrowed in violation of the covenants in the Term Loan, cash proceeds from insurance or condemnation awards (which are not reinvested) and for 25 percent of the Company's excess cash flow (as defined in the Term Loan) if the Company's leverage ratio exceeds 1.5:1 as of the end of any year. In the event the Company does not reinvest the cash proceeds from the sale of certain assets or from insurance or condemnation awards or if the Company incurs indebtedness in violation of the covenants in the Term Loan, the prepayment will be due within three business days following the date of the event requiring the prepayment. The prepayment associated with a failure to meet the leverage ratio test would be payable within a specified number of days after the end of the year for the covenant calculation.

          As of March 31,2014, the Company is in compliance with all covenants under the Term Loan and no events occurred which would have required any prepayment of the debt.

          In April 2014, the Company prepaid in full the $120.9 million balance and accrued interest of $0.2 million of the Company's Term Loan. See Note 9 — Subsequent Events for additional information related to the Term Loan repayment.

Other

          In April 2014, the Company borrowed $45.3 million under a loan agreement secured by 53 MD-80 aircraft. The note payable issued under the loan agreement bears interest at LIBOR plus 2.95 percent and is payable in monthly installments through April 2018.

          In September 2013, the Company borrowed $48,000 under a modified loan agreement secured by four Airbus A320 series aircraft. The notes payable issued under the modified loan agreement bear interest at 3.99 percent per annum and are payable in monthly installments through October 2018.

          In October 2013, the Company borrowed $10,000 under a loan agreement secured by real estate purchased for the Company's headquarter offices in the second quarter of 2013. The note payable issued under the loan agreement bears interest at 2.86 percent per annum and is payable in monthly installments through October 2018 when a balloon payment is due.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 3 — Long-Term Debt (Continued)

          In November 2013, the Company borrowed $48,000 under a loan agreement secured by four Airbus A320 series aircraft. The notes payable issued under the loan agreement bear interest at LIBOR plus 2.46 percent per annum and are payable in monthly installments through November 2019.

          In June 2012, the Company borrowed $14,000 under loan agreements secured by two Boeing 757-200 aircraft purchased in the first half of 2012. The note payable issued under the loan agreements bears interest at 4.65 percent per annum and is payable in monthly installments through July 2016. In April 2014, the Company prepaid the portion of the note relating to one Boeing 757-200 aircraft in the amount of $4.1 million. Currently, only one Boeing 757-200 remains encumbered under this loan agreement. See Note 9 — Subsequent Events.

Note 4 — Stockholders' Equity

          The Company is authorized by the Board of Directors to acquire the Company's stock through open market purchases under its share repurchase program. During the three months ended March 31, 2014, the Company repurchased 730,162 shares through open market purchases at an average price of $98.82 per share for a total expenditure of $72,157. During the three months ended March 31, 2013, the Company repurchased 284,283 shares through open market purchases at an average price of $78.15 per share for a total expenditure of $22,218. After an increase in repurchase authority approved in February 2014, the Company had $67,657 in unused stock repurchase authority remaining as of March 31, 2014.

          On November 14, 2013, the Company's Board of Directors declared a special cash dividend of $2.25 per share on its outstanding common stock payable to stockholders of record on December 13, 2013. On January 3, 2014, the Company paid cash dividends of $41,787 to these stockholders.

Note 5 — Fair Value Measurements

          The Company measures certain financial assets and liabilities at fair value on a recurring basis. Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Accounting standards pertaining to fair value measurements establish a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

          Level 1 — Defined as observable inputs such as quoted prices in active markets for identical assets or liabilities

          Level 2 — Defined as inputs other than Level 1 inputs that are either directly or indirectly observable

          Level 3 — Defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 5 — Fair Value Measurements (Continued)

          The Company uses the market approach valuation technique to determine fair value for investment securities. The assets classified as Level 1 consist of money market funds for which original cost approximates fair value. The assets classified as Level 2 consist of certificates of deposit, commercial paper, municipal debt securities, government debt securities, and corporate debt securities, which are valued using quoted market prices or alternative pricing sources including transactions involving identical or comparable assets and models utilizing market observable inputs.

          For those assets classified as Level 2 that are not in active markets, the Company obtained fair value from pricing sources using quoted market prices for identical or comparable instruments and based on pricing models which include all significant observable inputs, including maturity dates, issue dates, settlement date, benchmark yields, reported trades, broker-dealer quotes, issue spreads, benchmark securities, bids, offers and other market related data. These inputs are observable or can be derived from or corroborated by observable market data for substantially the full term of the asset.

          Assets measured at fair value on a recurring basis at March 31, 2014 and December 31, 2013 were as follows:

		Fair Value Measurements at Reporting Date Using
Description	March 31, 2014	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash equivalents
Money market funds	$239	$239	$—	$—
Municipal debt securities	342	—	342	—

Total cash equivalents	581	239	342	—

Short-term investments
Certificates of deposit	10,010	—	10,010	—
Commercial paper	77,796	—	77,796	—
Municipal debt securities	117,915	—	117,915	—
Corporate debt securities	39,045	—	39,045	—
Government debt securities	10,003	—	10,003	—

Total short-term investments	254,769	—	254,769	—

Long-term investments
Municipal debt securities	20,924	—	20,924	—

Total long-term investments	20,924	—	20,924	—

Total investment securities	$276,274	$239	$276,035	$—

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 5 — Fair Value Measurements (Continued)

		Fair Value Measurements at Reporting Date Using
Description	December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Cash equivalents
Money market funds	$20,172	$20,172	$—	$—
Municipal debt securities	23,506	—	23,506	—

Total cash equivalents	43,678	20,172	23,506	—

Short-term investments
Commercial paper	75,911	—	75,911	—
Municipal debt securities	122,325	—	122,325	—
Corporate debt securities	45,134	—	45,134	—
Government debt securities	10,008	—	10,008	—

Total short-term investments	253,378	—	253,378	—

Long-term investments
Municipal debt securities	36,037	—	36,037	—

Total long-term investments	36,037	—	36,037	—

Total investment securities	$333,093	$20,172	$312,921	$—

          There were no significant transfers between Level 1 and Level 2 assets for the three months ended March 31, 2014 or during the year ended December 31, 2013.

          The Company has determined the estimated fair value of its debt to be Level 3 as certain inputs used are unobservable. The fair value of the Company's debt was estimated using either indicative pricing from market information or the discounted amount of future cash flows. The discounted cash flows use the current rates available to the Company for debt of the same remaining maturities and consideration of default and credit risk. As of March 31, 2014, the estimated fair value and the carrying value of its debt, including current maturities were $218,542 and $229,339, respectively. As of December 31, 2013, the estimated fair value and the carrying value of its debt, including current maturities were $224,850 and $234,300, respectively.

Note 6 — Income Taxes

          For the three months ended March 31, 2014, the Company did not have any material unrecognized tax benefits. The Company's policy is to recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. There was no accrued interest or penalties at March 31, 2014.

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 7 — Earnings per Share

          Basic and diluted earnings per share are computed pursuant to the two-class method. Under this method, the Company attributes net income to two classes, common stock and unvested restricted stock awards. Unvested restricted stock awards granted to employees under the Company's Long-Term Incentive Plan are considered participating securities as they receive non-forfeitable rights to cash dividends at the same rate as common stock.

          Diluted net income per share is calculated using the more dilutive of two methods. Under both methods, the exercise of employee stock options and stock-settled stock appreciation rights are assumed using the treasury stock method. The assumption of vesting of restricted stock, however, differs:

  1.
  Assume vesting of restricted stock using the treasury stock method.

  2.
  Assume unvested restricted stock awards are not vested, and allocate earnings to common shares and unvested restricted stock awards using the two-class method.

          For the three months ended March 31, 2014 and March 31, 2013, the second method which assumes unvested awards are not vested, was used in the computation because it was more dilutive than the first method. The following table sets forth the computation of net income per

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 7 — Earnings per Share (Continued)

share, on a basic and diluted basis for the periods indicated (shares in table below are in thousands):

	Three Months Ended March 31,
	2014	2013
Basic:
Net income attributable to Allegiant Travel Company	$34,222	$31,932
Less: Net income allocated to participating securities	(254)	(216)

Net income attributable to common stock	$33,968	$31,716

Net income per share, basic	$1.87	$1.66

Weighted-average shares outstanding	18,166	19,081

Diluted:
Net income attributable to Allegiant Travel Company	$34,222	$31,932
Less: Net income allocated to participating securities	(253)	(214)

Net income attributable to common stock	$33,969	$31,718

Net income per share, diluted	$1.86	$1.65

Weighted-average shares outstanding	18,166	19,081
Dilutive effect of stock options, restricted stock and stock-settled stock appreciation rights	121	172

Adjusted weighted-average shares outstanding under treasury stock method	18,287	19,253

Participating securities excluded under two-class method	(39)	(46)

Adjusted weighted-average shares outstanding under two-class method	18,248	19,207

Note 8 — Commitments and Contingencies

          The Company is subject to certain legal and administrative actions it considers routine to its business activities. The Company believes the ultimate outcome of any pending legal or administrative matters will not have a material adverse impact on its financial position, liquidity or results of operations.

          In August 2013, the Company entered into purchase agreements for two Airbus A320 series aircraft. As of March 31, 2014, the contractual obligations for these two aircraft were $23.4 million to be paid in 2014 upon taking ownership of the aircraft.

          In August 2012, the Company entered into lease agreements for nine used Airbus A319 aircraft with expected deliveries through the third quarter of 2015. As of March 31, 2014, two of

ALLEGIANT TRAVEL COMPANY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the three months ended March 31, 2014 and 2013

(unaudited, in thousands, except share and per share amounts)

Note 8 — Commitments and Contingencies (Continued)

these leased Airbus A319 aircraft were inducted into revenue service. The Company expects to take possession of the remaining aircraft under these lease agreements in 2014 and 2015.

Note 9 — Subsequent Events

          In April 2014, the Company borrowed $45.3 million under a loan agreement secured by 53 MD-80 aircraft. The note payable issued under the loan agreement bears interest at a floating rate based on LIBOR and is payable in monthly installments through April 2018. The proceeds along with internally generated funds were used to prepay in full the $120.9 million balance and accrued interest of $0.2 million of the Company's Term Loan originally due March 2017.

          Additionally, in April 2014, the Company prepaid the portion of the note payable related to one Boeing 757-200 aircraft in the amount of $4.1 million originally due July 2016. Currently, only one Boeing 757-200 remains encumbered under this loan agreement.

PROSPECTUS

        Allegiant Travel Company

Debt Securities

        This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell in one or more offerings our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes, debentures or other unsecured evidences of indebtedness.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or a free writing prospectus.

        We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents or a combination of these methods. To the extent not described in this prospectus, the names of any underwriters or agents participating in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. For general information about the distribution of securities offered, please see "Plan of Distribution" on page 14 in this prospectus.

        You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before you invest in our securities.

        Our common stock is traded on the Nasdaq Global Select Market under the symbol "ALGT." We will provide information in any applicable prospectus supplement regarding any listing of securities being sold hereunder.

Investing in our securities involves risks. You should carefully read and consider the risk factors included in this prospectus, in our periodic reports, in any prospectus supplements relating to specific offerings of securities and in other documents that we file with the Securities and Exchange Commission (the "Commission"). See "Risk Factors" on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2014.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, we may sell debt securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered. Each time there is a sale of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before making an investment decision, you should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid for the securities, the net proceeds to us, the manner of distribution, any underwriting compensation, the risks related to an investment in the securities offered and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        All references in this prospectus to "we," "our" and "us" refer to Allegiant Travel Company and its consolidated subsidiaries unless the context otherwise requires. References to "securities" include any security that we might sell under this prospectus or any prospectus supplement.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Pursuant to this registration statement, we may offer, issue and sell debt securities as set forth on the cover page of this prospectus.

        You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ALLEGIANT TRAVEL COMPANY

        We are a leisure travel company focused on providing travel services and products to residents of small, underserved cities in the United States. We were founded in 1997 and, in conjunction with our initial public offering in 2006, we incorporated in the state of Nevada. We operate a low-cost passenger airline marketed to leisure travelers in small cities, allowing us to sell air travel both on a stand-alone basis and bundled with hotel rooms, rental cars and other travel related services. In addition, we provide air transportation under fixed-fee flying arrangements. Our developed route network, pricing philosophy, advertising and diversified product offering built around relationships with premier leisure companies are all intended to appeal to leisure travelers and make it attractive for them to purchase air travel and related services from us.

        Our business model provides for the following diversified revenue streams, which we believe distinguish us from other U.S. airlines and travel companies:

  •
  Scheduled service revenue consists of the base air fare for our nonstop flights between our small city markets and our leisure destinations.

  •
  Ancillary revenue consists of optional air-related charges and third-party products. These optional air-related charges include baggage fees, advance seat assignments, our own travel protection product, change fees, use of our call center for purchases, priority boarding, food and beverage purchases on board and other air-related services. We also generate revenue from the sale of third-party products such as hotel rooms, ground transportation (rental cars and hotel shuttle products) and attraction and show tickets. We recognize our ancillary revenue net of amounts paid to service providers, travel agent commissions and credit card processing fees.

  •
  Fixed-fee contract revenue consists of air transportation that we provide through fixed-fee agreements and charter service on a year-round and ad hoc basis.

  •
  Other revenue consists principally of lease payments on aircraft or engines that we own and are being leased to third parties. We may temporarily act as lessor when we have opportunistically acquired an aircraft or engine while it was on lease to a third party. Upon the expiry of the lease, we will seek to operate the asset ourselves.

        Our business strategy has evolved as our experienced management team has looked differently at the traditional business model used in the airline and travel industry. We have consciously developed a different approach:

Traditional Airline Approach	Allegiant Approach
• Focus on business and leisure customers	• Focus on leisure traveler
• Provide high frequency service from big cities	• Provide low frequency service from small cities
• Use smaller aircraft to provide connecting service from smaller markets through hubs	• Use larger jet aircraft to provide nonstop service from small cities direct to leisure destinations
• Bundled pricing	• Unbundled pricing of air-related services and products
• Sell through various intermediaries	• Sell only directly to travelers
• Offer flight connections	• No connecting flights offered
• Use code-share arrangements to increase passenger traffic	• Do not use code-share arrangements

        Our principal executive offices are located at 8360 South Durango Drive, Las Vegas, Nevada 89113. Our telephone number is (702) 851-7300. Our website address is http://www.allegiant.com. We have not incorporated by reference into this prospectus the information on or accessible through our website and you should not consider it to be a part of this document. Our website address is included in this document for reference only.

        Allegiant Travel Company, Allegiant Air, Allegiant Vacations and Sunrise Asset Management are service marks of Allegiant Travel Company in the U.S. This prospectus also contains trademarks and tradenames of other companies.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Investors should carefully consider the risks described in the documents below before making an investment decision:

  •
  the information contained in or incorporated by reference into this prospectus;

  •
  the information contained in or incorporated by reference into any prospectus supplement relating to specific offerings of securities;

  •
  the risks described in our Annual Report on Form 10-K for our most recent fiscal year and in any Quarterly Report on Form 10-Q which we have filed since our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus; and

  •
  other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the SEC.

        Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price or value of our securities could decline due to any of these risks, and investors may lose all or part of their investment.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges for the three months ended March 31, 2014 and for each of the five years in the period ended December 31, 2013.

		Year ended December 31,
	Three Months ended March 31, 2014
		2013	2012	2011	2010	2009
Ratio of earnings to fixed charges	13.67	11.77	12.01	8.89	19.76	18.71

        The ratio of earnings to fixed charges is computed by dividing fixed charges into income before income taxes, plus fixed charges less interest capitalized, earnings from joint venture, pretax earnings attributable to noncontrolling interest, and plus amortization of capitalized interest. Fixed charges include interest expense, including interest capitalized, and the interest factor of operating lease expense. The interest factor of operating lease expense is based on an estimate which we consider to be a reasonable approximation.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement, the net proceeds from this offering will be used to purchase additional aircraft consistent with our growth strategy and acquisition criteria, for other capital expenditures, for debt repayment, for stock repurchases under existing board authorized programs or under share repurchase programs that may be approved in the future or to fund working capital and general corporate purposes. We may apply proceeds of this offering to the purchase of aircraft under contract or for aircraft we identify for purchase in the future. Pending the use of the net proceeds, we intend to invest these funds in investment-grade, short-term interest bearing securities. If the net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following description of the terms of the debt securities and guarantees sets forth certain general terms and provisions of the debt securities and guarantees to which any prospectus supplement may relate. The particular terms of the debt securities and guarantees offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities and guarantees will be described in the prospectus supplement relating to those debt securities and guarantees. Accordingly, for a description of the terms of a particular issue of debt securities and guarantees, reference must be made to both the prospectus supplement relating thereto and to the following description.

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

        The debt securities will be issued under an indenture between us and Wells Fargo Bank, National Association, as trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

        For the purposes of this "Description of Debt Securities and Guarantees" section of this prospectus, references to "Allegiant," "the Company," "we," "our" or "us" refer to Allegiant Travel Company only, excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer's certificate or by a supplemental indenture. (Section 2.2) The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

        We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. (Section 2.1) We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

  •
  the title and ranking of the debt securities (including the terms of any subordination provisions);

  •
  the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the date or dates on which the principal of the securities of the series is payable;

  •
  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

  •
  the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

  •
  the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

  •
  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

  •
  the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

  •
  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

  •
  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

  •
  the currency of denomination of the debt securities, which may be United States Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

  •
  the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

  •
  if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

  •
  the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

  •
  any provisions relating to any security provided for the debt securities;

  •
  any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

  •
  any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

  •
  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

  •
  the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange; and

  •
  any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities. (Section 2.2)

        We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

        If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

        Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a "book-entry debt security"), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a "certificated debt security") as set forth in the applicable prospectus supplement. Except as set forth under the heading "Global Debt Securities and Book-Entry System" below, book-entry debt securities will not be issuable in certificated form.

        Certificated Debt Securities.    You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. (Section 2.4) No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.7)

        You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

        Global Debt Securities and Book-Entry System.    Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see "Global Securities."

Covenants

        We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities. (Article IV)

No Protection In the Event of a Change of Control

        Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

        We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a "successor person") unless:

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  we are the surviving corporation or the successor person (if other than the Company) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

        Notwithstanding the above, any subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties to the Company. (Section 5.1)

Events of Default

        "Event of Default" means with respect to any series of debt securities, any of the following:

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  default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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  default in the payment of principal of any security of that series at its maturity;

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  default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

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  certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Allegiant; and

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  any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement. (Section 6.1)

        No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. (Section 6.1) The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

        If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. (Section 6.2) We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

        The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. (Section 7.1(e)) Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 6.12)

        No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

  •
  that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

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  the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days. (Section 6.7)

        Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment. (Section 6.8)

        The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. (Section 4.3) If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities. (Section 7.5)

Modification and Waiver

        We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

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  to cure any ambiguity, defect or inconsistency;

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  to comply with covenants in the indenture described above under the heading "Consolidation, Merger and Sale of Assets";

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  to provide for uncertificated securities in addition to or in place of certificated securities;

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  to add guarantees with respect to the debt securities of any series or secure the debt securities of any series;

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  to surrender any of our rights or powers under the indenture;

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  to add covenants or events of default for the benefit of holders of debt securities of any series;

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  to make any change that does not adversely affect the rights of any holder of debt securities;

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  to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

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  to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

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  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

        We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

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  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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  reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

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  reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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  reduce the principal amount of discount securities payable upon acceleration of maturity;

  •
  waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

  •
  make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

  •
  make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

  •
  waive a redemption payment with respect to any debt security. (Section 9.3)

        Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. (Section 9.2) The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration. (Section 6.13)

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

        Satisfaction and Discharge.    The indenture provides that we may terminate our obligations with respect to a series of debt securities issued under the indenture, when:

  •
  Either:

  •
  all such debt securities authenticated and delivered (other than debt securities that have been destroyed, lost or stolen and that have been replaced or paid) have been delivered to the trustee for cancellation; or

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  all such securities that have not been delivered to the trustee for cancellation

  •
  have become due and payable; or

  •
  will become due and payable at their stated maturity within one year; or

  •
  have been called for redemption or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of us; or

  •
  are deemed paid and discharged pursuant to legal defeasance provisions of this indenture (Section 8.3)

    and we, in the case of the first, second or third bullet point above, have irrevocably deposited or caused to be deposited with the trustee as trust funds in an amount of money or U.S. government obligations sufficient for the purpose of paying and discharging the entire indebtedness on such debt securities not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of securities which have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

  •
  and we have delivered to the trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the indenture have been complied with.

        Legal Defeasance.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

        This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred. (Section 8.3)

        Defeasance of Certain Covenants.    The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

  •
  we may omit to comply with the covenant described under the heading "Consolidation, Merger and Sale of Assets" and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

  •
  any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series ("covenant defeasance").

        The conditions include:

  •
  depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

  •
  delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred. (Section 8.4)

        Covenant Defeasance and Events of Default.    In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments. (Section 8.4)

Guarantees

        One or more of our wholly owned subsidiaries, Allegiant Air, LLC, Allegiant Vacations, LLC, AFH, Inc., Allegiant Information Systems, Inc., Sunrise Asset Management, LLC, G4 Properties LLC and MR Brightside LLC may jointly and severally guarantee any series of debt securities. The specific terms of any guarantees will be described in the applicable prospectus supplement. Financial information concerning our subsidiary guarantors and any non-guarantor subsidiaries will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.

Governing Law

        The indenture and the debt securities and guarantees will be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

General

        We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

  •
  directly to purchasers,

  •
  to or through underwriters or dealers,

  •
  through agents, or

  •
  through a combination of any of these methods.

        In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

  •
  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction,

  •
  purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account,

  •
  ordinary brokerage transactions and transactions in which a broker solicits purchasers, or

  •
  privately negotiated transactions.

        We may also enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

        A prospectus supplement with respect to each offering of securities will state the terms of that particular offering of securities, including:

  •
  the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any,

  •
  the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale,

  •
  any over-allotment options under which underwriters may purchase additional securities from us,

  •
  any delayed delivery arrangements,

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation,

  •
  any discounts or concessions allowed or reallowed or paid to dealers, and

  •
  any securities exchange on which the securities may be listed.

        The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

  •
  at a fixed price or prices, which may be changed,

  •
  at market prices prevailing at the time of sale,

  •
  at prices related to the prevailing market prices, or

  •
  at negotiated prices.

        Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

        If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

        Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

        We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

        In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

        We may sell the offered securities to dealers as principals. We may negotiate and pay dealers' commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

        We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

        We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

        We will enter into such delayed contracts only with institutional purchasers we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

        We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

        There is currently no market for any of the offered securities. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities on any securities exchange; any such listing with respect to any particular debt securities will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

        In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings also are available to you at the SEC's web site at http://www.sec.gov and on our website at http://www.allegiant.com. Information on or accessible through our website is not incorporated into this prospectus and should not be relied upon in determining whether to invest in our securities.

        We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website.

        The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means that we can disclose important information to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (i) after the date of the filing of this registration statement and prior to its effectiveness and (ii) until this offering has been completed.

  •
  Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 28, 2014, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 30, 2014 and Amendment No. 2 on Form 10-K/A filed with the SEC on May 2, 2014.

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed with the SEC on May 9, 2014.

  •
  Current Reports on Form 8-K filed with the SEC on April 17, 2014, April 23, 2014 (Item 5.02 only) and May 30, 2014.

        You may request copies of these filings at no cost, by writing or telephoning our Investor Relations Department at the following address:

Allegiant Travel Company
8360 South Durango Drive
Las Vegas, Nevada 89113
(702) 851-7300
Attention: Investor Relations

 FORWARD LOOKING STATEMENTS

        This prospectus contains or incorporates by reference "forward-looking statements," which you can generally identify by our use of forward-looking words including "believe," "expect," "intend," "may," "will," "should," "could," "anticipate" or "plan" or the negative or other variations of these terms or comparable terminology, or by discussion of strategies that involve risks and uncertainties. These forward-looking statements are not historical facts, but are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, fleet plan, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition.

        Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements are listed under "Risk Factors" in a prospectus supplement and may also be found in our periodic reports filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation:

  •
  the effect of the economic downturn on leisure travel,

  •
  volatility of fuel costs,

  •
  labor issues,

  •
  our introduction of an additional aircraft type,

  •
  terrorist attacks,

  •
  risks inherent to airlines,

  •
  demand for air services to our leisure destinations from the markets served by us,

  •
  debt covenants,

  •
  our dependence on our leisure destination markets,

  •
  the competitive environment,

  •
  an accident involving or problems with our aircraft,

  •
  our reliance on our automated systems,

  •
  economic and other conditions in markets in which we operate,

  •
  governmental regulation,

  •
  the possible loss of key personnel,

  •
  our reliance on third parties who provide services or facilities to us,

  •
  economic and other conditions in markets in which we operate,

  •
  aging aircraft,

  •
  increase in maintenance costs, and

  •
  cyclical and seasonal fluctuations in our operating results.

        Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

 LEGAL MATTERS

        The validity of our securities issued hereunder will be passed upon for us by Ellis Funk, P.C., Atlanta, Georgia. As of June 1, 2014, members of Ellis Funk, P.C., beneficially owned in the aggregate fewer than 5,000 shares of our common stock. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

        The consolidated financial statements of Allegiant Travel Company appearing in Allegiant Travel Company's Annual Report (Form 10-K) for the year ended December 31, 2013, and the effectiveness of Allegiant Travel Company's internal control over financial reporting as of December 31, 2013, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

$300,000,000

Allegiant Travel Company

         % Senior Notes
Due 2019

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.